Exhibit 4.20

1.	Place and date Athens, April 12, 2023
2.	~~Owners~~ Lessor (Cl. 1) (i) Name: NML CRETANSEA LLC (ii) Place of registered office: Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands MH96960 (iii) Law of registry: The Marshall Islands	3.
~~Charterers~~ Lessee (Cl. 1)
(i) Name: CRETANSEA MARITIME CO.
(ii) Place of registered office: Trust Company Complex,
Ajeltake Road, Ajeltake Island, Majuro, Marshall
Islands MH96960
(iii) Law of registry: The Marshall Islands

4.	Vessel (Cl. 1 and 3) (i) Name: CRETANSEA (ii) IMO number: 9376373 (iii) Flag State: Marshall Islands (iv) Type: Bulk Carrier		(v) GT/NT: 42,702/ 26,526 (vi) Summer DWT: 93,234 (vii) When/where built: 2009/ Universal Shipbuilding Corp, Japan (viii) Classification Society: LR
5.	Date of last special survey by the Vessel’s Classification Society [N.A.]	6.	Validity of class certificates (state number of months to apply) (i) Delivery (Cl. 3): [N.A.] (ii) Redelivery (Cl. 10): [N.A.]
7.	Latent Defects (state number of months to apply) (Cl. 1, 3) N.A.	8.	Port or place of delivery (Cl. 3) back to back with delivery under the MOA
9.	Delivery notices (Cl. 4) N.A. ~~days’ approximate notices and   days’ definite notices~~	10.	Time for delivery (Cl. 4) See Clause 41
11.	Cancelling date (Cl. 4, 5) N.A.	12.	Port or place of redelivery (Cl. 10) See Clause 62
13.	Redelivery notices (Cl. 10) See Clause 62 ~~days’ approximate notices and definite notices~~	14.	Trading limits (Cl. 11) Worldwide within Institute Warranty Limits and subject to Clause 11 and Clauses 55, 56 and 57.
15.	Bunker fuels, unused oils and greases (optional, state if (a) (actual net price), or (b) (current net market price) to apply) (Cl. 9) N.A.	16.	Charter period (Cl. 2) 60 months after the Delivery Date unless otherwise terminated earlier in accordance with the terms of this Charter.
17.	Charter hire (state currency and amount) (Cl. 2, 10 and 15) (i) Charter hire: See Clause 44 (ii) Charter hire for optional period: N.A	18.	Optional period and notice (Cl. 2) (i) State extension period in months: N.A. (ii) State when declarable: N.A.
19.	Rate of interest payable (Cl. 15(g)) See Clause 44.11	20.	~~Owners’~~ Lessor’s bank details (state beneficiary and bank account) (Cl. 15) See Clause 44.4
21.
New class and other regulatory requirements (Cl. 13(b))
(i) State if 13(b)(i) or (ii) to apply: 13(b)(i)
(ii) Threshold amount (AMT): N.A.
(iii) Vessel’s expected remaining life in years on the date of delivery: N.A.

22.
Mortgage(s), if any (state if 16(a) or (b) to apply; if 16(b) applies state date of Financial Instrument and name of Mortgagee(s)/Place of business) (Cl. 1, 16)
See Clauses 52.1(q) and 57.6 which apply

23.	Insured Total Loss value (Cl. 17) See Clause 58	24.	Insuring party (state if Cl. 17(b) (~~Charterers~~ Lessee to insure) or Cl. 17(c) (~~Owners~~ Lessor to insure) to apply) Clause 58.2 and 58.3

Copyright © 2017 BIMCO. All rights reserved. Any unauthorised copying, duplication, reproduction or distribution of this BIMCO SmartCon document will constitute an infringement of BIMCO’s copyright. Explanatory notes are available from BIMCO at www.bimco.org. First published in 1974 as BARECON A and B. Amalgamated and revised 2001and 2017.

25.	Performance guarantee (state amount and entity) (Cl. 27) (optional) See definition of “Guarantee” and “Guarantors”
26.
Dispute Resolution (state 33(a), 33(b), 33(c) or 33(d); if 33(c) is agreed, state Singapore or English law; if 33(d) is agreed, state governing law and place of arbitration) (Cl. 33)
(d) Clauses 79 and 81 shall apply

27.
Newbuilding Vessel (indicate with “yes” or “no” whether PART III applies and if “yes”, complete details below) (optional)
No
(i) Name of Builders:
(ii) Hull number:
(iii) Date of newbuilding contract:
(iv) Liquidated damages for physical defects or deficiencies (state party):
(v) Liquidated damages for delay in delivery (state party):

28.	Purchase Option (indicate with “yes” or “no” whether PART IV applies) (optional) No, but see Clause 64.1	29.	Bareboat Charter Registry (indicate with “yes” or “no” whether PART V applies and if “yes”, complete details below) (optional) No (i) Underlying Registry: N.A. (ii) Bareboat Charter Registry: N.A.
30.	Notices to ~~Owners~~ Lessor (state full style details for serving notices) (Cl. 34) See Clause 72	31.	Notices to ~~Charterers~~ Lessee (state full style details for serving notices) (Cl. 34) See Clause 72

The additional clauses 39 to 81 (both inclusive) and the Schedules attached to this Charter and signed by the Lessor and the Lessee (together the “Clauses”) form an intergral part of Part II of this Charter and shall be read and construed together with, and as forming part of, Part II (and this Charter as a whole). It is mutually agreed that this Charter ~~Party~~ shall be performed subject to the conditions contained in this Charter ~~Party~~ which shall include the Clauses (as attached), PART I and PART II. Notwithstanding anything to the contrary in this Charter, in the event of a conflict of conditions, the provisions of the Clauses shall prevail over the remaining clauses of Part II and over Part I to the extent of such conflict but no further. In the event of a conflict of conditions between the provisions of Part I and the provisions of Part II, the provisions of PART I shall prevail over those of PART II to the extent of such conflict but no further. It is further mutually agreed that PART III and/or PART IV and/or PART V shall only apply and only form part of this Charter ~~Party~~ if expressly agreed and stated in Box 27, 28 and 29. If PART III and/or PART IV and/or PART V applies, it is further agreed that in the event of a conflict of conditions, the provisions of the Clauses, PART I and PART II shall prevail over those of PART III and/or PART IV and/or PART V to the extent of such conflict but no further.

Signature (~~Owners~~Lessor) /s/ Athanasios Voudris	Signature (~~Charterers~~Lessee) /s/ Stavros Gyftakis Stavros Gyftakis Attorney-in-fact

Copyright © 2017 BIMCO. All rights reserved. Any unauthorised copying, duplication, reproduction or distribution of this BIMCO SmartCon document will constitute an infringement of BIMCO’s copyright. Explanatory notes are available from BIMCO at www.bimco.org. First published in 1974 as BARECON A and B. Amalgamated and revised 2001and 2017.

 PART II  BARECON 2017 Standard Bareboat Charter Party  1.  Definitions  In this Charter Party:  “Banking Day” means a day on which banks are open in the places stated in Boxes 2, 3, 30 and 31, and, for payments in US dollars, in New York.  “Charterers” means the party identified in Box 3.  “Crew” means the Master, officers and ratings and any other personnel employed on board the Vessel.  “Financial Instrument” means the mortgage, deed of covenant or other such financial security instrument as identified in Box 22.  “Flag State” means the flag state in Box 4 or such other flag state to which the Charterers Lessee may have re- registered the Vessel with the Owners’ Lessor’s consent during the Charter Period.  “Latent Defect” means a defect which could not be discovered on such an examination as a reasonably careful skilled person would make.  “Lessee” means the party identified in Box 3. “OwnersLessor” means the party identified in Box 2.  “Total Loss” means an actual, constructive, compromised or agreed total loss of the Vessel under the insurances.  “Vessel” means the vessel described in Box 4 including its equipment, machinery, boilers, fixtures and fittings.  2.  Charter Period  The Owners haveLessor has agreed to let and the Charterers Lessee hasve agreed to hire the Vessel for the period stated in Box 16 (“Charter Period”). See also Clause 40.  The Charterers shall have the option to extend the Charter Period by the period stated in Box 18(i) at the rate stated in Box 17(ii), which option shall be exercised by written notice to the Owners latest as stated in Box 18(ii).  Subject to the terms and conditions herein provided, during the Charter Period the Vessel shall be in the full possession and at the absolute disposal for all purposes of the Charterers and under their complete control in every respect.  Copyright © 2017 BIMCO. All rights reserved. Any unauthorised copying, duplication, reproduction or distribution of this BIMCO SmartCon document will  constitute an infringement of BIMCO’s copyright. Explanatory notes are available from BIMCO at www.bimco.org. First published in 1974 as BARECON A and  B. Amalgamated and revised in 1989. Revised 2001 and 2017.  3.  Delivery  (not applicable when Part III applies, as stated in Box 27). See Clause 41.  (a) The Owners shall deliver the Vessel in a seaworthy condition and in every respect ready for service under this Charter Party and in accordance with the particulars stated in Boxes 4 to 6.  If the Charterers have inspected the Vessel prior to delivery, the Vessel shall be delivered by the Owners in the same condition as at the time of inspection, fair wear and tear excepted.  The Vessel shall be delivered by the Owners and taken over by the Charterers at the port or place stated in Box 8 at such readily accessible safe berth or mooring as the Charterers may direct.

 PART II  BARECON 2017 Standard Bareboat Charter Party  The Vessel shall be properly documented on delivery in accordance with the laws and regulations of the Flag State and the requirements of the Classification Society stated in Box 4. The Vessel upon delivery shall have its survey cycles up to date and class certificates valid and unextended for at least the number of months stated in Box 6(i) free of any conditions or recommendations. If Box 6(i) is not filled in, then six (6) months shall apply.  The delivery of the Vessel by the Owners and the taking over of the Vessel by the Charterers shall constitute a full performance by the Owners of all the Owners’ obligations under this Clause, and thereafter the Charterers shall not be entitled to make or assert any claim against the Owners on account of any conditions, representations or warranties expressed or implied with respect to the Vessel but the Owners shall be liable for the cost of but not the time for repairs or renewals arising out of Latent Defects in the Vessel existing at the time of delivery under this Charter Party, provided such Latent Defects manifest themselves within the number of months after delivery stated in Box 7. If Box 7 is not filled in, then twelve (12) months shall apply.  4.  Time for Delivery  (not applicable when Part III applies, as stated in Box 27). See Clause 41.  The Vessel shall not be delivered before the date stated in Box 10 without the Charterers’ consent and the Owners shall exercise due diligence to deliver the Vessel not later than the date stated in Box 11.  The Owners shall keep the Charterers informed of the Vessel’s itinerary for the voyage leading up to delivery and shall serve the Charterers with the number of days approximate/definite notices of the Vessel’s delivery stated in Box 9. Following the tender of any such notices the Owners shall give or allow to be given to the Vessel only such further employment orders as are reasonably expected when given to allow delivery to occur by the date notified.  5.  Cancelling  (not applicable when Part III applies, as stated in Box 27)  INTENTIONALLY OMITTED.  Should the Vessel not be delivered by the cancelling date stated in Box 11, the Charterers shall have the option of cancelling this Charter Party.  If it appears that the Vessel will be delayed beyond the cancelling date, the Owners may, as soon as they are in a position to state with reasonable certainty the day on which the Vessel should be ready, give notice thereof to the Charterers asking whether they will exercise their option of cancelling, and the option must then be declared within three (3) Banking Days of the receipt by the Charterers of such notice. If the Charterers do not then exercise their option of cancelling, the readiness date stated in the Owners’ notice shall be substituted for the cancelling date stated in Box 11 for the purpose of this Clause 5 (Cancelling).  Cancellation under this Clause 5 (Cancelling) shall be without prejudice to any claim the Charterers may otherwise have against the Owners under this Charter Party.  Familiarisation  INTENTIONALLY OMMITED.  The Charterers shall have the right to place a maximum of two (2) representatives on board the Vessel at their sole risk and expense for a reasonable period prior to the delivery of the Vessel.  The Charterers and the Charterers’ representatives shall sign the Owners’ usual letter of indemnity prior to embarkation.  Copyright © 2017 BIMCO. All rights reserved. Any unauthorised copying, duplication, reproduction or distribution of this BIMCO SmartCon document will  constitute an infringement of BIMCO’s copyright. Explanatory notes are available from BIMCO at www.bimco.org. First published in 1974 as BARECON A and  B. Amalgamated and revised in 1989. Revised 2001 and 2017.

PART II
BARECON 2017 Standard Bareboat Charter ~~Party~~

~~(b) The Owners shall have the right to place a maximum of two (2) representatives on board the Vessel at their sole risk and expense for a reasonable period prior to the redelivery of the Vessel.~~

~~The Owners and the Owners' representatives shall sign the Charterers' usual letter of indemnity prior to embarkation.~~

~~(c) Such representatives shall be on board for the purpose of familiarisation and in the capacity of observers only, and they shall not interfere in any respect with the operation of the Vessel.~~

7. Surveys on Delivery and Redelivery

(a) The ~~Owners~~ Lessor ~~and Charterers~~ shall ~~each~~ appoint an independent ~~and pay for their respective~~ surveyor~~s~~ for the purpose of determining ~~and agreeing~~ in writing the condition of the Vessel at the time of ~~delivery and~~ redelivery hereunder. ~~The Owners shall bear all the Vessel's expenses related to the on-hire survey including loss of time, if any.~~ The Lessee ~~Charterers~~ shall bear all the Vessel's expenses related to the off-hire survey including loss of time, if any.

(b) Divers inspection on delivery/re-delivery

The ~~Charterers shall have the option at delivery and the Owners~~Lessor shall have the option at redelivery, at ~~their~~ its ~~respective~~ time, cost and expense, to arrange for an underwater inspection by a diver approved by the Classification Society, in the presence of a Classification Society surveyor, to determine the condition of the rudder, propeller, bottom and other underwater parts of the Vessel.

8. Inventories

A complete inventory of the Vessel's equipment, outfit, spare parts and consumable stores on board the Vessel shall be made by the parties on delivery and redelivery of the Vessel.

9. Bunker fuels, oils and greases

The ~~Charterers and the Owners~~Lessor, ~~respectively,~~ shall at the time of ~~delivery and~~ redelivery (if any) take over ~~and pay for~~ all bunker fuels and unused lubricating and hydraulic oils and greases in storage tanks and unopened drums at no cost to the Lessor.~~:~~

~~(a)* The actual price paid (excluding barging expenses) as evidenced by invoices or vouchers.~~

~~(b)* The current market price (excluding barging expenses) at the port and date of delivery/redelivery of the Vessel or, if unavailable, at the nearest bunkering port.~~

~~*Subclauses (a) and (b) are alternatives; state alternative agreed in Box 15. If Box 15 is not filled in, then subclause (a) shall apply.~~

10. Redelivery

See Clause 62. ~~At the expiration of the Charter Period the Vessel shall be redelivered by the Charterers and taken over by the Owners at the port or place stated in Box 12 at such readily accessible safe berth or mooring as the Owners may direct.~~

~~The Charterers shall keep the Owners informed of the Vessel's itinerary for the voyage leading up to redelivery and shall serve the Owners with the number of days approximate/definite notices of the Vessel's redelivery stated in Box 13.~~

~~The Charterers warrant that they will not permit the Vessel to commence a voyage (including any preceding ballast voyage) which cannot reasonably be expected to be completed in time to allow redelivery of the Vessel within the Charter Period and in accordance with the notices given. Notwithstanding the above, should the~~

Copyright © 2017 BIMCO. All rights reserved. Any unauthorised copying, duplication, reproduction or distribution of this BIMCO SmartCon document will constitute an infringement of BIMCO's copyright. Explanatory notes are available from BIMCO at www.bimco.org. First published in 1974 as BARECON A and B. Amalgamated and revised in 1989. Revised 2001 and 2017.

 PART II  BARECON 2017 Standard Bareboat Charter Party  Charterers fail to redeliver the Vessel within the Charter Period, the Charterers shall pay the daily equivalent to the rate of hire stated in Box 17(i) applicable at the time plus ten (10) per cent or the market rate, whichever is the higher, for the number of days by which the Charter Period is exceeded. Such payment of the enhanced hire rate shall be without prejudice to any claims the Owners may have against the Charterers in this respect. All other terms, conditions and provisions of this Charter Party shall continue to apply.  Subject to the provisions of Clause 13 (Maintenance and Operation), the Vessel shall be redelivered to the Owners in the same condition and class as that in which it was delivered, fair wear and tear not affecting class excepted.  The Vessel upon redelivery shall have her survey cycles up to date and class certificates valid and unextended for at least the number of months agreed in Box 6(ii) free of any conditions or recommendations. If Box 6(i) is not filled in, then six (6) months shall apply.  All plans, drawings and manuals (excluding ISM/ISPS manuals) and maintenance records shall remain on board and accessible to the Owners upon redelivery. Any other technical documentation regarding the Vessel which may be in the Charterers’ possession shall promptly after redelivery be forwarded to the Owners at their expense, if they so request. The Charterers may keep the Vessel’s log books but the Owners shall have the right to make copies of the same.  Trading Restrictions  The Vessel shall be employed in lawful trades for the carriage of lawful merchandise within the trading limits stated in Box 14.  The Charterers Lessee undertakes not to employ the Vessel or allow the Vessel to be employed otherwise than in conformity with the terms of the contracts of insurance (including any warranties expressed or implied therein) without first obtaining the consent of the insurers to such employment and complying with such requirements as to additional premium or otherwise as the insurers may require.  The Charterers Lessee will not do or permit to be done anything which might cause any breach or infringement of the laws and regulations of the Flag State, or of the places where the Vessel trades.  Notwithstanding any other provisions contained in this Charter Party it is agreed that nuclear fuels or radioactive products or waste are specifically excluded from the cargo permitted to be loaded or carried under this Charter Party. This exclusion does not apply to radio-isotopes used or intended to be used for any industrial, commercial, agricultural, medical or scientific purposes provided the Owners’ Lessor’s prior approval has been obtained to loading thereof. See also Clauses 55, 56 and 57.  Contracts of Carriage  The Charterers Lessee isare to procure that all documents issued during the Charter Period evidencing the terms and conditions agreed in respect of carriage of goods shall contain a paramount clause which shall incorporate the Hague-Visby Rules unless any other legislation relating to carrier’s liability for cargo is compulsorily applicable in the trade. The documents shall also contain the New Jason Clause and the Both-to- Blame Collision Clause.  The Charterers are to procure that all passenger tickets issued during the Charter Period for the carriage of passengers and their luggage under this Charter Party shall contain a paramount clause which shall incorporate the Athens Convention Relating to the Carriage of Passengers and their Luggage by Sea, 1974, and any protocol thereto, unless any other legislation relating to carrier’s liability for passengers and their luggage is compulsorily applicable in the trade.  13. Maintenance and Operation  Copyright © 2017 BIMCO. All rights reserved. Any unauthorised copying, duplication, reproduction or distribution of this BIMCO SmartCon document will  constitute an infringement of BIMCO’s copyright. Explanatory notes are available from BIMCO at www.bimco.org. First published in 1974 as BARECON A and  B. Amalgamated and revised in 1989. Revised 2001 and 2017.

PART II
BARECON 2017 Standard Bareboat Charter ~~Party~~

(a) Maintenance

The ~~Charterers~~ Lessee shall properly maintain the Vessel in a good state of repair, in efficient operating condition and in accordance with good commercial maintenance practice and, at ~~their~~ its own expense, maintain the Vessel's Class with the Classification Society stated in Box 4 and all necessary certificates.

(b) New Class and Other Regulatory Requirements

(i)* In the event of any structural changes or new equipment becoming necessary for the continued operation of the Vessel by reason of new class requirements or by compulsory legislation ("Required Modification"), all such costs shall be for the ~~Charterers'~~ Lessee's account.

~~(ii)* In the event of any structural changes or new equipment becoming necessary for the continued operation of the Vessel by reason of a Required Modification, the costs shall be apportioned as follows:~~

~~(1) if the costs of the Required Modification are less than the amount stated in Box 21(ii), such costs shall be for the Charterers' account;~~

~~(2) if the costs of the Required Modification are greater than the amount stated in Box 21(ii), the Charterers' portion of costs shall be apportioned using the formula below; all costs other than the Charterers' portion shall be for the Owners' account.~~

~~AMT = agreed amount stated in Box 21(ii)~~

~~CRM = cost of Required Modification~~

~~MEL = modification's expected life in years~~

~~VEL = the Vessel's expected remaining life in years stated in Box 21(iii) less the number of years between the date of delivery and the date of the modification.~~

~~RPY = remaining charter period in years~~

~~(i) If the Required Modification is expected to last for the remaining life of the Vessel, then:~~

~~Charterers' portion of costs =~~ $\frac{CRM}{VEL} x\ RPY$

~~(ii) If the Required Modification is not expected to last for the remaining life of the Vessel, then:~~

~~Charterers' portion of costs =~~ $\frac{CRM}{MEL} x\ RPY$

*Subclauses 13(b)(i) and 13(b)(ii) are alternatives, state alternative agreed in Box 21(i). If Box 21(i) is not filled in, then subclause 13(b)(i) shall apply.

(c) Financial Security

The ~~Charterers~~ Lessee shall maintain financial security or responsibility in respect of third party liabilities as required by any government, including federal, state or municipal or other division or authority thereof, to enable the Vessel, without penalty or charge, lawfully to enter, remain at, or leave any port, place, territorial or contiguous waters of any country, state or municipality in performance of this Charter ~~Party~~ without any delay. This obligation shall apply whether or not such requirements have been lawfully imposed by such government or division or authority thereof. The ~~Charterers~~ Lessee shall make and maintain all arrangements by bond or a Protection and Indemnity ~~or other security provided by any Protection and Indemnity War Risks Association acceptable to the Lessor~~ War Risks Association or otherwise as may be necessary to satisfy such requirements

Copyright © 2017 BIMCO. All rights reserved. Any unauthorised copying, duplication, reproduction or distribution of this BIMCO SmartCon document will constitute an infringement of BIMCO's copyright. Explanatory notes are available from BIMCO at www.bimco.org. First published in 1974 as BARECON A and B. Amalgamated and revised in 1989. Revised 2001 and 2017.

PART II
BARECON 2017 Standard Bareboat Charter ~~Party~~

at the ~~Charterers'~~ Lessee's sole expense and the ~~Charterers~~ Lessee shall indemnify the ~~Owners~~ Lessor against all consequences whatsoever (including loss of time) for any failure or inability to do so.

(d) Operation of the Vessel

The ~~Charterers~~ Lessee shall at ~~their~~ its own expense crew, victual, navigate, operate, supply, fuel, maintain and repair the Vessel during the Charter Period and ~~they~~ it shall be responsible for all costs and expenses whatsoever relating to ~~their~~ its use and operation of the Vessel, including any taxes and fees. The Crew shall be the servants of the ~~Charterers~~ Lessee for all purposes whatsoever, even if for any reason appointed by the ~~Owners~~Lessor. The Lessee shall comply with the regulations regarding officers and Crew in force in the Flag State or any other applicable law.

(e) Information to ~~Owners~~Lessor

The ~~Charterers~~ Lessee shall keep the ~~Owners~~ Lessor advised of the intended employment, planned dry-docking and major repairs of the Vessel, as reasonably required by the Owners~~, as reasonably required by the Owners~~.

(f) Flag and Name of Vessel

~~During the Charter Period, the Charterers~~ ~~Lessee~~ ~~shall have the liberty to paint the Vessel in their~~ ~~its~~ ~~own colours,~~ ~~and~~ ~~install and display their~~ ~~its~~ ~~funnel insignia and fly their own house flag. The Charterers shall also have the liberty, with the Owners' prior written consent, which shall not be unreasonably withheld, to change the flag and/or the name of the Vessel during the Charter Period. Painting and re-painting, instalment and re-instalment, registration and re-registration, if required by the Owners~~~~Lessor~~~~, shall be at the Charterers' Lessee's expense and time~~See Clause 57.2.

~~(g) Changes to the Vessel~~

~~Subject to subclause 13(b) (New Class and Other Regulatory Requirements), the Charterers shall make no structural or substantial changes to the Vessel without the Owners' prior written approval. If the Owners agree to such changes, the Charterers shall, if the Owners so require, restore the Vessel, prior to redelivery of the Vessel, to its former condition.~~

(h) Use of the Vessel's Outfit and Equipment

The ~~Charterers~~ Lessee shall have the use of all outfit, equipment and spare parts on board the Vessel at the time of delivery, provided the same or their substantial equivalent shall be returned to the ~~Owners~~ Lessor on redelivery in the same good order and condition as on delivery as per the inventory (see Clause 8 (Inventories)), ordinary wear and tear excepted. The ~~Charterers~~ Lessee shall from time to time during the Charter Period replace such equipment that become unfit for use. The ~~Charterers~~ Lessee shall procure that all repairs to or replacement of any damaged, worn or lost parts or equipment will be effected in such manner (both as regards workmanship and quality of materials, including spare parts) as not to diminish the value of the Vessel.

~~The Charterers have the right to fit additional equipment at their expense and risk but the Charterers shall remove such equipment at the end of the Charter Period if requested by the Owners.~~ Any hired equipment on board the Vessel at the time of delivery shall be kept and maintained by the ~~Charterers~~ Lessee and the ~~Charterers~~ Lessee shall assume the obligations and liabilities of the ~~Owners~~ Lessor under any lease contracts in connection therewith and shall reimburse the ~~Owners~~ Lessor for all expenses incurred in connection therewith, also for any new hired equipment required in order to comply with any regulations.

(i) Periodical Dry-Docking

The ~~Charterers~~ Lessee shall dry-dock the Vessel and clean and paint her underwater parts whenever the same may be necessary, but not less than as frequently ~~once every sixty (60) calendar months or such other period~~ as may be required by the Classification Society or Flag State.

Copyright © 2017 BIMCO. All rights reserved. Any unauthorised copying, duplication, reproduction or distribution of this BIMCO SmartCon document will constitute an infringement of BIMCO's copyright. Explanatory notes are available from BIMCO at www.bimco.org. First published in 1974 as BARECON A and B. Amalgamated and revised in 1989. Revised 2001 and 2017.

 PART II  BARECON 2017 Standard Bareboat Charter Party  Inspection during the Charter Period  See Clause 56.12.The Owners shall have the right at any time after giving reasonable notice to the Charterers to inspect the Vessel or instruct a duly authorised surveyor to carry out such inspection on their behalf to ascertain its condition and satisfy themselves that the Vessel is being properly repaired and maintained or for any other commercial reason they consider necessary (provided it does not unduly interfere with the commercial operation of the Vessel).  The fees for such inspections shall be paid for by the Owners. All time used in respect of inspection shall be for the Charterers’ account and form part of the Charter Period.  The Charterers Lessee shall furnish also permit the Owners to inspect the Vessel’s class records, log books, certificates, maintenance and other records whenever requested and shall whenever required by the Owners Lessor furnish them with full information regarding any casualties or other accidents or damage to the Vessel.  Hire  The Charterers Lessee shall pay hire due to the Owners Lessor punctually in accordance with the terms of this Charter Party. See also Clause 44.  The Charterers shall pay to the Owners for the hire of the Vessel a lump sum in the amount stated in Box 17(i) which shall be payable not later than every thirty (30) running days in advance, the first lump sum being payable on the date and hour of the Vessel’s delivery to the Charterers. Hire shall be paid continuously throughout the Charter Period.  Payment of hire shall be made to the Owners’ bank account stated in Box 20.  All payments of Charter Hire and any other payments due under this Charter shall be made without any set-off whatsoever and free and clear of any withholding or deduction for, or on account of, any present or future income, freight, stamp or other taxes, levies, imposts, duties, fees, charges, restrictions or conditions of any nature. If the Charterers are required by any authority in any country to make any withholding or deduction from any such payment, the sum due from the Charterers in respect of such payment will be increased to the extent necessary to ensure that, after the making of such withholding or deduction the Owners receive a net sum equal to the amount which it would have received had no such deduction or withholding been required to be made.  If the Charterers fail to make punctual payment of hire due, the Owners shall give the Charterers three (3) Banking Days written notice to rectify the failure, and when so rectified within those three (3) Banking Days following the Owners’ notice, the payment shall stand as punctual.  Failure by the Charterers to pay hire due in full within three (3) Banking Days of their receiving a notice from Owners shall entitle the Owners, without prejudice to any other rights or claims the Owners may have against the Charterers, to terminate this Charter Party at any time thereafter, as long as hire remains outstanding.  If the Owners choose not to exercise any of the rights afforded to them by this Clause in respect of any particular late payment of hire, or a series of late payments of hire, under the Charter Party, this shall not be construed as a waiver of their right to terminate the Charter Party.   Any delay in payment of hire shall entitle the Owners to interest at the rate per annum as agreed in Box 19. If Box 19 has not been filled in, the one month Interbank offered rate in London (LIBOR or its successor) for the currency stated in Box 17, as quoted on the date when the hire fell due, increased by three (3) per cent, shall apply.  Copyright © 2017 BIMCO. All rights reserved. Any unauthorised copying, duplication, reproduction or distribution of this BIMCO SmartCon document will  constitute an infringement of BIMCO’s copyright. Explanatory notes are available from BIMCO at www.bimco.org. First published in 1974 as BARECON A and  B. Amalgamated and revised in 1989. Revised 2001 and 2017.

PART II
BARECON 2017 Standard Bareboat Charter Party

(h) Payment of interest due under subclause 15(g) shall be made within seven (7) running days of the date of the Owners' invoice specifying the amount payable or, in the absence of an invoice, at the time of the next hire payment date.

(i) Final payment of hire, if for a period of less than thirty (30) running days, shall be calculated proportionally according to the number of days and hours remaining before redelivery and advance payment to be effected accordingly.

16. Mortgage

(only to apply if Box 22 has been appropriately filled in). See Clauses 52.1(g) and 57.6.

(a)* The Owners warrant that they have not effected any mortgage(s) of the Vessel and that they shall not effect any mortgage(s) without the prior consent of the Charterers, which shall not be unreasonably withheld.

(b)* The Vessel chartered under this Charter Party is financed by a mortgage according to the Financial Instrument. The Charterers undertake to comply, and provide such information and documents to enable the Owners to comply, with all such instructions or directions in regard to the employment, insurances, operation, repairs and maintenance of the Vessel as laid down in the Financial Instrument or as may be directed from time to time during the currency of the Charter Party by the mortgagee(s) in conformity with the Financial Instrument, including the display or posting of such notices as the Mortgagees may require. The Charterers confirm that, for this purpose, they have acquainted themselves with all relevant terms, conditions and provisions of the Financial Instrument and agree to acknowledge this in writing in any form that may be required by the mortgagee(s). The Owners warrant that they have not effected any mortgage(s) other than stated in Box 22 and that they shall not agree to any amendment of the mortgage(s) referred to in Box 22 or effect any other mortgage(s) without the prior consent of the Charterers, which shall not be unreasonably withheld.

*(Optional, Subclauses 16(a) and 16(b) are alternatives; indicate alternative agreed in Box 22).

17. Insurance

(a) See Clause 58. General

(i) The value of the Vessel for hull and machinery (including increased value) and war risks insurance is the sum stated in Box 23, or such other sum as the parties may from time to time agree in writing. The party insuring the Vessel shall do so on such terms and conditions and with such insurers as the other party shall approve in writing, which approval shall not be unreasonably withheld, and shall name the other party as co-assured.

(ii) Notwithstanding that the parties are co-assured, these insurance provisions shall neither exclude nor discharge liability between the Owners and the Charterers under this Charter Party, but are intended to secure payment of the loss insurance proceeds as a first resort to make good the Owners' loss. If such payment is made to the Owners it shall be treated as satisfaction (but not exclusion or discharge) of the Charterers' liability towards the Owners. For the avoidance of doubt, such payment is no bar to a claim by the Owners and/or their insurers against the Charterers to seek indemnity by way of subrogation.

(iii) Nothing herein shall prejudice any rights of recovery of the Owners or the Charterers (or their insurers) against third parties.

(b)* Charterers to Insure

(i) During the Charter Period the Vessel shall be kept insured by the Charterers at their expense against hull and machinery, war, and protection and indemnity risks (and any risks against which it is compulsory to insure for the operation of the Vessel, including maintaining financial security in accordance with subclause 13(c) (Financial Security)).

Copyright © 2017 BIMCO. All rights reserved. Any unauthorised copying, duplication, reproduction or distribution of this BIMCO SmartCon document will constitute an infringement of BIMCO's copyright. Explanatory notes are available from BIMCO at www.bimco.org. First published in 1974 as BARECON A and B. Amalgamated and revised in 1989. Revised 2001 and 2017.

 PART II  BARECON 2017 Standard Bareboat Charter Party   Such insurances shall be arranged by the Charterers to protect the interests of the Owners and the Charterers and the mortgagee(s) (if any), and the Charterers shall be at liberty to protect under such insurances the interests of any managers they may appoint.   The Charterers shall upon the request of the Owners, provide information and promptly execute such documents as may be required to enable the Owners to comply with the insurance provisions of the Financial Instrument.  * Owners to Insure   During the Charter Period the Vessel shall be kept insured by the Owners at their expense against hull and machinery and war risks. The Charterers shall progress claims for recovery against any third parties for the benefit of the Owners’ and the Charterers’ respective interests.   During the Charter Period the Vessel shall be kept insured by the Charterers at their expense against Protection and Indemnity risks (and any risks against which it is compulsory to insure for the operation of the Vessel, including maintaining financial security in accordance with subclause 13(c) (Financial Security)).  In the event that any act or negligence of the Charterers prejudices any of the insurances herein provided, the Charterers shall pay to the Owners all losses and indemnify the Owners against all claims and demands which would otherwise have been covered by such insurances.  *Subclauses 17(b) and 17(c) are alternatives, state alternative agreed in Box 24. If Box 24 is not filled in, then subclause 17(b) (Charterers to Insure) shall apply.  18. Repairs  See Clause 56.3 and 56.4. (a) Subject to the provisions of any Financial Instrument, and the approval of the Owners, the Charterers shall effect all insured repairs, and undertake settlement of all miscellaneous expenses in connection with such repairs as well as all insured charges, expenses and liabilities.  To the extent of coverage under the insurances provided for under the provisions of subclause 17(c) (Owners to Insure), the Charterers shall be reimbursed under the Owners’ insurances for such expenditures upon presentation of accounts.  The Charterers shall remain responsible for and effect repairs and settlement of costs and expenses incurred thereby in respect of all repairs not covered by the insurances and/or not exceeding any deductibles provided for in the insurances.   All time used for repairs under the provisions of subclauses 18(a) and 18(b) and for repairs of Latent Defects according to Clause 3 (Delivery) above, including any deviation, shall be for the Charterers’ account and shall form part of the Charter Period.  19. Total loss  See Clause 60 (a) The Charterers shall be liable to the Owners by way of damages if the Vessel becomes a Total Loss.  Subject to the provisions of any Financial Instrument, if the Vessel becomes a Total Loss, all insurance payments for such loss shall be paid to the Owners who shall distribute the monies between the Owners and the Charterers according to their respective interests, which shall satisfy (but not exclude or discharge) the Charterers’ liability to the Owners thereof. The Charterers undertake to notify the Owners and the mortgagee(s), if any, of any occurrences in consequence of which the Vessel is likely to become a Total Loss.  (b) Notwithstanding any other clause herein, it is recognised that the Charterers have a continuing obligation to protect and preserve the Vessel as an asset of the Owners. The Charterers shall have a continuing duty after the termination of the Charter Party to preserve and present claims on behalf of Owners and Charterers and/or  Copyright © 2017 BIMCO. All rights reserved. Any unauthorised copying, duplication, reproduction or distribution of this BIMCO SmartCon document will  constitute an infringement of BIMCO’s copyright. Explanatory notes are available from BIMCO at www.bimco.org. First published in 1974 as BARECON A and  B. Amalgamated and revised in 1989. Revised 2001 and 2017.

PART II
BARECON 2017 Standard Bareboat Charter ~~Party~~

~~any subrogated insurers against any third party held responsible for the Total Loss during the Charter Period and account for any recovery achieved.~~

~~(c) The Owners or the Charterers, as the case may be, shall upon the request of the other party, promptly execute such documents as may be required to enable the other party to abandon the Vessel to the insurers and claim a constructive total loss.~~

20. Lien

The ~~Owners~~ Lessor shall have a lien upon all cargoes, hires and freights (including deadfreight and demurrage) belonging or due to the ~~Charterers~~ Lessee or any sub-charterers, for any amounts due under this Charter ~~Party and the Charterers shall have a lien on the Vessel for all monies paid in advance and not earned~~.

21. Non-Lien

~~The Charterers will not suffer, nor permit to be continued, any lien or encumbrance incurred by them or their agents, which might have priority over the title and interest of the Owners in the Vessel.~~ See Clause 51.1(t)

22. Indemnity - INTENTIONALLY OMITTED

(a) ~~The Charterers shall indemnify the Owners against any loss, damage or expense arising out of or in relation to the operation of the Vessel by the Charterers, and against any lien of whatsoever nature arising out of an event occurring during the Charter Period. This shall include indemnity for any loss, damage or expense arising out of or in relation to any international convention which may impose liability upon the Owners.~~

~~(b) Without prejudice to the generality of the foregoing, the Charterers agree to indemnify the Owners against all consequences or liabilities arising from the Master, officers or agents signing bills of lading or other documents.~~

~~(c) If the Vessel is arrested or otherwise detained for any reason whatsoever other than those covered in subclause (d), the Charterers shall at their own expense take all reasonable steps to secure that within a reasonable time the Vessel is released, including the provision of bail.~~

~~(d) If the Vessel is arrested or otherwise detained by reason of a claim or claims against the Owners, the Owners shall at their own expense take all reasonable steps to secure that within a reasonable time the Vessel is released, including the provision of bail.~~

~~In such circumstances the Owners shall indemnify the Charterers against any loss, damage or expense incurred by the Charterers (including hire paid under this Charter Party) as a direct consequence of such arrest or detention.~~

23. Salvage

All salvage and towage performed by the Vessel shall be for the Lessee's ~~Charterers'~~ benefit and the cost of repairing damage occasioned thereby shall be borne by the ~~Charterers~~Lessee.

24. Wreck Removal

If the Vessel becomes a wreck, or any part of the Vessel is lost or abandoned, and is an obstruction to navigation or poses a hazard and has to be raised, removed, destroyed, marked or lit by order of any lawful authority having jurisdiction over the area or as a result of any applicable law, the Lessee~~Charterers~~ shall be liable for any and all expenses in connection with the raising, removal, destruction, lighting or marking of the Vessel and shall indemnify the ~~Owners~~ Lessor against any sums whatsoever, which the ~~Owners~~ Lessor become liable to pay as a consequence. See also Clause 47.3(d)

25. General Average

Copyright © 2017 BIMCO. All rights reserved. Any unauthorised copying, duplication, reproduction or distribution of this BIMCO SmartCon document will constitute an infringement of BIMCO's copyright. Explanatory notes are available from BIMCO at www.bimco.org. First published in 1974 as BARECON A and B. Amalgamated and revised in 1989. Revised 2001 and 2017.

 PART II  BARECON 2017 Standard Bareboat Charter Party  The Owners Lessor shall not contribute to General Average.  26. Assignment, Novation, Sub-Charter and Sale  See Clause 70.(a) The Charterers shall not assign or novate this Charter Party nor sub-charter the Vessel on a bareboat basis except with the prior consent in writing of the Owners, which shall not be unreasonably withheld, and subject to such terms and conditions as the Owners shall approve.   The Owners shall not sell the Vessel during the currency of this Charter Party except with the prior written consent of the Charterers, which shall not be unreasonably withheld, and subject to the buyer accepting a novation of this Charter Party.  The Owners shall be entitled to assign their rights under this Charter Party.  Performance Guarantee  (Optional, to apply only if Box 25 filled in)  The Charterers Lessee undertakes to furnish, before delivery of the Vessel, a guarantee or bond in the amount of and from the entity stated in Box 25 in a form acceptable to the Owners Lessor as guarantee for full performance of their the Lessee’s obligations under this Charter Party.  Anti-Corruption  See Clauses 51.1(w) and 52.1(m).(a) The parties agree that in connection with the performance of this Charter Party they shall each:   comply at all times with all applicable anti-corruption legislation and have procedures in place that are, to the best of its knowledge and belief, designed to prevent the commission of any offence under such legislation by any member of its organisation and/or by any person providing services for it or on its behalf; and   make and keep books, records, and accounts which in reasonable detail accurately and fairly reflect the transactions in connection with this Charter Party.  If either party fails to comply with any applicable anti-corruption legislation, it shall defend and indemnify the other party against any fine, penalty, liability, loss or damage and for any related costs (including, without limitation, court costs and legal fees) arising from such breach.  Without prejudice to any of its other rights under this Charter Party, either party may terminate this Charter Party without incurring any liability to the other party if:   at any time the other party or any member of its organisation has committed a breach of any applicable anti- corruption legislation in connection with this Charter Party; and   such breach causes the non-breaching party to be in breach of any applicable anti-corruption legislation.  Any such right to terminate must be exercised without undue delay.  Each party represents and warrants that in connection with the negotiation of this Charter Party neither it nor any member of its organisation has committed any breach of applicable anti-corruption legislation. Breach of this subclause (d) shall entitle the other party to terminate the Charter Party without incurring any liability to the other.  29. Sanctions and Designated Entities  Copyright © 2017 BIMCO. All rights reserved. Any unauthorised copying, duplication, reproduction or distribution of this BIMCO SmartCon document will  constitute an infringement of BIMCO’s copyright. Explanatory notes are available from BIMCO at www.bimco.org. First published in 1974 as BARECON A and  B. Amalgamated and revised in 1989. Revised 2001 and 2017.

 PART II  BARECON 2017 Standard Bareboat Charter Party  See Clauses 42.3, 52.1(m) and 54.15. (a) The provisions of this clause shall apply in relation to any sanction, prohibition or restriction imposed on any specified persons, entities or bodies including the designation of specified vessels or fleets under United Nations Resolutions or trade or economic sanctions, laws or regulations of the European Union or the United States of America.  The Owners and the Charterers respectively warrant for themselves (and in the case of any sub-charter, the Charterers further warrant in respect of any sub-charterers, shippers, receivers, or cargo interests) that at the date of this fixture and throughout the duration of this Charter Party they are not subject to any of the sanctions, prohibitions, restrictions or designation referred to in subclause (a) which prohibit or render unlawful any performance under this Charter Party. The Owners further warrant that the Vessel is not a designated vessel.  If at any time during the performance of this Charter Party either party becomes aware that the other party is in breach of warranty in this Clause, the party not in breach shall comply with the laws and regulations of any Government to which that party or the Vessel is subject, and follow any orders or directions which may be given by any body acting with powers to compel compliance, including where applicable the Owners’ Flag State. In the absence of any such orders, directions, laws or regulations, the party not in breach may, in its option, terminate the Charter Party forthwith in accordance with Clause 31 (Termination).  If, in compliance with the provisions of this Clause, anything is done or is not done, such shall not be deemed a deviation but shall be considered due fulfilment of this Charter Party.  Notwithstanding anything in this Clause to the contrary, the Owners or the Charterers shall not be required to do anything which constitutes a violation of the laws and regulations of any State to which either of them is subject.  The Owners or the Charterers shall be liable to indemnify the other party against any and all claims, losses, damage, costs and fines whatsoever suffered by the other party resulting from any breach of warranty in this Clause.  30. Requisition/Acquisition  See Clause 61.(a) In the event of the requisition for hire of the Vessel by any governmental or other competent authority at any time during the Charter Period, this Charter Party shall not be deemed to be frustrated or otherwise terminated. The Charterers shall continue to pay hire according to the Charter Party until the time when the Charter Party would have expired or terminated pursuant to any of the provisions hereof. However, if any requisition hire or compensation is received by the Owners for the remainder of the Charter Period or the period of the requisition, whichever is shorter, it shall be payable by the Owners to the Charterers.  (b) In the event of the Owners being deprived of their ownership in the Vessel by any compulsory acquisition of the Vessel or requisition for title by any governmental or other competent authority (hereinafter referred to as “Compulsory Acquisition”), then, irrespective of the date during the Charter Period when Compulsory Acquisition may occur, this Charter Party shall be deemed terminated as of the date of such Compulsory Acquisition. In such event hire to be considered as earned and to be paid up to the date and time of such Compulsory Acquisition. The Owners shall be entitled to any compensation received for such Compulsory Acquisition.  31. Termination  See Clauses 41, 42, 63, 64, 65 and 66.(a) Charterers’ Default  The Owners shall be entitled to terminate this Charter Party by written notice to the Charterers under the following circumstances and to claim damages including, but not limited to, for the loss of the remainder of the Charter Party:  Copyright © 2017 BIMCO. All rights reserved. Any unauthorised copying, duplication, reproduction or distribution of this BIMCO SmartCon document will  constitute an infringement of BIMCO’s copyright. Explanatory notes are available from BIMCO at www.bimco.org. First published in 1974 as BARECON A and  B. Amalgamated and revised in 1989. Revised 2001 and 2017.

PART II
BARECON 2017 Standard Bareboat Charter ~~Party~~

~~(i) Non-payment of hire (see Clause 15 (Hire)).~~

~~(ii) Charterers' failure to comply with the requirements of:~~

~~(1) Clause 11 (Trading Restrictions); or~~

~~(2) Subclause 17(b) (Charterers to Insure).~~

~~(iii) The Charterers do not rectify any failure to comply with the requirements of subclause 13(a) (Maintenance) as soon as practically possible after the Owners have notified them to do so and in any event so that the Vessel's insurance cover is not prejudiced.~~

~~(b) Owners' Default~~

~~The Charterers shall be entitled to terminate this Charter Party with immediate effect by written notice to the Owners and to claim damages including, but not limited to, for the loss of the remainder of the Charter Party:~~

~~(i) If the Owners shall by any act or omission be in breach of their obligations under this Charter Party to the extent that the Charterers are deprived of the use of the Vessel and such breach continues for a period of fourteen (14) running days after written notice thereof has been given by the Charterers to the Owners; or~~

~~(ii) if the Owners fail to arrange or maintain the insurances in accordance with subclause 17(c) (Owners to Insure).~~

~~(c) Loss of Vessel~~

~~This Charter Party shall be deemed to be terminated, without prejudice to any accrued rights or obligations, if the Vessel becomes lost either when it has become an actual total loss or agreement has been reached with the Vessel's underwriters in respect of its constructive total loss or if such agreement with the Vessel's underwriters is not reached it is adjudged by a competent tribunal that a constructive loss of the Vessel has occurred, or has been declared missing. The date upon which the Vessel is to be treated as declared missing shall be ten (10) days after the Vessel was last reported or when the Vessel is recorded as missing by the Vessel's underwriters, whichever occurs first.~~

~~(d) Bankruptcy~~

~~Either party shall be entitled to terminate this Charter Party with immediate effect by written notice to the other party if that other party has a petition presented for its winding up or administration or any other action is taken with a view to its winding up (otherwise than for the purpose of solvent reconstruction or amalgamation), or becomes bankrupt or commits an act of bankruptcy, or makes any arrangement or composition for the benefit of creditors, or has a receiver or manager or administrative receiver or administrator or liquidator appointed in respect of any of its assets, or suspends payments, or anything analogous to any of the foregoing under the law of any jurisdiction happens to it, or ceases or threatens to cease to carry on business.~~

~~(e)~~ The termination of this Charter ~~Party~~ shall be without prejudice to all rights accrued due between the parties prior to the date of termination and to any claim that either party might have.

32. Repossession - INTENTIONALLY OMITTED

~~In the event of the early termination of this Charter Party in accordance with the applicable provisions of this Charter Party, the Owners shall have the right to repossess the Vessel from the Charterers at its current or next port of call, or at a port or place convenient to them without hindrance or interference by the Charterers, courts or local authorities. Pending physical repossession of the Vessel, the Charterers shall hold the Vessel as gratuitous bailee only to the Owners. The Owners shall arrange for an authorised representative to board the~~

Copyright © 2017 BIMCO. All rights reserved. Any unauthorised copying, duplication, reproduction or distribution of this BIMCO SmartCon document will constitute an infringement of BIMCO's copyright. Explanatory notes are available from BIMCO at www.bimco.org. First published in 1974 as BARECON A and B. Amalgamated and revised in 1989. Revised 2001 and 2017.

PART II  BARECON 2017 Standard Bareboat Charter Party  Vessel as soon as reasonably practicable following the termination of this Charter Party. The Vessel shall be deemed to be repossessed by the Owners from the Charterers upon the boarding of the Vessel by the Owners’ representative. All arrangements and expenses relating to the settling of wages, disembarkation and repatriation of the Crew shall be the sole responsibility of the Charterers.  33. BIMCO Dispute Resolution Clause 2017  See Clauses 80 and 82. (a)* This Charter Party shall be governed by and construed in accordance with English law and any dispute arising out of or in connection with this Charter Party shall be referred to arbitration in London in accordance with the Arbitration Act 1996 or any statutory modification or re-enactment thereof save to the extent necessary to give effect to the provisions of this Clause.  The arbitration shall be conducted in accordance with the London Maritime Arbitrators Association (LMAA) Terms current at the time when the arbitration proceedings are commenced.  The reference shall be to three arbitrators. A party wishing to refer a dispute to arbitration shall appoint its arbitrator and send notice of such appointment in writing to the other party requiring the other party to appoint its own arbitrator within fourteen (14) calendar days of that notice and stating that it will appoint its arbitrator as sole arbitrator unless the other party appoints its own arbitrator and gives notice that it has done so within the fourteen (14) days specified. If the other party does not appoint its own arbitrator and give notice that it has done so within the fourteen (14) days specified, the party referring a dispute to arbitration may, without the requirement of any further prior notice to the other party, appoint its arbitrator as sole arbitrator and shall advise the other party accordingly. The award of the sole arbitrator shall be binding on both parties as if he had been appointed by agreement.  Nothing herein shall prevent the parties agreeing in writing to vary these provisions to provide for the appointment of a sole arbitrator.  In cases where neither the claim nor any counterclaim exceeds the sum of USD 100,000 (or such other sum as the parties may agree) the arbitration shall be conducted in accordance with the LMAA Small Claims Procedure current at the time when the arbitration proceedings are commenced.  In cases where the claim or any counterclaim exceeds the sum agreed for the LMAA Small Claims Procedure and neither the claim nor any counterclaim exceeds the sum of USD 400,000 (or such other sum as the parties may agree) the arbitration shall be conducted in accordance with the LMAA Intermediate Claims Procedure current at the time when the arbitration proceedings are commenced.  * This Charter Party shall be governed by U.S. maritime law or, if this Charter Party is not a maritime contract under U.S. law, by the laws of the State of New York. Any dispute arising out of or in connection with this Charter Party shall be referred to three (3) persons at New York, one to be appointed by each of the parties hereto, and the third by the two so chosen. The decision of the arbitrators or any two of them shall be final, and for the purposes of enforcing any award, judgment may be entered on an award by any court of competent jurisdiction. The proceedings shall be conducted in accordance with the SMA Rules current as of the date of this Charter Party.  In cases where neither the claim nor any counterclaim exceeds the sum of USD 100,000 (or such other sum as the parties may agree) the arbitration shall be conducted in accordance with the SMA Rules for Shortened Arbitration Procedure current as of the date of this Charter Party.  * This Charter Party shall be governed by and construed in accordance with Singapore**/English** law.  Any dispute arising out of or in connection with this Charter Party, including any question regarding its existence, validity or termination shall be referred to and finally resolved by arbitration in Singapore in accordance with the Singapore International Arbitration Act (Chapter 143A) and any statutory modification or re-enactment thereof save to the extent necessary to give effect to the provisions of this Clause.  Copyright © 2017 BIMCO. All rights reserved. Any unauthorised copying, duplication, reproduction or distribution of this BIMCO SmartCon document will  constitute an infringement of BIMCO’s copyright. Explanatory notes are available from BIMCO at www.bimco.org. First published in 1974 as BARECON A and  B. Amalgamated and revised in 1989. Revised 2001 and 2017.

 PART II  BARECON 2017 Standard Bareboat Charter Party  The arbitration shall be conducted in accordance with the Arbitration Rules of the Singapore Chamber of Maritime Arbitration (SCMA) current at the time when the arbitration proceedings are commenced.  The reference to arbitration of disputes under this Clause shall be to three arbitrators. A party wishing to refer a dispute to arbitration shall appoint its arbitrator and send notice of such appointment in writing to the other party requiring the other party to appoint its own arbitrator and give notice that it has done so within fourteen  (14) calendar days of that notice and stating that it will appoint its own arbitrator as sole arbitrator unless the other party appoints its own arbitrator and gives notice that it has done so within the fourteen (14) days specified. If the other party does not give notice that it has done so within the fourteen (14) days specified, the party referring a dispute to arbitration may, without the requirement of any further prior notice to the other party, appoint its arbitrator as sole arbitrator and shall advise the other party accordingly. The award of a sole arbitrator shall be binding on both parties as if he had been appointed by agreement.  Nothing herein shall prevent the parties agreeing in writing to vary these provisions to provide for the appointment of a sole arbitrator.  In cases where neither the claim nor any counterclaim exceeds the sum of USD 150,000 (or such other sum as the parties may agree) the arbitration shall be conducted before a single arbitrator in accordance with the SCMA Small Claims Procedure current at the time when the arbitration proceedings are commenced.  **Delete whichever does not apply. If neither or both are deleted, then English law shall apply by default.  * This Charter Party shall be governed by and construed in accordance with the laws of the place mutually agreed by the Parties and any dispute arising out of or in connection with this Charter Party shall be referred to arbitration at a mutually agreed place, subject to the procedures applicable there.  The parties may agree at any time to refer to mediation any difference and/or dispute arising out of or in connection with this Charter Party. In the case of any dispute in respect of which arbitration has been commenced under subclause (a), (c) or (d), the following shall apply:   Either party may at any time and from time to time elect to refer the dispute or part of the dispute to mediation by service on the other party of a written notice (the “Mediation Notice”) calling on the other party to agree to mediation.   The other party shall thereupon within fourteen (14) calendar days of receipt of the Mediation Notice confirm that they agree to mediation, in which case the parties shall thereafter agree a mediator within a further fourteen (14) calendar days, failing which on the application of either party a mediator will be appointed promptly by the Arbitration Tribunal (“the Tribunal”) or such person as the Tribunal may designate for that purpose. The mediation shall be conducted in such place and in accordance with such procedure and on such terms as the parties may agree or, in the event of disagreement, as may be set by the mediator.  If the other party does not agree to mediate, that fact may be brought to the attention of the Tribunal and may be taken into account by the Tribunal when allocating the costs of the arbitration as between the parties.  The mediation shall not affect the right of either party to seek such relief or take such steps as it considers necessary to protect its interest.   Either party may advise the Tribunal that they have agreed to mediation. The arbitration procedure shall continue during the conduct of the mediation but the Tribunal may take the mediation timetable into account when setting the timetable for steps in the arbitration.   Unless otherwise agreed or specified in the mediation terms, each party shall bear its own costs incurred in the mediation and the parties shall share equally the mediator’s costs and expenses.  Copyright © 2017 BIMCO. All rights reserved. Any unauthorised copying, duplication, reproduction or distribution of this BIMCO SmartCon document will  constitute an infringement of BIMCO’s copyright. Explanatory notes are available from BIMCO at www.bimco.org. First published in 1974 as BARECON A and  B. Amalgamated and revised in 1989. Revised 2001 and 2017.

 Copyright © 2017 BIMCO. All rights reserved. Any unauthorised copying, duplication, reproduction or distribution of this BIMCO SmartCon document will  constitute an infringement of BIMCO’s copyright. Explanatory notes are available from BIMCO at www.bimco.org. First published in 1974 as BARECON A and  B. Amalgamated and revised in 1989. Revised 2001 and 2017.  PART II  BARECON 2017 Standard Bareboat Charter Party  (vii) The mediation process shall be without prejudice and confidential and no information or documents disclosed during it shall be revealed to the Tribunal except to the extent that they are disclosable under the law and procedure governing the arbitration.  (Note: The parties should be aware that the mediation process may not necessarily interrupt time limits.)  *Subclauses (a), (b), (c) and (d) are alternatives; indicate alternative agreed in Box 26.  If Box 26 in Part I is not appropriately filled in, subclause (a) of this Clause shall apply. Subclause (e) shall apply in all cases except for alternative (b).  Notices  See Clause 72. All notices, requests and other communications required or permitted by any clause of this Charter Party shall be given in writing and shall be sufficiently given or transmitted if delivered by hand, email, express courier service or registered mail and addressed if to the Owners as stated in Box 30 or such other address or email address as the Owners may hereafter designate in writing, and if to the Charterers as stated in Box 31 or such other address or email address as the Charterers may hereafter designate in writing. Any such communication shall be deemed to have been given on the date of actual receipt by the party to which it is addressed.  Partial Validity  See Clause 73. If by reason of any enactment or judgment any provision of this Charter Party shall be deemed or held to be illegal, void or unenforceable in whole or in part, all other provisions of this Charter Party shall be unaffected thereby and shall remain in full force and effect.  Entire Agreement  This Charter and the other Operative DocumentsThis Charter Party is the entire agreement of the parties, which supersedes all previous written or oral understandings and which may not be modified except by a written amendment signed by both parties.  Headings  The headings of this Charter Party are for identification only and shall not be deemed to be part hereof or be taken into consideration in the interpretation or construction of this Charter Party.  Singular/Plural  The singular includes the plural and vice versa as the context admits or requires.

 PART III  BARECON 2017 Standard Bareboat Charter Party PROVISIONS TO APPLY FOR NEWBUILDING VESSELS ONLY  (OPTIONAL, only applicable if Box 27 has been completed)  Specifications and Building Contract   The Vessel shall be constructed in accordance with the building contract between the Builders and the Owners including the specifications and plans incorporated therein (“Building Contract”). The Owners shall provide the Charterers with a copy of the Building Contract to the extent relevant to this Charter Party.  No variations shall be made to the Building Contract without the Charterers’ prior written consent. The Charterers shall be entitled to request change orders in accordance with the Building Contract. Any additional costs or consequences due to Charterers’ change orders shall be borne by the Charterers.  The Owners and the Charterers will liaise and cooperate in all matters regarding the construction of the Vessel and the Building Contract. The Charterers shall have the right to send their representative to the Builders’ yard to inspect the Vessel during its construction.  The Owners shall assign their guarantee rights under the Building Contract to the Charterers, if permitted. If not permitted, the Owners shall exercise their guarantee rights against the Builders for the benefit of the Charterers. The Charterers shall be obliged to accept such sums as the Owners are reasonably able to recover under the guarantee provisions of the Building Contract.  Delivery and Cancellation  (i) Subject to the provisions of Clause 3 (Liquidated Damages) hereunder, the Charterers shall be obliged to accept the Vessel from the Owners, constructed and delivered in accordance with the Building Contract and including buyers’ supplies, on the date of delivery by the Builders. The Charterers undertake that having accepted the Vessel they will not thereafter raise any claims against the Owners in respect of the Vessel’s performance or specification or defects, if any.   The date of delivery for the purpose of this Charter shall be the date (the “Delivery Date”) when the Vessel is in fact delivered by the Builders to the Owners in accordance with the Building Contract, whether that is before or after the scheduled delivery date under the Building Contract. The Owners shall be under no responsibility for any delay whatsoever in delivery of the Vessel to the Charterers under this Charter Party, except to the extent caused solely by the Owners’ acts or omissions resulting in a default by the Owners under the Building Contract. The Owners shall be responsible to the Charterers for any direct losses incurred by the Charterers, if the Vessel is not delivered to the Owners due solely to the Owners’ acts or omissions resulting in a default by the Owners under the Building Contract.   The Owners and the Charterers shall on the Delivery Date sign a Protocol of Delivery and Acceptance evidencing delivery of the Vessel hereunder.  (i) The Owners’ obligation to charter the Vessel to the Charterers hereunder is conditional upon delivery of the Vessel to the Owners by the Builders in accordance with the Building Contract.  If for any reason other than a default by the Owners under the Building Contract, the Builders become entitled under that Contract not to deliver the Vessel and exercise that right, the Owners shall be entitled to cancel this Charter Party by written notice to the Charterers.  If for any reason the Owners become entitled to cancel the Building Contract and exercise that right, the Owners shall be entitled to cancel this Charter Party by written notice to the Charterers. If, however, the Owners do not exercise their right to cancel the Building Contract, the Charterers shall be entitled to cancel this Charter Party by written notice to the Owners.  Copyright © 2017 BIMCO. All rights reserved. Any unauthorised copying, duplication, reproduction or distribution of this BIMCO SmartCon document will  constitute an infringement of BIMCO’s copyright. Explanatory notes are available from BIMCO at www.bimco.org. First published in 1974 as BARECON A and  B. Amalgamated and revised in 1989. Revised 2001 and 2017.

 Copyright © 2017 BIMCO. All rights reserved. Any unauthorised copying, duplication, reproduction or distribution of this BIMCO SmartCon document will  constitute an infringement of BIMCO’s copyright. Explanatory notes are available from BIMCO at www.bimco.org. First published in 1974 as BARECON A and  B. Amalgamated and revised in 1989. Revised 2001 and 2017.  PART III  BARECON 2017 Standard Bareboat Charter Party PROVISIONS TO APPLY FOR NEWBUILDING VESSELS ONLY  (OPTIONAL, only applicable if Box 27 has been completed)  Liquidated Damages  Any liquidated damages for physical defects or deficiencies and any costs incurred in pursuing a claim therefor shall be credited to the party stated in Box 27(iv) or if not filled in shall be shared equally between the parties.  Any liquidated damages for delay in delivery under the Building Contract and any costs incurred in pursuing a claim therefor shall be credited to the party stated in Box 27(v) or if not filled in shall be shared equally between the parties.

 Copyright © 2017 BIMCO. All rights reserved. Any unauthorised copying, duplication, reproduction or distribution of this BIMCO SmartCon document will  constitute an infringement of BIMCO’s copyright. Explanatory notes are available from BIMCO at www.bimco.org. First published in 1974 as BARECON A and  B. Amalgamated and revised in 1989. Revised 2001 and 2017.  PART IV  BARECON 2017 Standard Bareboat Charter Party PURCHASE OPTION  (OPTIONAL, only applicable if Box 28 has been completed)  1. The Charterers shall have an option to purchase the Vessel (the “Purchase Option”) exercisable on each of the dates stated below as follows:  Date (state number of months after delivery of the Vessel)  Purchase Price (the “Purchase Option Price”)   (months)  (amount and currency)   To exercise their Purchase Option, the Charterers shall notify the Owners in writing not later than six (6) months prior to the relevant date stated in the table above. Such notification shall not be withdrawn or cancelled.  If the Charterers exercise their Purchase Option, the ownership of the Vessel shall be transferred to them on the relevant date. If such date is not a Banking Day, the ownership of the Vessel shall be transferred on the next Banking Day, on a strictly “as is/where is” basis, at the Charterers’ sole cost and expense.  The Owners shall obtain and provide the Charterers with such documents and take such actions as the Charterers may reasonably request to facilitate the sale and the registration of the Vessel under the flag designated by the Charterers.  The Owners warrant that the Vessel at the time of transfer of ownership shall be free of any of Owners’ encumbrance or mortgage and that they have not committed any act or omission which would impair title to the Vessel.  The Owners make no representation or warranty as to the seaworthiness, value, condition, design, merchantability or operation of the Vessel, or as to the quality of the material, equipment or workmanship in the Vessel, or as to the fitness of the Vessel for any particular trade.  In exchange for the transfer of ownership of the Vessel, the Charterers shall pay the Purchase Option Price to the bank account nominated by the Owners together with any unpaid charter hire and other amounts due and payable under this Charter Party.   Upon payment and transfer of ownership in accordance with Clause 7 above, this Charter Party and all rights and obligations of the parties shall terminate without prejudice to all rights accrued due between the parties prior to the date of termination and any claim that either party might have.

 PART V  BARECON 2017 Standard Bareboat Charter Party  PROVISIONS TO APPLY FOR VESSELS REGISTERED IN A BAREBOAT CHARTER REGISTRY  (OPTIONAL, only to apply if expressly agreed and stated in Box 29)  Definitions  “Bareboat Charter Registry” shall mean the registry stated in Box 29(ii) whose flag the Vessel will fly and in which the Charterers are registered as the bareboat charterers during the period of this Charter Party.  “Underlying Registry” shall mean the registry stated in Box 29(i) in which the Owners of the Vessel are registered as Owners and to which jurisdiction and control of the Vessel will revert upon termination of the Bareboat Charter registration.  The Owners have agreed to and the Charterers shall arrange for the Vessel to be registered under the Bareboat Charter Registry. The Charterers shall be responsible for all costs thereof.  Upon termination of this Charter Party for any reason whatsoever the Charterers shall immediately arrange for the deletion of the Vessel from the Bareboat Registry.  In the event of the Vessel being deleted from the Bareboat Charter Registry due to any default by the Owners, the Charterers shall have the right to terminate this Charter forthwith and without prejudice to any other claim they may have against the Owners under this Charter Party.  Copyright © 2017 BIMCO. All rights reserved. Any unauthorised copying, duplication, reproduction or distribution of this BIMCO SmartCon document will constitute an infringement of BIMCO’s copyright. Explanatory notes are available from BIMCO at www.bimco.org. First published in 1974 as BARECON A and B. Amalgamated and revised in 1989. Revised 2001 and 2017.

Private & Confidential

NML CRETANSEA LLC
(AS LESSOR)

AND

CRETANSEA MARITIME CO.
(AS LESSEE)

ADDITIONAL CLAUSES TO THE “BARECON 2017” FORM BAREBOAT CHARTER
DATED 12 April 2023

IN RESPECT OF
M.V. “CRETANSEA”

CONTENTS
Clause	Page

39	Definitions and Interpretation	1
40	Charter of Vessel	17
41	Delivery of Vessel	18
42	Conditions Precedent	18
43	Extent of Lessor’s liability	19
44	Rent, payments and calculations	20
45	Costs and Expenses	25
46	Accounts	25
47	Indemnities	26
48	Taxes	29
49	Illegality	30
50	Increased Costs	31
51	Representations	35
52	General Undertakings	40
53	Financial covenants	45
54	Business Restrictions	45
55	Use and Employment	48
56	Maintenance and Operation	50
57	Title and Registration	55
58	Insurance	56
59	Asset Coverage Threshold	62
60	Risk, Total Loss and Damage	63
61	Requisition	64
62	Redelivery	65
63	Termination Events	66
64	Purchase Option and Purchase Obligation	70
65	Purchase of Vessel by Lessee	71
66	Rights following a Termination Event	72
67	Application of proceeds	74
68	Transfer of title	75
69	Substitute Performance	75
70	Further Assurances	76
71	Assignment	76
72	Disclosure of Information	77
73	Notices	77
74	Partial Invalidity	79
75	Remedies and Waivers	79
76	Amendments and Waivers	79
77	Contractual Recognition of Bail-In	79

78	Counterparts	80
79	Time of the Essence	80
80	Governing Law	80
81	Survival of Terms	81
82	Enforcement	81
Schedule 1 Conditions Precedent		82
Schedule 2 Form of Acceptance Certificate		87

39	Definitions and Interpretation

39.1	Definitions

In this Charter:

“Acceptance Certificate” means a certificate substantially in the form set out in Schedule 2 (Form of Acceptance Certificate).

“Account” means any bank account, deposit or certificate of deposit opened, made or established in accordance with Clause 46 (Accounts).

“Account Bank” means Joh. Berenberg, Gossler & Co. KG of Neuer Jungfernstieg 20, 20354 Hamburg, Germany or such other third party bank acceptable to the Lessor.

“Account Security” means, in relation to an Account, a deed or other instrument executed by the Lessee in favour of the Security Trustee in an agreed form conferring a Lien over such Account.

“Affiliate” means, in relation to any person, a Subsidiary of that person or a Holding Company of that person or any other Subsidiary of that Holding Company.

“After Tax Basis” means, with respect to any payment to be made by any Relevant Party under any Operative Document, an amount which (after deduction of any Taxes for which the Relevant Party is responsible) is equal to the payment due to be received by the recipient had no such Taxes been imposed.

“Anti-Money Laundering Laws” means all applicable financial record-keeping and reporting requirements, anti-money laundering statutes (including all applicable rules and regulations thereunder) and all applicable related or similar laws, rules, regulations or guidelines, of all jurisdictions including and without limitation, the United States of America, the European Union, the Republic of the Marshall Islands and the United Kingdom and which in each case are (a) issued, administered or enforced by any governmental agency having jurisdiction over any Relevant Party or the Lessor; (b) of any jurisdiction in which any Relevant Party or the Lessors conduct business; or (c) to which any Relevant Parties or the Lessor is subjected or subject to.

“Applicable Rate” means the percentage rate per annum which is the aggregate of (i) the Reference Rate applicable on the relevant Quotation Day and (ii) the Margin, or as otherwise determined pursuant to Clause 44.8 (Cost of Funds).

“Approved Brokers” means Evmar Marine Services Ltd., Seascope Hellas S.A. or Arthur J. Gallagher (UK) Limited or such other firm of insurance brokers appointed by the Lessee, as may from time to time be approved in writing by the Lessor.

“Approved Valuer” means Arrow Valuations, Clarksons Platou, Simpson Spence & Young Limited, Braemar ACM, Howe Robinson, Fearnleys AS, Galbraith’s Limited, BRS Group and Allied Shipbroking, or such other first class shipbrokers who are members of the Institute of Chartered Shipbrokers as may approved.

“Arrangement Fee” means the fee set out in Clause 44.1(a) (Fees).

“Asset Coverage Threshold” has the meaning given to that term in Clause 59 (Asset Coverage Threshold).

“Associated Charter” means the bareboat charter made or to be made between the Associated Lessor as owner and the Associated Lessee as charterer pursuant to which the Associated Lessor has agreed or will agree to bareboat charter the Associated Vessel to the Associated Lessee.

“Associated Lessee” means Oasea Maritime Co. of the Republic of the Marshall Islands.

“Associated Lessor” means NML Oasea LLC of the Republic of the Marshall Islands or any other company or corporation designated in writing by the Security Trustee in its sole discretion.

“Associated Vessel” has the meaning given to “Vessel” in the Associated Charter.

“Auditors” means Ernst & Young (Hellas) Certified Auditors-Accountants S.A. or such other reputable international firm of accountants approved by the Lessor.

“Authorisation” means:

(a)	an authorisation, consent, approval, resolution, licence, exemption, filing, notarisation, lodgement or registration; or

(b)
in relation to anything which will be fully or partly prohibited or restricted by law if a Governmental Agency intervenes or acts in any way within a specified period after lodgement, filing, registration or notification, the expiry of that period without intervention or action.

“Balloon Rental” means $6,400,000, as may be reduced from time to time in accordance with the terms of this Charter and payable on the last Payment Date.

“Bills of Sale” has the meaning given to that term in the Memorandum of Agreement.

“Break Costs” means the amount (if any) of all Losses incurred by the Lessor (other than the Margin or any other early termination costs payable by the Lessor to the Creditor Parties pursuant to this Charter) in liquidating, prepaying or redeploying funds borrowed, contracted for, or utilised to fund the Lessor in connection with its payment of the Purchase Price or acquisition of the Vessel and the Memorandum of Agreement or the charter of the Vessel under this Charter being terminated, rescinded, cancelled or repudiated on a date which is not a Payment Date.

“Business Day” means a day (other than a Saturday or Sunday) on which banks are open for general business in London, New York and Athens and, in relation to the fixing of an interest rate, which is a US Government Securities Business Day.

“Change of Control” occurs if, at any time:

(a)	the Lessee ceases to be a direct wholly-owned subsidiary of the Guarantor; or

(b)
any group of the existing members of the board of directors of the Guarantor, as at the date of this Charter, which ordinarily comprises a majority of the board of directors of the Guarantor, does not ordinarily comprise a majority of the board of directors of the Guarantor; or

(c)	the Disclosed Person ceases to own legally and ultimately beneficially at least 49.99 per cent of the voting power of the issued and outstanding share capital, of the Guarantor; or

(d)	a person or persons acting in concert (other than the Disclosed Person):

(i)	have the right or the ability to control, either directly or indirectly, the affairs, or composition of the majority of the board of directors (or equivalent of it), of the Guarantor; or

(ii)	own legally and ultimately beneficially more than the voting power of the issued and outstanding share capital of the Guarantor which is owned by the Disclosed Person; or

(e)	the Disclosed Person ceases to be the Chief Executive Officer of the Guarantor.

“Charter Period” means the period from the Delivery Date until the Expiry Date unless such period and/or the Charter is otherwise terminated, cancelled or rescinded earlier in accordance with the terms of this Charter.

“Classification Society” means the classification society named in Box 4, Part I or such other classification society being a member of the International Association of Classification Societies as may be approved by the Lessor from time to time.

“Code” means the US Internal Revenue Code of 1986.

“Commercial Manager” means Fidelity Marine Inc. of the Republic of the Marshall Islands, Seanergy Management Corp. of the Republic of the Marshall Islands, United Management or such other company being an experienced and reputable commercial ship management company as shall be approved in writing by the Lessor to carry out the commercial management of the Vessel in accordance with Clause 56.14 (Manager and Designated Person Ashore).

“Commitment Fee” means the fee set out in Clause 44.1(b) (Fees).

“Creditor Party” means each of the Lessor, the Security Trustee, the Associated Lessor, any Receiver or Delegate and “Creditor Parties” means together all or any of them.

“Hampton Bay Seller” has the meaning given to that term in the Memorandum of Agreement.

“Cut-off Date” means the date falling 45 days after the date of this Charter or such other date as the Lessor and the Lessee may agree in writing.

“Default Rate” means the percentage rate per annum which is 2 per cent per annum over the relevant Applicable Rate.

“Delegate” means any delegate, agent, attorney or Receiver appointed by the Lessor under any of the Operative Documents.

“Delivery” means the time when:

(a)	the Lessor shall obtain title to the Vessel under the Memorandum of Agreement; and

(b)	the Lessee shall accept delivery of the Vessel under this Charter.

“Delivery Date” means the date on which Delivery occurs.

“Dollars” and “$” mean the lawful currency of the United States of America.

“Disclosed Persons” means the person already disclosed by or on behalf of the Lessee to the Lessor in the negotiation of this Charter to be the ultimate beneficial owner of at least 49.99 per cent of the voting power of the issued and outstanding share capital of the Guarantor, as at the date of this Charter.

“Early Termination Event” means any event or circumstance described in Clause 49 (Illegality) or Clause 50 (Increased Costs).

“Earnings” means:

(a)	all moneys from time to time due or payable to the Lessee during the Charter Period arising out of the use or operation of the Vessel, including:

(i)	all freight and hire, including (without limitation) payments of any nature under any charter, contract or other agreement for the employment, use, possession and/or operation of the Vessel;

(ii)
compensation payable to the Lessee in the event of requisition of the Vessel for hire (including any other compensation for the use of the Vessel by any government authority or other competent authority), remuneration for salvage and towage services, demurrage and detention moneys and other services performed by the Vessel; and

(iii)	any compensation or other damages for breach (or payments for variation or termination) of any charterparty or other contract for the employment of the Vessel; and

(b)	any sums recoverable under any loss of earnings insurances.

“Environmental Authorisation” means any Authorisation required at any time under Environmental Law.

“Environmental Claims” means any claim in connection with any violation of an Environmental Law or Environmental Authorisation which is likely to give rise to any material liability on the part of the Lessee or any Manager.

“Environmental Incident” means any Spill:

(a)	from the Vessel; or

(b)	from any other vessel in circumstances where:

(i)	the Vessel or the Lessee or any Manager may be liable for Environmental Claims arising from the Spill; and/or

(ii)	the Vessel may be arrested or attached in connection with any such Environmental Claim.

“Environmental Law” means any environmental law, regulation or direction having the force of law in any jurisdiction applicable to the Lessee and/or the relevant Manager and/or the Vessel.

“EU Ship Recycling Regulation” means Regulation (EU) No 1257/2013 of the European Parliament and of the Council of 20 November 2013 on ship recycling and amending Regulation (EC) No 1013/2006 and Directive 2009/16/EC (Text with EEA relevance).

“Expiry Date” means the date falling sixty (60) months after the Delivery Date.

“Facility Agreement” means any facility, loan or other credit agreement entered into or to be entered into between the Lessor and/or the Associated Lessor and the Finance Parties for financing or refinancing the Purchase Price of the Vessel and/or the Associated Vessel as the same is designated in writing by the Lessor to the Lessee from time to time.

“Fair Market Value” has the meaning given to that term in paragraph (c) of Clause 59.1 (Valuations).

“Fair Market Value at Closing” has the meaning given to that term in paragraph (a) of Clause 59.1 (Valuations).

“Fallback Interest Period” means 1 month.

“FATCA” means:

(a)	sections 1471 to 1474 of the Code or any associated regulations;

(b)
any treaty, law or regulation of any other jurisdiction or relating to an inter-governmental agreement between the US and any other jurisdiction, which (in either case) facilitates the implementation of any law or regulation referred to in paragraph (a) above; or

(c)
any agreement pursuant to the implementation of any treaty, law or regulation referred to in paragraphs (a) or (b) above with the US Internal Revenue Service, the US government or any governmental or taxation authority in any other jurisdiction.

“FATCA Deduction” means a deduction or withholding from a payment under an Operative Document required by FATCA.

“FATCA Exempt Party” means a Party that is entitled to receive payments free from any FATCA Deduction.

“Fee Letter” means any letter dated on or about the date of this Charter between the Lessee and the Lessor setting out any of the fees referred to in Clause 44.1 (Fees).

“Finance Documents” means:

(a)	the Facility Agreement;

(b)	any related hedging agreement or instrument;

(c)
any document granted or to be granted in favour of any Finance Party as security for (inter alia) the loan made or to be made pursuant to the terms of the Facility Agreement or any part of it whether at the time such loan is drawn or subsequently;

(d)	the “Finance Documents” as defined in the Associated Charter; and

(e)	any other document or agreement relating to any of the above or which is designated as a Finance Document by the Lessor from time to time,

and “Finance Document” means any of them.

“Finance Parties” has the meaning given or to be given to that term in the Facility Agreement and it includes any Security Agent (and if that Facility Agreement only includes a definition of “Lender” instead, the Finance Parties shall mean such “Lender”).

“Financed Vessel” means the Vessel and the Associated Vessel and “Financed Vessels” means either or both of them.

“Financial Indebtedness” means any indebtedness for or in respect of:

(a)	moneys borrowed and debit balances at banks or other financial institutions;

(b)	any acceptance under any acceptance credit or bill discounting facility (or dematerialised equivalent);

(c)	any note purchase facility or the issue of bonds, notes, debentures, loan stock or any similar instrument;

(d)	the amount of any liability in respect of any lease or hire purchase contract which would, in accordance with GAAP, be treated as a balance sheet liability;

(e)	receivables sold or discounted (other than any receivables to the extent they are sold on a non-recourse basis);

(f)
any derivative transaction entered into in connection with protection against or benefit from fluctuation in any rate or price (and, when calculating the value of any derivative transaction, only the marked to market value (or, if any actual amount is due as a result of the termination or close-out of that derivative transaction, that amount) shall be taken into account);

(g)	any counter-indemnity obligation in respect of a guarantee, indemnity, bond, standby or documentary letter of credit or any other instrument issued by a bank or financial institution;

(h)	any amount raised by the issue of redeemable shares (other than at the option of the issuer) before the final Payment Date or are otherwise classified as borrowings under GAAP;

(i)
any amount of any liability under an advance or deferred purchase agreement if (i) one of the primary reasons behind the entry into this agreement is to raise finance or (ii) the agreement is in respect of the supply of assets or services and payment is due more than 180 days after the date of supply;

(j)
any amount raised under any other transaction (including any forward sale or purchase, sale and sale back or sale and leaseback agreement) of a type not referred to in any other paragraph of this definition having the commercial effect of a borrowing or otherwise classified as borrowings under GAAP; and

(k)	(without double counting) the amount of any liability in respect of any guarantee or indemnity for any of the items referred to in paragraphs (a) to (i) above.

“Fixed Rent” means, in respect of each Payment Date, the amount in Dollars being $97,500, as each such amount (together with the Balloon Rental) may be reduced (and rounded to the nearest thousand) pro rata to the extent the Purchase Price is less than $12,250,000 and as more particularly set out originally in the Acceptance Certificate and/or by any prepayment under Clause 59.2 (Security Coverage Ratio).

“Flag State” means the Republic of the Marshall Islands or such other state as the Lessee shall nominate and shall be approved by the Lessor in writing.

“Funding Rate” means any individual rate notified by the Lessor to the Lessee pursuant to paragraph (a)(ii) of Clause 44.8 (Cost of funds).

“GAAP” means:

(a)	generally accepted accounting principles in the United States of America: or

(b)	IFRS.

“General Assignment” means the Lessee’s assignment entered into or to be entered into between the Lessee and the Security Trustee, in respect of, amongst other things:

(a)	the Insurances;

(b)	the Requisition Compensation;

(c)	the Earnings; and

(d)	any Sub-Charter.

“Governmental Agency” means any government or any governmental agency, semi-governmental or judicial entity or authority (including any stock exchange or any self-regulatory organisation established under statute).

“Group” means the Guarantor and its Subsidiaries for the time being (including the Lessee and the Associated Lessee).

“Group Member” means any member of the Group.

“Guarantee” means a guarantee of the Lessee’s or any other Relevant Party’s payment and performance obligations under any Operative Document, one to be executed by each of the Guarantor and the Associated Lessee, and each in favour of the Security Trustee and “Guarantees” means all of them.

“Guarantor” means United Maritime Corporation a corporation organised and existing under the laws of the Republic of the Marshall Islands, having its registered business address at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands MH96960.

“Hampton Bay Contract” has the meaning given to that term in the Memorandum of Agreement.

“Historic Term SOFR” means, in relation to an Interest Period, the most recent Term SOFR for period equal in length to the relevant Interest Period and which is as of a day which is no more than 5 days before the Quotation Day.

“Holding Company” means, in relation to a person, any other person in respect of which it is a Subsidiary.

“IFRS” means international accounting standards within the meaning of the IAS Regulation 1606/2002 to the extent applicable to the relevant financial statements.

“Increased Costs” has the meaning ascribed to it in Clause 50.1 (Increased Costs).

“Indemnitee” means:

(a)	the Lessor, the Security Trustee, any Receiver, any Delegate and any attorney, agent or other person appointed by them under the Operative Documents;

(b)	each Affiliate of those persons; and

(c)	any officers, directors, employees, advisers, representatives or agents of any of the above persons.

“Insurance Proceeds” means any amounts payable in consequence of a claim under any of the Insurances.

“Insurances” means, in relation to the Vessel:

(a)	all policies and contracts of insurance; and

(b)	all entries in a protection and indemnity or war risks or other mutual insurance association,

in the name of the Lessee or the joint names of the Lessee and any other person in respect of or in connection with the Vessel and/or its Earnings and includes all benefits thereof (including the right to receive claims and to return of premiums).

“Interest Period” has the meaning given to that term in Clause 44.5 (Variable Rent periods).

Interpolated Historic Term SOFR means, in relation to an Interest Period, the rate (rounded to the same number of decimal places as Term SOFR) which results from interpolating on a linear basis between:

(a)	either:

(i)
the most recent applicable Term SOFR (as of a day which is not more than 5 days before the Quotation Day) for the longest period (for which Term SOFR is available) which is less than the relevant Interest Period; or

(ii)
if no such Term SOFR is available for a period which is less than the relevant Interest Period, SOFR for a day which is no more than 5 days (and no less than two US Government Securities Business Days before the Quotation Day; and

(b)
the most recent applicable Term SOFR (as of a day which is not more than 5 days before the Quotation Day) for the shortest period (for which Term SOFR is available) which exceeds the relevant Interest Period.

Interpolated Term SOFR means, in relation to an Interest Period, the rate (rounded to the same number of decimal places as Term SOFR) which results from interpolating on a linear basis between:

(a)	either:

(i)	the applicable Term SOFR (as of 11am on the Quotation Day) for the longest period (for which Term SOFR is available) which is less than the relevant Interest Period; or

(ii)	if no such Term SOFR is available for a period which is less than the relevant Interest Period, SOFR for the day which is two US Government Securities Business Days before the Quotation Day; and

(b)	the applicable Term SOFR (as of 11am on the Quotation Day) for the shortest period (for which Term SOFR is available) which exceeds the relevant Interest Period.

“Inventory of Hazardous Material” means a statement of compliance issued by the Classification Society and which includes a list of any and all materials known to be potentially hazardous utilised in the construction of Vessel and which also may be referred to as a List of Hazardous Material.

“ISM Code” means the International Safety Management Code for the Safe Operation of Ships and for Pollution Prevention constituted pursuant to Resolution A.741(18) (as amended by MSC 104(73) and A.913(22) (superseding A.788(19) of the International Maritime Organisation and incorporated into the Safety of Life at Sea Convention 1974, and includes any extensions of it and any regulations issued under it, as the same may be amended, supplemented or superseded from time to time.

“ISPS Code” means the International Ship and Port Facility Security Code of the International Maritime Organisation incorporated into the Safety of Life at Sea Convention 1974 and includes any amendments or extensions of it and any regulation issued pursuant to it, as the same may be amended, supplemented or superseded from time to time.

“ISSC” means a valid and current International Ship Security Certificate issued under the ISPS Code.

“Lessor Account Bank” means Joh. Berenberg, Gossler & Co. KG of Neuer Jungfernstieg 20, 20354 Hamburg, Germany or any other bank or financial institution with which the Payment Account is at any time held.

“Letter of Quiet Enjoyment” means a letter to be delivered by the Security Agent to the Lessee in accordance with Clause 57.6 (Mortgage and Letter of Quiet Enjoyment), which, for the avoidance of any doubt, shall include step-in rights in favour of the Security Agent.

“Lien” means any mortgage, charge (whether fixed or floating), pledge, lien, encumbrance, hypothecation, assignment or security interest of any kind securing any obligation of any person or any type of preferential arrangement (including, without limitation, conditional sale, title transfer and/or retention arrangements having a similar effect), in each case howsoever arising.

“Losses” means each and every liability, loss, charge, claim, demand, action, proceeding, damage, judgment, order or other sanction, enforcement, penalty, fine, fee, commission, interest, lien, salvage, general average, cost and expense of whatsoever nature suffered or incurred by or imposed on any relevant person, which for the avoidance of doubt, excludes any loss of profit and other consequential loss (but does not exclude any interest or default interest payable under this Charter or any other Operative Document) unless expressly set out in this Charter or any other Operative Document.

“Major Casualty” means any casualty to the Vessel for which the total insurance claim, inclusive of any deductible, exceeds or may exceed the Major Casualty Amount.

“Major Casualty Amount” means $750,000.

“Management Agreement” means any ship management agreement entered or to be entered into between the Lessee and a Manager.

“Managers” means, together, the Commercial Manager and the Technical Manager (or, as the case may be, Technical Managers) and “Manager” means any or all of them.

“Manager’s Undertaking” means any manager’s undertaking executed or to be executed by a Manager in favour of the Security Trustee, being in such form as the Lessor may agree.

“Manuals and Technical Records” means all such records, logs, manuals, handbooks, technical data, drawings, and other materials and documents relating to the Vessel which are required to be maintained in accordance with Clause 56.13 (Manuals and Technical Records).

“Market Disruption Rate” means the Reference Rate.

“MARPOL” means the International Convention for the Prevention of Pollution from Ships 1973 (as modified in 1978 and 1997) and includes any extensions of it and any regulation issued pursuant to it as the same may be supplemented or superseded from time to time.

“Margin” means four point two five per cent. (4.25%) per annum.

“Material Adverse Effect” means, in the reasonable opinion of the Lessor, a material adverse effect on:

(a)	the business, operations, property, condition (financial or otherwise) or prospects of any Relevant Party or the Group taken as a whole;

(b)	the ability of any Relevant Party to perform its obligations under the Operative Documents to which it is a party;

(c)	the validity, legality or enforceability of any Operative Document or the rights or remedies of any Relevant Party under any Operative Documents; or

(d)	the validity, legality or enforceability of any Lien expressed to be created under any Security Document or the priority and ranking of any of such Security Document.

“Memorandum of Agreement” means the memorandum of agreement dated as of the date of this Charter, together with all addenda, amendments and supplements to it, made between the Lessee, as seller and the Lessor, as buyer in respect of the Vessel.

“Minimum Liquidity Amount” has the meaning given to that term in Clause 53 (Financial Covenants).

“Mortgage” means any ship mortgage in respect of the Vessel and any deed of covenants collateral thereto executed or to be executed by the Lessor in favour of any of the Finance Parties as security for the Lessor’s obligations under the Finance Documents.

“Operating Account” means the operating account of the Lessee opened and maintained, or as the context may require, to be opened by the Lessee with the Account Bank with the account number listed in the schedule to the relevant Account Security.

“Operative Documents” means:

(a)	this Charter (together with the Acceptance Certificate);

(b)	the Memorandum of Agreement (together with the Bills of Sale);

(c)	the Security Trust Deed;

(d)	each Guarantee;

(e)	the Security Documents;

(f)	the Fee Letter;

(g)	the Associated Charter;

(h)	the “Operative Documents” as defined in the Associated Charter;

(i)	any other document, instrument or agreement which is agreed in writing by the Lessor and the Lessee to be an Operative Document; and

(j)
any and all certificates, notices and acknowledgements (including in respect of the Insurances) entered or to the be entered into pursuant to any of the documents referred in the preceding sub-clauses of this definition, and “Operative Document” means any of them.

“Original Financial Statements” means the unaudited consolidated financial statements of the Group with respect to the year ending 31 December 2022.

“Outstanding Charter Hire Principal” means, at the relevant time:

(a)	on the Delivery Date, the Purchase Price; and

(b)
on any other date after the Delivery Date, an amount equivalent to the Purchase Price as reduced by each instalment of Fixed Rent and, if applicable, the Balloon Rental which has been paid or prepaid by the Lessee by that time.

“Party” means a party to this Charter.

“Payment Account” means the account (or any sub-account or sub-division thereof) as notified by the Lessor to the Lessee (and any renewal or re-designation thereof) maintained with the Lessor Account Bank by the Lessor, details of which will be notified in writing to the Lessee by the Lessor.

“Payment Date” means, subject to Clause 44.6 (Business Days), in relation to the payment of Rent, (i) the date falling one (1) month after the Delivery Date, (ii) each of the dates falling at intervals of one (1) month after the Delivery Date up to but excluding the Expiry Date and (iii) the Expiry Date.

“Permitted Liens” means:

(a)	any Liens created by the Operative Documents;

(b)	any Liens created by the Finance Documents;

(c)	unless a Potential Termination Event is continuing, any ship repairer’s or outfitter’s possessory lien in respect of the Vessel for an amount not exceeding the Major Casualty Amount;

(d)	any lien on the Vessel for master’s, officer’s or crew’s wages outstanding in the ordinary course of its trading; and

(e)	any lien on the Vessel for salvage.

“Pollutant” means and includes oil and its products, any other polluting, toxic or hazardous substance and any other substance whose release into the environment is regulated or penalised by Environmental Laws.

“Potential Termination Event” means any event or circumstance specified in Clause 63 (Termination Events) which, with the expiry of a grace period, the giving of notice or fulfilment of any other relevant condition (or any combination of any of the foregoing) is likely to become a Termination Event.

“Prepayment Fee” means, in relation to the relevant Purchase Option Date, the Expiry Date, the Total Loss Payment Date, the Termination Sum Payment Date or the date this Charter is terminated by the Lessee pursuant to Clause 50.3(d) (as applicable):

(a)
if that date falls between the first (1st) to the twelfth (12th) month (both inclusive) from the Delivery Date, the higher of (i) two point five per cent. (2.50%) of the Outstanding Charter Hire Principal as at that date and (ii) an amount equal to the aggregate Variable Rent that would have been paid on the remaining Payment Dates up to, and including, the date falling 12 months after the Delivery Date;

(b)
two per cent. (2.00%) of the Outstanding Charter Hire Principal as at that date, if that date falls between the thirteenth (13th) to the twenty fourth (24th) month (both inclusive) from the Delivery Date;

(c)
one per cent. (1.00%) of the Outstanding Charter Hire Principal as at that date, if that date falls between the twenty fifth (25th) to the thirty sixth (36th) month (both inclusive) from the Delivery Date; and

(d)
zero point five (0.50%) of the Outstanding Charter Hire Principal as at that date, if that date falls between the thirty seventh (37th) to the forty eight (48th) month (both inclusive) from the Delivery Date.

“Protocol of Delivery and Acceptance” has the meaning given to that term in the Memorandum of Agreement.

“Purchase Obligation” means the obligation of the Lessee to purchase the Vessel on the Expiry Date, as detailed in Clause 64.3 (Purchase Obligation).

“Purchase Obligation Price” has the meaning given to that term in Clause 64.3 (Purchase Obligation).

“Purchase Option” has the meaning given to that term in Clause 64.2 (Purchase Option Price).

“Purchase Option Date” has the meaning given to that term in Clause 64.1 (Purchase Option).

“Purchase Option Price” has the meaning given to that term in Clause 64.2 (Purchase Option Price).

“Purchase Price” has the meaning given to that term in the Memorandum of Agreement.

“Quotation Day” means, in relation to any period for which an interest rate is to be determined, two (2) US Government Securities Business Days before the first day of that period (unless market practice differs in the relevant syndicated loan market, in which case the Quotation Day will be determined by the Lessor in accordance with that market practice (and if quotations would normally be given on more than one day, the Quotation Day will be the last of those days).

“Receiver” means a receiver or receiver and manager or administrative receiver of the whole or any part of the Secured Property, appointed by the Lessor under any of the Operative Documents.

“Reference Rate” means:

(a)	the applicable Term SOFR as of 11am on the Quotation Day and for a period equal in length to the relevant Interest Period; or

(b)	as otherwise determined pursuant to Clause 44.6 (Unavailability of Term SOFR),

and if, in either case, the rate is less than zero (0), the Reference Rate shall be deemed to be zero (0).

“Relevant Market” means the market for overnight cash borrowing collateralised by US Government Securities.

“Relevant Party” means a party to the Operative Documents (other than the Lessor and any other Creditor Party) and any Relevant Party (as defined in the Associated Charter) and “Relevant Parties” means together all or any of them.

“Rent” means, in respect of a Payment Date, the amount in Dollars payable by the Lessee pursuant to Clause 44.2 (Rent) on that Payment Date, comprising an instalment of Fixed Rent (and additionally, in the case of the last Payment Date only, the Balloon Rental) and a payment of the applicable Variable Rent calculated in accordance with Clause 44.12 (Calculation of the Variable Rent and interest).

“Requisition” means:

(a)
any expropriation, confiscation, requisition or acquisition of the Vessel whether for full consideration, a consideration less than its proper value, a nominal consideration or without any consideration, which is effected by any government or official authority or by any person or persons claiming to be or to represent a government or official authority (excluding a requisition for hire for a fixed period not exceeding one year without any right to an extension) unless it is within 30 days redelivered to the full control of the Lessee; and

(b)	any capture, seizure, condemnation, arrest or detention of the Vessel (including any hijacking, piracy or theft) unless it is within 30 days redelivered to the full control of the Lessee.

“Requisition Compensation” includes all compensation or other moneys payable by reason of any Requisition or any arrest or detention of the Vessel in the exercise or purported exercise of any lien or claim.

“Restricted Person” means a person that is:

(a)	listed on, or owned or controlled by a person listed on any Sanctions List;

(b)	located in, incorporated under the laws of, or owned or controlled by, or acting on behalf of, a person located in or organised under the laws of a Sanctioned Country; or

(c)	otherwise a target of Sanctions.

“Sanctioned Country” means a country or territory that is the subject or the target of Sanctions (currently, Cuba, Crimea, Iran, North Korea, Syria, Russia and Venezuela).

“Sanctions” means any trade, economic or financial sanctions laws, regulations, embargoes or restrictive measures administered, enacted or enforced by a Sanctions Authority.

“Sanctions Authority” means:

(a)	the Security Council of the United Nations;

(b)	the United States of America;

(c)	the United Kingdom;

(d)	the European Union;

(e)	any member state of the European Union;

(f)	any country with respect to which any Relevant Party or any Group Member is organised or resident, or has material (financial or otherwise) interests or operations; and

(g)
the governments and official institutions or agencies of any of the institutions, organisations or (as he case may be) countries set out in the foregoing paragraphs, including without limitation the U.S. Office of Foreign Asset Control (“OFAC”), the U.S. Department of State, and Her Majesty’s Treasury (“HMT”).

“Sanctions List” means the Specially Designated Nationals and Blocked Persons list maintained by OFAC, the Consolidated List of Financial Sanctions Targets maintained by HMT, or any similar list maintained by, or public announcement of a Sanctions designation made by, a Sanctions Authority, each as amended, supplemented or substituted from time to time.

“Scheduled Delivery Date” has the meaning given to that term in the Memorandum of Agreement.

“Seanergy” means Seanergy Shipmanagement Corp. of the Republic of the Marshall Islands.

“Secured Property” means those assets of the Relevant Parties which from time to time are, or are expressed to be, subject to a Lien created or expressed to be created in favour of the Security Trustee pursuant to the Security Documents.

“Security Agent” means the person (if any) defined in the Facility Agreement as security agent or trustee for the Finance Parties (and if that Facility Agreement only includes a definition of “Lender” instead, the Security Agent shall mean such “Lender”).

“Security Coverage Ratio” means, at any relevant time, the ratio of:

(a)	the aggregate of:

(i)	the Fair Market Value of the Vessel; and

(ii)	the Fair Market Value of the Associated Vessel; and

(iii)
the amount of any additional security provided by the Lessee and/or the Additional Lessee in accordance with Clause 59.2(b)(ii) of this Charter and/or in accordance with Clause 59.2(b)(ii) of the Associated Charter;

to:

(b)	the aggregate of:

(i)	the Outstanding Charter Hire Principal; and

(ii)	the Outstanding Charter Hire Principal (as such term is defined in the Associated Charter),

in each case, at that time.

“Security Documents” means:

(a)	the General Assignment;

(b)	the Account Security;

(c)	the Share Pledge;

(d)	a Manager’s Undertaking by each Manager;

(e)	any Subordination Deed;

(f)	any Security Documents (as defined in the Associated Charter); and

(g)	any other document designated as such by the Lessor and the Lessee.

“Security Trust Deed” means the security trust deed entered into or to be entered between the Lessor, the Lessee, the Associated Lessor, the Associated Lessee, the Guarantor, any Manager (other than a Third Party Manager) and the Security Trustee.

“Security Trustee” means NML Trustee LLC of Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands MH96960 or such other person as may be nominated by the Lessor and the Associated Lessor.

“Share Pledge” means, the first priority pledge by the Guarantor in respect of all the shares in the Lessee executed or to be executed by the Guarantor in favour of the Security Trustee.

“SOFR” means the secured overnight financing rate (SOFR) administered by the Federal Reserve Bank of New York (or any other person which takes over the administration of that rate) published (before any correction, recalculation or republication by the administrator) by the Federal Reserve Bank of New York (or any other person which takes over the publication of that rate).

“Spill” means any actual emission, spill, release or discharge of a Pollutant into the environment.

“Sub-Charter” means any contract of affreightment specific to the Vessel, time or voyage charter party exceeding 13 months duration (taking into account any optional extensions or renewals), entered into between the Lessee and a Sub-Charterer, for the chartering of the Vessel by the Lessee to such Sub-Charterer, as the same may at any time be supplemented, amended or extended.

“Sub-Charterer” means any person who is a charterer (or equivalent) under a Sub-Charter.

“Subordination Deed” means a subordination deed that may be required by Clause 54.5 (Subordination).

“Subsidiary” of a person means any other person:

(a)	directly or indirectly controlled by such person, or

(b)	of whose dividends or distributions on ordinary voting share capital (or, as the case may be, membership interest) such person is beneficially entitled to receive more than 50 per cent.

“Tax” means any tax, levy, impost, duty or other charge or withholding of a similar nature (including any penalty or interest payable in connection with any failure to pay or any delay in paying any of the same) and “Taxation” shall be construed accordingly.

“Tax Deduction” means a deduction or withholding for or on account of Tax from a payment required to be made by any Relevant Party to the Lessor under an Operative Document.

“Tax Indemnitee” has the meaning given to that term in Clause 48.2 (Tax indemnity).

“Tax Payment” means an increased payment made by the Lessee to a Tax Indemnitee under Clause 48.1 (Withholding Taxes) or a payment under Clause 48.2 (Tax indemnity).

“Technical Manager” means Seanergy, V.Ships Limited of Cyprus, V.Ships Greece Ltd. of Bermuda, Global Seaways S.A. of the Republic of the Marshall Islands or such other company being an experienced and reputable technical ship management company as shall be approved in writing by the Lessor to carry out the technical and/or crew management of the Vessel in accordance with Clause 56.14 (Manager and Designated Person Ashore).

“Term SOFR” means the term SOFR reference rate administered by CME Group Benchmark Administration Limited (or any other person which takes over the administration of that rate) for the relevant period published (before any correction, recalculation or republication by the administrator) by CME Group Benchmark Administration Limited (or any other person which takes over the publication of that rate).

“Termination Date” means the date on which this Charter or the Charter Period is terminated pursuant to the terms of this Charter.

“Termination Event” means any event or circumstance described in Clause 63 (Termination Events).

“Termination Sum” has the meaning given to that term in Clause 66.3 (Lessor’s obligations upon receipt of payment).

“Termination Sum Payment Date” has the meaning given to that term in Clause 66.2 (Payments on Termination Event or Total Loss).

“Third Party Manager” means any Manager (other than United but including, on the date hereof, Seanergy) which is not owned (partly or fully) or controlled by any of the legal and/or ultimate beneficial owners of the Guarantor and which is not an Affiliate of the Guarantor.

“Total Loss” means, in relation to the Vessel, its:

(a)	actual, constructive, compromised or arranged total loss; or

(b)	Requisition.

“Total Loss Date” means, in relation to the Total Loss:

(a)	in the case of an actual total loss, the date it happened or, if such date is not known, the date on which the Vessel was last reported;

(b)	in the case of a constructive, compromised, agreed or arranged total loss, the earliest of:

(i)	the date notice of abandonment of the Vessel is given to its insurers; or

(ii)	if the insurers do not admit such a claim, the date subsequently determined by a competent court of law to have been the date on which the total loss happened; or

(iii)	the date upon which a binding agreement as to such compromised, agreed or arranged total loss has been entered into by the Vessel’s insurers; and

(c)	in the case of any other type of Total Loss, the date (or the most likely date) on which it appears to the Lessor that the event constituting the total loss occurred.

“Total Loss Payment Date” means, following the occurrence of a Total Loss, the earlier of:

(a)	the 180th day following the relevant Total Loss Date (or such later date as the Lessor may agree); and

(b)	the date on which the Security Trustee and/or the Security Agent or any other Finance Party receives the Insurance Proceeds in respect of such Total Loss.

“Transaction Document” means:

(a)	each of the Operative Documents;

(b)	the Hampton Bay Contract;

(c)	any Management Agreement; and

(d)	each Transaction Document (as defined in the Associated Charter).

“United Management” means United Management Corp. of the Republic of the Marshall Islands.

“US Government Securities Business Day” means any day other than:

(a)	a Saturday or a Sunday; and

(b)
a day on which the Securities Industry and Financial Markets Association (or any successor organisation) recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in US Government securities.

“Variable Rent” means, in respect of each Payment Date, an amount in Dollars equal to the relevant Applicable Rate multiplied by the Outstanding Charter Hire Principal, in each case, on the preceding Payment Date or (in respect of the first payment of Variable Rent under this Charter) the Delivery Date.

“Vessel” means the 81,508 dwt Kamsarmax bulk carrier with IMO No. 9376373 and which upon Delivery under the Memorandum of Agreement will be registered in the ownership of the Lessor under the laws of the Flag State, including all component parts, furniture, equipment or accessories of the Vessel, all substitutions of, additions to, replacements or renewals of, any of these component parts, furniture, equipment or accessories from time to time made in accordance with this Charter, and any of these component parts, furniture, equipment or accessories which, having been removed from the Vessel, remain the property of the Lessor pursuant to this Charter and, where the context permits, shall include the Manuals and Technical Records.

39.2	Construction

(a)	Unless a contrary indication appears, any reference in this Charter to:

(i)
the “Lessor”, the “Lessee”, any “Relevant Party”, any “Finance Party”, the “Security Agent”, the “Security Trustee” or any “Party” shall be construed so as to include its successors in title, permitted assigns and permitted transferees;

(ii)	“assets” includes present and future properties, revenues and rights of every description;

(iii)	“approved” means approved in writing by the Lessor (on such conditions as the Lessor may impose) and “approval” and “approve” shall be construed accordingly;

(iv)	“control” of an entity means:

(A)	the power (whether by way of ownership of shares or membership interests or any other equity instrument, proxy, contract, agency or otherwise) to:

(1)	cast, or control the casting of, more than 50 per cent of the maximum number of votes that might be cast at a general meeting of that entity; or

(2)	appoint or remove all, or the majority, of the directors, members or other equivalent officers of that entity; or

(3)	give directions with respect to the operating and financial policies of that entity with which the directors, members or other equivalent officers of that entity are obliged to comply; and/or

(B)
the holding beneficially of more than 50 per cent of the issued share capital or, as the case may be, membership interest capital of that entity (excluding any part of that issued share capital or, as the case may be, membership interest capital that carries no right to participate beyond a specified amount in a distribution of either profits or capital) (and, for this purpose, any Security Interest over share capital or, as the case may be, membership interest capital shall be disregarded in determining the beneficial ownership of such share capital or, as the case may be, membership interest capital);

(v)
the Lessor’s “cost of funds” is a reference to the average cost (determined either on an actual or a notional basis) which the Lessor would incur if it were to fund, from whatever source(s) it may reasonably select, an amount equal to the amount of the Outstanding Charter Hire Principal (or any relevant part of it) at any relevant time for a period equal in length to the Interest Period at the relevant time;

(vi)
the determination of the extent to which a rate is “for a period equal in length” to an Interest Period shall disregard any inconsistency arising from the last day of that Interest Period being determined pursuant to the terms of this Charter;

(vii)
“acting in concert” means, a group of persons who, pursuant to an agreement or understanding (whether formal or informal), actively co-operate, through the acquisition directly or indirectly of shares in a person by any of them, either directly or indirectly;

(viii)	an “Operative Document” or any other agreement or instrument is a reference to that Operative Document or other agreement or instrument as amended, novated, supplemented, extended or restated;

(ix)	“including” shall be construed as “including without limitation” (and cognate expressions shall be construed similarly);

(x)	“indebtedness” includes any obligation (whether incurred as principal or as surety) for the payment or repayment of money, whether present or future, actual or contingent;

(xi)	“month” means a period starting on one day in a calendar month and ending on the numerically corresponding day in the next calendar month or the calendar month in which it is to end, except that:

(A)
if the numerically corresponding day is not a Business Day, that period shall end on the next Business Day in that month (if there is one) or on the immediately preceding Business Day (if there is not); and

(B)	if there is no numerically corresponding day in that month, that period shall end on the last Business Day in that month,

 and the above rules in paragraphs (i) to (ii) will only apply to the last month of any period;

(xii)
a “person” includes any individual, firm, company, corporation, government, state or agency of a state or any association, trust, joint venture, consortium or partnership (whether or not having separate legal personality);

(xiii)
something being in the “ordinary course of business” of a person or in the “ordinary course of trading” means something that is in the ordinary course of that person’s current day-to-day operational business (and not merely anything which that person is entitled to do under its constitutional documents);

(xiv)
“law” includes common or customary law and any constitution, decree, judgment, legislation, order, ordinance, regulation, rule, statue, treaty or other legislative measure in any jurisdiction or any present or future directive, regulation or requirement, or official or judicial interpretation of any of the foregoing, and any rule, treaty, official directive, request or guideline (whether or not having the force of law) of any governmental, intergovernmental or supranational body, agency, department or regulatory, self regulatory or other authority or organisation;

(xv)
a “regulation” includes any regulation, rule, official directive, request or guideline (whether or not having the force of law) of any governmental, intergovernmental or supranational body, agency, department or regulatory, self-regulatory or other authority or organisation;

(xvi)	a provision of law is a reference to that provision as amended or re-enacted; and

(xvii)	a time of day is a reference to London time.

(b)
Unless a contrary indication appears, references to Clauses and Schedules are to be construed as references to clauses of, and schedules to, this Charter.  Clause and Schedule headings are for ease of reference only.

(c)
Unless a contrary indication appears, a term used in any other Operative Document or in any notice or certificate given under or in connection with any Operative Document has the same meaning in that Operative Document, notice or certificate as in this Charter.

(d)	A Potential Termination Event is “continuing” if it has not been remedied or waived; a Termination Event is “continuing” if it has not been waived.

(e)	In this Charter, unless a contrary indication appears, words importing the plural include the singular and vice versa, and words importing a gender include every gender.

39.3	Third party rights

Any person which is an Indemnitee or a Tax Indemnitee from time to time and is not a Party shall be entitled to enforce such terms of this Charter which provide for the obligations of the Lessee to be owed to such Indemnitee or Tax Indemnitee, as the case may be, in each case, subject to the provisions of Clause 80 (Governing law) and the Contracts (Rights of Third Parties) Act 1999 (the “Third Parties Act”). The Third Parties Act applies to this Charter as set out in this Clause 39.3.  Save as provided above, a person who is not a Party has no right to use the Third Parties Act to enforce any term of this Charter and, subject to the other provisions of the other Operative Documents, the Parties do not require the consent of any third party (including, without limitation, any Indemnitee or Tax Indemnitee who is not a Party) to amend, rescind, terminate or extend this Charter at any time.

40	Charter of Vessel

Subject to the terms and conditions of this Charter, the Lessor shall lease, and the Lessee shall hire, the Vessel for the Charter Period. There shall be no renewal or extension of the Charter Period beyond the Expiry Date.

41	Delivery of Vessel

41.1	Delivery

(a)
At the request of the Lessee, the Lessor has entered into the Memorandum of Agreement with the Lessee, pursuant to which the Lessor has agreed to purchase the Vessel at the Purchase Price payable upon the terms and conditions of the Memorandum of Agreement.

(b)
At the same time as the delivery of the Vessel to the Lessor by the Lessee pursuant to the Memorandum of Agreement, the Lessor shall deliver the Vessel to the Lessee and the Lessee shall take delivery of the Vessel from the Lessor under this Charter.

(c)	On Delivery, the Lessee shall execute and deliver to the Lessor the Acceptance Certificate.

41.2	Acceptance Certificate

The execution and delivery of the Acceptance Certificate by the Lessee pursuant to Clause 41.1 (Delivery) shall constitute irrevocable, final and conclusive evidence that:

(a)	the Lessee has accepted the Vessel for the purposes of this Charter; and

(b)	the Vessel was delivered to the Lessee in a condition in compliance with this Charter.

41.3	Lessee’s acknowledgement

The Lessee acknowledges and confirms that:

(a)	the Lessor shall purchase the Vessel pursuant to the Memorandum of Agreement for the sole purpose of leasing the Vessel to the Lessee pursuant to this Charter;

(b)
the Lessee shall not be entitled to refuse to accept delivery of the Vessel under this Charter once the Lessor acquires title to, and receives possession of, the Vessel pursuant to the Memorandum of Agreement;

(c)	the Lessor’s obligation to pay to the Lessee the Purchase Price under the Memorandum of Agreement shall be subject to the conditions set out in Clause 42 (Conditions Precedent);

(d)
the Lessor shall not be liable for any Losses resulting (directly or indirectly) from any defect or alleged defect in the Vessel or failure or alleged failure of the Vessel to comply with the Memorandum of Agreement; and

(e)	the Lessee shall be responsible for the condition of the Vessel on the Delivery Date.

41.4	Cancellation of the Memorandum of Agreement

If the Memorandum of Agreement is terminated, repudiated, rescinded or cancelled for any reason whatsoever pursuant to the terms of the Memorandum of Agreement, the Lessor shall have no obligation to charter the Vessel to the Lessee.

42	Conditions Precedent

42.1	Lessor’s conditions precedent

(a)
The obligation of the Lessor to enter into the Memorandum of Agreement and this Charter is subject to receipt by the Lessor of the documents and evidence set out in Part I of Schedule 1 (Conditions Precedent) on or prior to the date of this Charter.

(b)	The obligation of the Lessor to charter the Vessel to the Lessee under this Charter is subject to:

(i)	receipt by the Lessor of the documents and evidence set out in Part II of Schedule 1 (Conditions Precedent) on or prior to the date of the Payment Notice; and

(ii)	receipt by the Lessor of the documents and evidence set out in Part III of Schedule 1 (Conditions Precedent) on or prior to the Delivery Date.

(c)	Each document provided to the Lessor under this Clause 42 shall be in form and substance satisfactory to the Lessor.

(d)	The conditions specified in this Clause 42 are inserted for the sole benefit of the Lessor and may be waived or deferred in whole or in part and with or without conditions only by the Lessor.

42.2	Lessor’s further conditions precedent

The obligation of the Lessor to charter the Vessel to the Lessee or continue to charter the Vessel to the Lessee under this Charter is subject to the further conditions that:

(a)
the representations and warranties in Clause 51.1 (Lessee representations) hereof and clause 5 of the Memorandum of Agreement shall be true and correct as if each was made with respect to the facts and circumstances existing immediately prior to the time when the Delivery is to take place;

(b)	no Potential Termination Event or Termination Event shall have occurred and be continuing or would arise by reason of the Delivery taking place;

(c)	no event or circumstance has occurred or exists between the date hereof and the proposed date of Delivery which would have a Material Adverse Effect;

(d)
all consents, if any, of any relevant Governmental Agency necessary for the effective performance or consummation of the transactions contemplated by the Operative Documents to which each Relevant Party is a party shall have been obtained and be in full effect;

(e)	Delivery shall have occurred on or prior to the Cut-off Date (unless otherwise agreed by the Lessor); and

(f)	all of the documents received by the Lessor as contemplated in Clause 42.1 (Lessor’s conditions precedent) are in full force and effect.

42.3	Conditions subsequent

The Lessee shall obtain and deliver to the Lessor:

(a)
no later than three (3) months after the date of this Charter, a physical inspection report from a surveyor appointed by the Lessor at the cost of the Lessee, demonstrating that the Vessel is in satisfactory condition and maintains specifications acceptable to the Lessor;

(b)	no later than five (5) Business Days after the date of this Charter, a copy of the certificate being the document listing all the potentially hazardous materials on board the Vessel; and

(c)	no later than ten (10) days after this Charter a complete inventory of the Vessel’s equipment, outfit, spare parts and consumable stores on board the Vessel.

43	Extent of Lessor’s liability

The Parties agree that:

(a)	the Vessel shall be leased on an “as is, where is” basis;

(b)
the Lessor makes no condition, term, representation or warranty as to title, seaworthiness, condition, design, operation or fitness for use of the Vessel, or as to the eligibility of the Vessel for any particular trade, purpose or operation, or any other condition, term, representation or warranty with respect to the Vessel; and

(c)	the Lessee waives all its rights and claims in respect of any condition, term, representation or warranty described in paragraph (b) above.

44	Rent, payments and calculations

44.1	Fees

The Lessee shall pay to the Lessor:

(a)	an arrangement fee; and

(b)	a commitment fee,

in each case, in the amount and at the times agreed in the Fee Letter.

44.2	Rent

(a)
The Lessee shall from the Delivery Date until the end of the Charter Period pay the relevant Rent to the Lessor on each Payment Date (which for the avoidance of doubt, includes the applicable Fixed Rent and Variable Rent payable on that Payment Date).

(b)	The Variable Rent in respect of an Interest Period shall be payable monthly on each Payment Date falling within such Interest Period.

(c)	The Lessor shall notify the Lessee prior to each Payment Date of the amount of Variable Rent payable on the next Payment Date.

(d)	The Lessee shall pay the Balloon Rental on the final Payment Date.

(e)
If the Lessee defaults in payment of (i) the applicable Fixed Rent or the applicable Variable Rent on a Payment Date or (ii) the Balloon Rental, the Lessee shall pay default interest thereon pursuant to Clause 44.11 (Default Interest).

(f)	All payments of the Rent (including, when applicable, the Balloon Rental) shall be deemed earned when paid and shall not be refundable in any circumstances except as expressly provided herein.

44.3	Payment unconditional

(a)
The Lessee’s obligation to pay Rent and other payments on a “hell and high water” basis in accordance with this Charter and any other amounts payable by the Lessee under the other Operative Documents shall be absolute and unconditional irrespective of any matter or contingency, including:

(i)	any set-off, counterclaim, recoupment, defence or other right which any party to any of the Operative Documents may have against the other or any other party to the Operative Documents;

(ii)
the occurrence of a Total Loss or any other occurrence including the loss, destruction, confiscation, seizure, damage to the Vessel, or the interruption or cessation in or prohibition of the use of, or any requisition for hire or use of, possession or enjoyment of the Vessel by the Lessee for any reason whatsoever;

(iii)
any unavailability of the Vessel, including any lack or invalidity of title or any other defect in the title (other than any lack or invalidity of title or any other defect in the title, in each case solely caused by the Lessor’s act or omission), seaworthiness, condition, design, merchantability, fitness for use or purpose, or lack of Crew, injury of any Crew, or the ineligibility of the Vessel for any particular use or trade, or for registration or documentation under the laws of any relevant jurisdiction;

(iv)	any failure or delay on the part of any party to any of the Operative Document, whether with or without fault on its part, in performing or complying with any of the terms of the Operative Documents;

(v)
any insolvency, bankruptcy, winding-up, reorganisation, reconstruction, arrangement, readjustment of debt, dissolution or similar proceedings by or against any of the Lessor, any Relevant Party or any other party to any of the Operative Documents;

(vi)	any other cause which would, but for this Clause 44.3, have the effect of terminating or affecting the obligations of the Lessee under any of the Operative Documents; and

(vii)	any invalidity, unenforceability or lack of due authorisation of, or other defect in, any of the Operative Documents.

(b)
It shall be the intention of the Parties that the obligations of the Lessee under this Clause 44.3 shall survive any frustration of any of the Operative Documents, and that, except as provided for in this Charter, no amount payable or paid by the Lessee under this Charter to the Lessor shall be repayable to the Lessee.

44.4	Manner of payment

All payments of the Rent (including, when applicable, the Balloon Rental), any Purchase Option Price, the Purchase Obligation Price and any other amounts payable by the Lessee under this Charter and any other Operative Document shall be made:

(a)	in full, without any set-off or counterclaim and, subject as provided in Clause 48.1 (Withholding Taxes), free and clear of any deductions or withholdings; and

(b)
in Dollars, in same day funds before 11:00 a.m. (London time) on the due date for payment, to the Payment Account or such other account as the Lessor may notify the Lessee in writing at least five (5) Business Days before the due date for payment.

44.5	Variable Rent periods

The Variable Rent shall be determined in respect of each period of three (3) months (each an “Interest Period”) by reference to the Applicable Rate on the Quotation Day for such Interest Period provided always that:

(a)	the first Interest Period shall commence on the Delivery Date and end on the Payment Date falling at the end of such Interest Period;

(b)	each subsequent Interest Period will start on the last day of the immediately preceding Interest Period and end on the Payment Date falling at the end of such Interest Period; and

(c)	the final Interest Period for the determination of the Variable Rent shall end on the Expiry Date.

44.6	Unavailability of Term SOFR

(a)	If no Term SOFR is available for an Interest Period, the applicable Reference Rate shall be the Interpolated Term SOFR for a period equal in length to that Interest Period.

(b)
If no Term SOFR is available for an Interest Period and it is not possible to calculate the Interpolated Term SOFR, that Interest Period shall (if it is longer than the Fallback Interest Period) be shortened to the applicable Fallback Interest Period and the applicable Reference Rate for that shortened Interest Period shall be determined pursuant to the definition of Reference Rate.

(c)
If an Interest Period is, after giving effect to paragraph (b) above, either the applicable Fallback Interest Period or shorter than the applicable Fallback Interest Period and, in either case, no  Term SOFR is available for that Interest Period and it is not possible to calculate the Interpolated Term SOFR, the applicable Reference Rate shall be the Historic Term SOFR.

(d)
If paragraph (c) above applies but no Historic Term SOFR is available for an Interest Period, the applicable Reference Rate shall be the Interpolated Historic Term SOFR for a period equal in length to that Interest Period.

(e)
If paragraph (d) above applies but it is not possible to calculate the Interpolated Historic Term SOFR, the relevant Interest Period shall, if it has been shortened pursuant to paragraph (b) above, revert to its previous length and there shall be no Reference Rate for that Interest Period and Clause 44.8 (Cost of funds) shall apply to that Interest Period.

44.7	Market disruption

If before close of business in London on the Quotation Day for an Interest Period the Lessor notifies the Lessee that its cost of funds relating to the Outstanding Charter Hire Principal (or any relevant part of it), would be in excess of the Market Disruption Rate, then Clause 44.8 (Cost of funds) shall apply for the relevant Interest Period.

44.8	Cost of funds

(a)	If this Clause 44.8 applies, the Applicable Rate for the relevant Interest Period shall be the percentage rate per annum which is the sum of:

(i)	the Margin; and

(ii)
the rate notified to the Lessee by the Lessor as soon as practicable and in any event by close of business on the date falling ten Business Days after the Quotation Day (or, if earlier, on the date falling ten Business Days before the date on which interest is due to be paid in respect of that Interest Period), to be that which expresses as a percentage rate per annum the cost of funds of the Lessor in respect of the Outstanding Charter Hire Principal (or any relevant part of it).

(b)
If this Clause 44.8 applies and the Lessor or the Lessee so require, the Lessor and the Lessee shall enter into negotiations (for a period of not more than thirty (30) days) with a view to agreeing an alternative basis for determining the Applicable Rate.

(c)	Any alternative basis agreed pursuant to paragraph (b) above shall, with the prior consent of the Lessor and the Lessee, be binding on all Parties.

(d)	If this Clause 44.8 applies pursuant to Clause 44.7 (Market disruption) and:

(i)	the Lessor’s Funding Rate is less than the Market Disruption Rate; or

(ii)	the Lessor does not notify a rate by the time specified in sub-paragraph (ii) of paragraph (a) above,

the Lessor’s cost of funds for that Interest Period shall be deemed, for the purposes of paragraph (a) above, to be the Market Disruption Rate.

44.9	Notification to the Lessee

If Clause 44.8 (Cost of funds) applies, the Lessor shall, as soon as is practicable, notify the Lessee.

44.10	Business Days

Any payment which is due to be made under an Operative Document on a day which is not a Business Day shall be made on the next Business Day, unless such Business Day falls in the next calendar month or after the Expiry Date, in which case the due date shall be the preceding Business Day.

44.11	Default Interest

Without prejudice to the other rights and remedies of the Lessor hereunder, if any amount due and payable by the Lessee hereunder is not received by the Lessor on the due date for payment thereof in the manner herein stipulated, the Lessee shall pay interest on the same for the period starting on (and including) the due date for payment thereof and ending on (but excluding) the date on which the same is received or recovered by the Lessor in full (after as well as before judgment) at the rate(s) from time to time determined under this Clause 44.11. The period between the due date for payment of any sum due and payable hereunder or thereunder and the date upon which the obligation to pay such sum is discharged shall be divided into successive periods, the duration of which shall be selected by the Lessor.  During each such period (as well after as before judgment) the outstanding balance of the unpaid sum shall bear interest which shall accrue from day to day and on the basis of actual days elapsed and shall be calculated at a rate per annum which is equal to the Default Rate calculated on the basis of a year of three hundred and sixty (360) days and actual days elapsed. Any such interest shall be due and payable when the relevant unpaid sum is paid or, if earlier, at the end of each period by reference to which it is calculated.

44.12	Calculation of the Variable Rent and interest

(a)
Except as otherwise expressly provided in this Charter, all amounts of Variable Rent and any interest, commission or fee accruing under this Charter and any other Operative Document will accrue from day to day and shall be calculated:

(i)	on the basis of the actual number of days elapsed and a year of 360 days (or, in any case where the practice in the Relevant Market differs, in accordance with that market practice); and

(ii)	subject to paragraph (b) below, without rounding.

(b)	The aggregate amount of any accrued interest, commission or fee which is, or becomes, payable by a Relevant Party under an Operative Document shall be rounded to two decimal places.

44.13	Certificates and determinations

Any certificate or determination of the Lessor or any other Creditor Party of a rate or an amount payable under any Operative Document shall specify the relevant rate or amount and shall, in the absence of manifest error, be conclusive and binding on the Lessee.

44.14	Changes to Reference Rates

If a Published Rate Replacement Event has occurred in relation to any Published Rate, any amendment or waiver which relates to:

(a)	providing for the use of a Replacement Reference Rate in place of that Published Rate; and

(b)

(i)	aligning any provision of any Operative Document to the use of that Replacement Reference Rate;

(ii)
enabling that Replacement Reference Rate to be used for the calculation of interest under this Charter (including, without limitation, any consequential changes required to enable that Replacement Reference Rate to be used for the purposes of this Charter);

(iii)	implementing market conventions applicable to that Replacement Reference Rate;

(iv)	providing for appropriate fallback (and market disruption) provisions for that Replacement Reference Rate; or

(v)
adjusting the pricing to reduce or eliminate, to the extent reasonably practicable, any transfer of economic value from one Party to another as a result of the application of that Replacement Reference Rate (and if any adjustment or method for calculating any adjustment has been formally designated, nominated or recommended by the Relevant Nominating Body, the adjustment shall be determined on the basis of that designation, nomination or recommendation), may be made with the consent of the Lessor and the Lessee.

In this Clause 44.14:

Published Rate means:

(a)	SOFR; or

(b)	the Term SOFR for any Quoted Tenor.

Published Rate Replacement Event means, in relation to a Published Rate:

(a)	the methodology, formula or other means of determining that Published Rate has, in the opinion of the Lessor, materially changed; or

(b)

(i)	either

(A)	the administrator of that Published Rate or its supervisor publicly announces that such administrator is insolvent; or

(B)
information is published in any order, decree, notice, petition or filing, however described, of or filed with a court, tribunal, exchange, regulatory authority or similar administrative, regulatory or judicial body which reasonably confirms that the administrator of that Published Rate is insolvent, provided that, in each case, at that time, there is no successor administrator to continue to provide that Published Rate;

(ii)
the administrator of that Published Rate publicly announces that it has ceased or will cease to provide that Published Rate permanently or indefinitely and, at that time, there is no successor administrator to continue to provide that Published Rate;

(iii)	the supervisor of the administrator of that Published Rate publicly announces that such Published Rate has been or will be permanently or indefinitely discontinued; or

(iv)	the administrator of that Published Rate or its supervisor announces that that Published Rate may no longer be used; or

(c)
the administrator of that Published Rate (or the administrator of an interest rate which is a constituent element of that Published Rate) determines that that Published Rate should be calculated in accordance with its reduced submissions or other contingency or fallback policies or arrangements and either:

(i)	the circumstance(s) or event(s) leading to such determination are not (in the opinion of the Lessor) temporary; or

(ii)	that Published Rate is calculated in accordance with any such policy or arrangement for a period of no less than 15 Business Days; or

(d)	in the opinion of the Lessor, that Published Rate is otherwise no longer appropriate for the purposes of calculating interest under this Charter.

Quoted Tenor means, in relation to Term SOFR, any period for which that rate is customarily displayed on the relevant page or screen of an information service.

Relevant Nominating Body means any applicable central bank, regulator or other supervisory authority or a group of them, or any working group or committee sponsored or chaired by, or constituted at the request of, any of them or the Financial Stability Board.

Replacement Reference Rate means a reference rate which is:

(a)	formally designated, nominated or recommended as the replacement for a Published Rate by:

(i)	the administrator of that Published Rate (provided that the market or economic reality that such reference rate measures is the same as that measured by that Published Rate); or

(ii)	any Relevant Nominating Body,

and if replacements have, at the relevant time, been formally designated, nominated or recommended under both paragraphs, the “Replacement Reference Rate” will be the replacement under paragraph (ii) above;

(b)	in the opinion of the Lessor and the Lessee, generally accepted in the international or any relevant domestic syndicated loan markets as the appropriate successor to a Published Rate; or

(c)	in the opinion of the Lessor and the Lessee, an appropriate successor to a Published Rate.

45	Costs and Expenses

The Lessee shall pay to each Creditor Party on demand, on an After Tax Basis, all Losses incurred by that Creditor Party in connection with:

(a)	all reasonable and documented legal and out-of-pocket expenses of the Lessor in connection with the negotiation, preparation and execution of the Operative Documents;

(b)	any variation of any Operative Document or any waiver or consent required under any of them (including any amendment or waiver pursuant to Clause 44.14 (Changes to Reference Rates));

(c)	any document executed in respect of additional security provided pursuant to Clause 59.2 (Security Coverage Ratio);

(d)
the early termination of the leasing of the Vessel and the sale of the Vessel to the Lessee pursuant to Clause 64 (Purchase Option and Purchase Obligation) or following the occurrence of an Early Termination Event or a Termination Event;

(e)
investigating the occurrence or alleged occurrence of a Termination Event and the enforcement or preservation of any right conferred upon a Creditor Party by any of the Operative Documents, or in respect of the repossession of the Vessel in accordance with the Operative Documents (or any of them);

(f)
a breach by a Creditor Party of its obligations under any of the Finance Documents provided that such breach is caused (whether directly or indirectly) by a breach of any of the Operative Documents by a Relevant Party; and

(g)	a Total Loss or event which may result in a Total Loss.

46	Accounts

46.1	General undertakings

The Lessee undertakes with the Lessor that, from the date of this Charter and thereafter, it will:

(a)	open the Operating Account with the Account Bank and, in connection therewith, will from time to time complete all “know your customer” and other returns necessary for such process;

(b)	maintain the Operating Account with the Account Bank; and

(c)	not withdraw or permit withdrawal of any moneys from the Operating Account other than in accordance with the provisions of this Clause 46.

46.2	Payment of Earnings etc.

The Lessee shall after the date of this Charter and throughout the Charter Period, direct any Sub-Charterer and any other person liable therefor to pay all Earnings and Requisition Compensation payable to the Lessee into the Operating Account, for application in accordance with this Charter and/or the relevant Security Documents.

46.3	Currency

Any moneys required to be credited to the Operating Account denominated in a currency other than Dollars shall be paid by the recipient to the Account Bank which shall purchase Dollars with such moneys at either (i) the spot rate of exchange of the Account Bank or (ii) if no spot rate of exchange is available, at a rate determined by the Account Bank at 11.00 am (New York time) on the Business Day following the day on which such moneys are received by the Account Bank for the purchase of Dollars with that other currency and the Account Bank shall credit the proceeds of such conversion to the Operating Account.

46.4	Operating Account

(a)	Subject to paragraph (b) and (c) below, no withdrawals shall be permitted from the Operating Account without the prior written consent of the Lessor.

(b)
The Lessee shall not be allowed to withdraw amounts standing to the credit of the Operating Account unless the amount standing to the credit of the Operating Account after such withdrawal is at least equal to the Minimum Liquidity Amount required under paragraph (a) of Clause 53 (Financial covenants).

(c)
If there is no Early Termination Event, Potential Termination Event or Termination Event has occurred and is continuing and subject always to the Lessee being in compliance with this Clause 46.4, Clause 53 (Financial Covenants), Clause 54.13 (Distributions and other payments) and Clause 59.2 (Security Coverage Ratio), the Lessee may withdraw moneys from the Operating Account for any purpose whatsoever which is permitted (or not prohibited) by the terms of this Charter and the Operative Documents.

46.5	Other provisions

(a)
The Lessee shall not close the Operating Account or alter, or permit to alter, the terms of the Operating Account from those in force at the time it is designated for the purposes of this Clause 46 or waive any of its rights in relation to the Operating Account except with the prior written approval of the Lessor.

(b)
The Lessee shall deposit with the Lessor all certificates of deposit, receipts or other instruments or securities relating to the Operating Account, notify the Lessor of any claim or notice relating to the Operating Account from any other party and provide the Lessor with any other information it may request concerning the Operating Account.

47	Indemnities

47.1	Currency indemnity

(a)
If any sum due from any Relevant Party under any Operative Document (a “Sum”), or any order, judgment or award given or made in relation to a Sum, has to be converted from the currency (the “First Currency”) in which that Sum is payable into another currency (the “Second Currency”) for the purpose of:

(i)	making or filing a claim or proof against any Relevant Party; or

(ii)	obtaining or enforcing an order, judgment or award in relation to any litigation or arbitration proceedings,

the Lessee shall indemnify the relevant Indemnitee, on an After Tax Basis, against all Losses arising out of, or as a result of, the conversion, including any discrepancy between (A) the rate of exchange used to convert that Sum from the First Currency into the Second Currency and (B) the rate or rates of exchange available to the relevant Indemnitee at the time of its receipt of that Sum.

(b)
The Lessee waives any right it may have in any jurisdiction to pay any amount under any relevant Operative Document in a currency or currency unit other than that in which it is expressed to be payable.

47.2	Financial indemnities

The Lessee shall indemnify each relevant Indemnitee on demand, on an After Tax Basis, against all Losses incurred by such Indemnitee as a result of or in connection with:

(a)	any default by any Relevant Party in payment of any amount due under this Charter or any other Operative Document;

(b)
Delivery having failed to occur on the Scheduled Delivery Date by reason of the operation of any one or more of the provisions of this Charter if the Delivery Notice (as defined in the Memorandum of Agreement) has been served under the Memorandum of Agreement;

(c)	any costs, charges or expenses which any Relevant Party has agreed to pay under any of the Operative Documents and which are claimed or assessed against or paid by an Indemnitee; and

(d)	any voluntary termination or any Purchase Option not being exercised in accordance with the notice given by the Lessee.

47.3	Operational indemnity

The Lessee shall indemnify each Indemnitee, on an After Tax Basis, against all Losses incurred by that Indemnitee as a result of, or in connection with:

(a)
the condition, testing, design, manufacture, delivery, redelivery, non-delivery, purchase, export, import, registration, ownership, classification, leasing, sub-leasing, management, possession, manning, provision of bunkers and lubricating oils, dry-docking, surveys, control, use, operation, maintenance, repair, replacement, refurbishment, modification, overhaul, insurance, sale or other disposal, return or storage of, or loss of or damage to, the Vessel, or otherwise in connection with the Vessel, or relating to loss or destruction of, or damage to, any property, or death or injury of, or other similar loss suffered by, any person relating to any of these matters;

(b)
claims which may be made on the ground that any design, article or material in the Vessel or the operation or use of such design, article or material constitutes an infringement of patent, trademark, copyright or other intellectual property right or any other right;

(c)
preventing or attempting to prevent the arrest, confiscation, seizure, taking in execution, impounding, forfeiture or detention of the Vessel, or in securing the release of the Vessel unless such arrest, confiscation, seizure, taking in execution, impounding, forfeiture or detention is caused solely by the Lessor’s act or omission;

(d)
in addition to what is otherwise provided in Clause 24 (Wreck Removal), the Vessel becoming a wreck or obstruction to navigation, including the removal or destruction of the wreck or obstruction under statutory or other powers;

(e)	any reflagging, deletion and/or registration of the Vessel by the Lessor which may be required following the occurrence of a Termination Event;

(f)	any Environmental Claim or any breach of an Environmental Law or the terms and conditions of an Environmental Authorisation; or

(g)	the Lessee contesting any claim pursuant to paragraph (c) of Clause 47.4 (Conduct of claims).

47.4	Conduct of claims

(a)
The Lessor shall request each Indemnitee to notify the Lessee as soon as reasonably practicable after a written claim is made against that Indemnitee with respect to any matter for which the Lessee is responsible under this Clause 47.

(b)	Any notification given under paragraph (a) above shall give such details as the relevant Indemnitee then has regarding the claim and any Loss.

(c)
The Lessee may (with the Lessor’s prior written consent, such consent not to be unreasonably withheld), in consultation with the Lessor and the relevant Indemnitee, assume and conduct promptly and diligently the defence of any claim of the Lessor giving rise to an obligation on the Lessee to indemnify under this Charter (a Lessor Claim), provided that:

(i)	no Potential Termination Event or Termination Event has occurred and is continuing;

(ii)	the contest does not involve any risk of criminal liability to the Lessor or any material risk of the sale, forfeiture or loss of the Vessel;

(iii)	independent legal counsel reasonably acceptable to the Lessor is of the opinion, confirmed in writing to the Lessor, that a reasonable basis exists for contesting the relevant Lessor Claim;

(iv)	the commercial position and business reputation of the Lessor or the relevant Indemnitee will not be materially or adversely affected by contesting the relevant Lessor Claim; and

(v)	the Lessee will be responsible for all Losses suffered by any Indemnitee as a consequence of the Lessee contesting the relevant Lessor Claim.

(d)
The Lessor and any other relevant Indemnitee will not, by reason of the Lessee contesting a claim in accordance with paragraph (c) above, be prevented from settling or paying any claim if it is required to do so by applicable law.

(e)
The Lessee and its insurers shall have the right, at the Lessee’s or its insurers’ expense, to investigate any claim for which indemnification is sought pursuant to this Charter.  The Lessor shall co-operate with the Lessee and/or its insurers with respect to such investigation.

47.5	Continuation of indemnities

The indemnities contained in this Charter in favour of the Indemnitees shall continue in full force and effect notwithstanding:

(a)	the termination of the leasing of the Vessel to the Lessee under this Charter; or

(b)	the expiration of the Charter Period by effluxion of time or otherwise.

47.6	Indemnity payments

(a)	Any payment becoming due by the Lessee to any Indemnitee under this Charter shall be paid:

(i)	within five (5) Business Days of demand made by such Indemnitee; and

(ii)	together with interest at the Default Rate from the date of such demand to the date of reimbursement by the Lessee to such Indemnitee (both before and after judgment).

(b)
For the avoidance of doubt, it shall not be a condition to the obligation of the Lessee to make a payment under this Charter in respect of any Loss incurred by an Indemnitee to any third party that the relevant Indemnitee has paid any amount to the third party, but only that an amount is payable by such Indemnitee.

(c)	With respect to the giving of the notification under paragraph (a) of Clause 47.4 (Conduct of claims), each Indemnitee agrees that:

(i)
such notification shall not limit such Indemnitee’s right to make further or additional demands on the Lessee in respect of the matter so notified, or in respect of any other matter which is, or may become, the subject of a claim by such Indemnitee on the Lessee under this Charter; and

(ii)
the failure or delay by any Indemnitee to give such notification within a reasonable period of time shall not affect or limit the rights of such Indemnitee under this Charter, or the exercise of such rights in relation to the matter in question, or to any other matter which is, or may become, the subject of a claim by such Indemnitee on the Lessee under this Charter.

48	Taxes

48.1	Withholding Taxes

If, after the date of this Charter, any Tax Deduction is required to be made:

(a)	the Lessee shall promptly notify the Lessor in writing after the Lessee becomes aware of such requirement;

(b)	the Lessee shall pay, or shall procure the payment of, the full amount of such Tax Deduction to the appropriate entity within the time period for payment permitted by law; and

(c)
the sum due from any Relevant Party in respect of such payment under an Operative Document which is subject to such Tax Deduction shall be increased to the extent necessary to ensure that, after the making of such Tax Deduction, the Lessor or any other relevant Creditor Party receives and retains (free from any liability in respect of any such Tax Deduction) on the due date for such payment, a sum equal to the sum which the Lessor or the relevant Creditor Party would have received and so retained had no such Tax Deduction been made or required to be made from such payment. The Lessee shall promptly deliver to the Lessor appropriate receipts evidencing any Tax Deduction so made.

48.2	Tax indemnity

The Lessee shall pay, and on written demand shall indemnify and hold harmless, the Lessor, the Security Trustee and their respective directors, officers, successors and their duly appointed agents (each of whom is referred to in this Clause 48 as a “Tax Indemnitee”) from and against, any and all fees and duties incurred (including, but not limited to, license and registration fees), Taxes imposed on or against any Tax Indemnitee upon or with respect to:

(a)
the purchase, title, ownership, acquisition, acceptance, rejection, delivery, non-delivery, possession, operation, use, condition, maintenance, repair, sale, remarketing, return, redelivery, storage, manufacture, charter, sub-charter, leasing, modification, supply, replacement, importation, transfer of title, repossession, exportation or other application or disposition of, or the imposition of any Lien on, the Vessel or any interest in the Vessel; or

(b)
otherwise arising with respect to the Vessel or any Operative Document, any Finance Document or the transactions contemplated by, or any amounts paid or payable under or in respect of, this Charter, the other Operative Documents and the Finance Documents.

48.3	Grossing-up of indemnity payments

(a)
If any sum payable to any Indemnitee or Tax Indemnitee by the Lessee under this Charter by way of indemnity proves to be insufficient, by reason of any Taxation imposed on such sum, for the Lessor to discharge the corresponding liability to a third party, or to reimburse such Indemnitee or Tax Indemnitee for the cost incurred by it in discharging such corresponding liability, the Lessee shall, upon receipt of evidence showing such insufficiency, pay to the relevant Indemnitee or Tax Indemnitee such additional sum as (after taking into account such Taxation suffered by the Lessor) shall be required to make up the relevant deficit.

(b)
If and to the extent that any sum (the “indemnity sum”) constituting (directly or indirectly) an indemnity to an Indemnitee or Tax Indemnitee, but paid by the Lessee to any person other than an Indemnitee or Tax Indemnitee, shall be treated as taxable in the hands of such Indemnitee or Tax Indemnitee, the Lessee shall pay to the Lessor such sum (the “compensating sum”) as (after taking into account any Taxation suffered by the Lessor on the compensating sum) shall reimburse the Indemnitee or Tax Indemnitee for any Taxation suffered by it in respect of the indemnity sum.

48.4	Stamp taxes

(a)	Each Relevant Party shall:

(i)	pay all stamp, documentary, registration or other similar Taxes imposed on or in connection with any of the Operative Documents to which it is a party; and

(ii)
provide the Lessor and if requested by the Lessor the Security Trustee, with receipts in respect of such payments, unless such receipts shall not be available, in which case such Relevant Party shall provide the Lessor and, if applicable, the Security Trustee with satisfactory evidence of such payments.

(b)
Each Relevant Party shall indemnify the Lessor and the Security Trustee on an After Tax Basis, against all Losses arising by reason of any delay or omission by the Relevant Party to pay such duties or Taxes.

49	Illegality

49.1	Consequences of illegality

(a)
If, in any applicable jurisdiction, it becomes unlawful for the Lessor or the Security Trustee or any Relevant Party to perform any of its obligations or to exercise any of its rights under any of the Operative Documents or any of the Finance Documents to which it is a party, the Lessor shall be entitled, by giving written notice to the Lessee:

(i)	to cancel the Memorandum of Agreement and to cancel this Charter, if any such event occurs prior to the Delivery Date; or

(ii)	to terminate this Charter if such event occurs after the Delivery Date, in each case, immediately or, if later, upon the date upon which the relevant illegality will become effective.

(b)
If, in any applicable jurisdiction, it becomes unlawful for a Finance Party to perform any of its obligations or to exercise any of its rights under any of the Finance Documents to which it is a party, the Lessor will promptly notify the Lessee of such event.

49.2	Termination

(a)	On the date of the cancellation referred to in Clause 49.1(a)(i), the Lessee shall pay to the Lessor:

(i)	any Remittance Interest accrued on the Purchase Price;

(ii)	any relevant Break Costs;

(iii)	any fee (other than a Prepayment Fee) and other amount then due and payable but unpaid by any Relevant Party to the Lessor and/or the Security Trustee under any of the Operative Documents;

(iv)
any cost incurred by the Lessor and/or the Security Trustee to the Finance Parties under the Finance Documents as a result of the occurrence of the cancellation of the Memorandum of Agreement and/or this Charter; and

(v)	any out of pocket costs (including legal costs) incurred by the Lessor and/or the Security Trustee in connection with the cancellation of the Memorandum of Agreement and/or this Charter.

(b)	On the date of the termination referred to in Clause 49.1(a)(ii), the Lessee shall pay to the Lessor:

(i)	any Rent (including, if applicable, the Balloon Rental) due or accrued but unpaid on such date;

(ii)	the Outstanding Charter Hire Principal on such date;

(iii)	any interest accrued on any unpaid and overdue Rent (including, if applicable. the Balloon Rental) or the Outstanding Charter Hire Principal at the Default Rate;

(iv)	any relevant Break Costs;

(v)	any fee (other than a Prepayment Fee) and other amount then due and payable but unpaid by any Relevant Party to the Lessor and/or the Security Trustee under any of the Operative Documents;

(vi)	any cost incurred by the Lessor and/or the Security Trustee to the Finance Parties under the Finance Documents as a result of the termination of this Charter; and

(vii)	any out of pocket costs (including legal costs) incurred by the Lessor and/or the Security Trustee in connection with the termination of this Charter.

49.3	Release and Transfer

Upon receipt by the Lessor of the sums set out in Clause 49.2 (Termination), and subject to no Termination Event or Potential Termination Event being outstanding and/or having occurred and subject to the Security Coverage Ratio complying with the Asset Coverage Threshold (as each such term is defined in the Associated Charter) applicable at the time pursuant to Clause 59.2 (Security Coverage Ratio) of the Associated Charter (including in each case on, before or after the release and transfer referred to below), the Lessor shall:

(a)
procure the release of all Liens created by the Lessor on the Vessel and the other security created pursuant to the Operative Documents in relation to the Vessel and this Charter (and if they relate to both the Vessel and the Associated Vessel, and/or to both this Charter and the Associated Charter, only insofar as they relate to the Vessel and this Charter); and

(b)
transfer title to the Vessel to the Lessee or its nominee pursuant to the terms set out in Clause 67 (Transfer of title) if Delivery of the Vessel under the Memorandum of Agreement has already occurred.

50	Increased Costs

50.1	Increased Costs

(a)	Subject to Clause 50.2 (Increased Costs exclusions), the Lessee shall promptly pay to the relevant Indemnitee the amount of any Increased Costs incurred by such Indemnitee as a result of:

(i)	the introduction of or any change in (or in the interpretation, administration or application of) any law or regulation after the date of this Charter; or

(ii)	compliance with any law or regulation made after the date of this Charter; or

(iii)	the implementation or application of, or compliance with, Basel III, Reformed Basel III, CRR or CRR II or any law or regulation that implements or applies Basel III, Reformed Basel III, CRR or CRR II.

(b)	In this Charter:

Basel III means:

(i)
the agreements on capital requirements, leverage ratio and liquidity standards contained in “Basel III: A global regulatory framework for more resilient banks and banking systems”, “Basel III: International framework for liquidity risk measurement, standards and monitoring” and “Guidance for national authorities operating the countercyclical capital buffer” published by the Basel Committee on Banking Supervision in December 2010, each as amended, supplemented or restated;

(ii)
the rules for global systemically important banks contained in “Global systemically important banks: assessment methodology and the additional loss absorbency requirement – Rules text” published by the Basel Committee on Banking Supervision in November 2011, as amended, supplemented or restated; and

(iii)	any further guidance or standards published by the Basel Committee on Banking Supervision relating to “Basel III”,

other than, in each such case, the agreements, rules, guidance and standards set out in Reformed Basel III as amended, supplemented or restated after the date of this Charter.

CRR means either CRR-EU or, as the context may require, CRR-UK.

CRR-EU means regulation 575/2013 of the European Union on prudential requirements for credit institutions and investment firms and regulation 2019/876 of the European Union amending Regulation (EU) No 575/2013 and all delegated and implementing regulations supplementing that Regulation.

CRR-UK means CRR-EU as amended and transposed into the laws of the United Kingdom by the European Union (Withdrawal) Act 2018 and the European Union (Withdrawal Agreement) Act 2020 and as amended by the Capital Requirements (Amendment) (EU Exit) Regulations 2019.

CRR II means either CRR II-EU or, as the context may require, CRR II-UK.

CRR II-EU means regulation 2019/876 amending CRR-EU as regards the leverage ratio, the net stable funding ratio, requirements for own funds and eligible liabilities, counterparty credit risk, market risk, exposures to central counterparties, exposures to collective investment undertakings, large exposures, reporting and disclosure requirements, and Regulation (EU) No 648/2012 and all delegated and implementing regulations supplementing that Regulation.

CRR II-UK means CRR II-EU as amended and transposed into the laws of the United Kingdom by the European Union (Withdrawal) Act 2018 and the European Union (Withdrawal Agreement) Act 2020 and as amended by the Capital Requirements (Amendment) (EU Exit) Regulations 2019.

Increased Costs means:

(i)
a reduction in the rate of return from the transactions contemplated by the Operative Documents or on an Indemnitee’s overall capital (including as a result of any reduction in the rate of return on capital brought about by more capital being required to be allocated by such Indemnitee);

(ii)	an additional or increased cost; or

(iii)	a reduction of any amount due and payable under any Operative Document,

which is incurred or suffered by the Lessor or any other Indemnitee or any of its Affiliates to the extent that it is attributable to the Lessor or that Indemnitee having entered into any of the Operative Documents or funding or performing its obligations under any of the Operative Documents.

Reformed Basel III means the agreements contained in “Basel III: Finalising post-crisis reforms” published by the Basel Committee on Banking Supervision in December 2017, as amended, supplemented or restated.

50.2	Increased Costs exclusions

Clause 50.1 (Increased Costs) does not apply to the extent any Increased Cost is:

(a)	attributable to a Tax Deduction to be made by the Lessee or any other Relevant Party;

(b)
compensated for by Clause 48.2 (Tax indemnity) or 48.3 (Gross-up of indemnity payments) (or would have been compensated for under Clause 48.2 (Tax indemnity) but was not so compensated solely because the exclusions to Clause 48.2 (Tax indemnity) applied); or

(c)	attributable to the wilful breach by the relevant Indemnitee of any law or regulation.

50.3	Payment of Increased Costs, indemnity sum or voluntary termination

(a)
If an Indemnitee or a Tax Indemnitee other than the Lessor wishes to make a claim pursuant to paragraph (c) of Clause 48.1 (Withholding Taxes), Clause 48.2 (Tax Indemnity) or Clause 50.1 (Increased Costs), it shall notify the Lessor of the event giving rise to the claim. The Lessor shall then promptly notify the Lessee.

(b)	Upon receipt of the Lessor’s notification, the Lessee shall notify the Lessor of its intention to either:

(i)
pay by means of an adjustment to the Rent, the amount which the Lessor notifies the Lessee that the relevant Indemnitee or Tax Indemnitee has determined is necessary to compensate it for the Increased Cost or indemnity sum;

(ii)	if any such event occurs prior to the Delivery, to cancel the Memorandum of Agreement and this Charter; or

(iii)	if any such event occurs after the Delivery, to terminate the leasing of the Vessel,

in each case, either immediately or at a future specified date prior to the latest date permitted by such law or regulation.

(c)
If the Lessee elects to voluntarily terminate the Memorandum of Agreement, the Lessor’s obligations under the Memorandum of Agreement and this Charter shall cease either immediately or on the future specified date which is prior to the latest date permitted by such law or regulation.

(d)
If the Lessee elects to voluntarily terminate this Charter, the Charter Period shall be terminated either immediately or on the future specified date which is prior to the latest date permitted by such law or regulation.

(e)
On the date of the termination referred to in paragraph (c) above, the Lessee shall pay to the Lessor any amount then due and payable but unpaid by the Lessee to the Lessor or any other Indemnitee under any of the Operative Documents or by the Lessee to the Lessor under the Memorandum of Agreement.

(f)	On the date of the termination referred to in paragraph (d) above, the Lessee shall pay to the Lessor:

(i)	any Rent (including, if applicable, the Balloon Rental) due or accrued but unpaid on such date;

(ii)	the Outstanding Charter Hire Principal on such date;

(iii)	any interest accrued on any unpaid and overdue Rent (including, if applicable, the Balloon Rental) or the Outstanding Charter Hire Principal at the Default Rate;

(iv)	the relevant Prepayment Fee;

(v)	any cost incurred by the Lessor or the Security Trustee or any other Indemnitee to the Finance Parties under the Finance Documents as a result of the termination of this Charter;

(vi)	any other amount then due and payable but unpaid by the Lessee to the Lessor or the Security Trustee or any other Indemnitee under any of the Operative Documents; and

(vii)	any relevant Break Costs.

(g)
Upon receipt by the Lessor of the sums set out in paragraph (e) or (f) above, and subject to no Termination Event or Potential Termination Event being outstanding and/or having occurred and subject to the Security Coverage Ratio complying with the Asset Coverage Threshold (as each such term is defined in the Associated Charter) applicable at the time pursuant to Clause 59.2 (Security Coverage Ratio) of the Associated Charter (including in each case on, before or after the release and transfer referred to below), the Lessor shall, as soon as practically possible:

(i)
procure the release of all Liens created by the Lessor on the Vessel and the other security created pursuant to the Operative Documents in relation to the Vessel and this Charter (and if they relate to both the Vessel and the Associated Vessel, and/or to both this Charter and the Associated Charter, only insofar as they relate to the Vessel and this Charter); and

(ii)
transfer title to the Vessel to the Lessee or its nominee pursuant to the terms set out in Clause 67 (Transfer of title) if Delivery of the Vessel under the Memorandum of Agreement has already occurred.

50.4	FATCA Information

(a)	Subject to Clause 50.4(c), each Party shall, within ten (10) Business Days of a reasonable request by the other Party:

(i)	confirm to that other Party whether it is:

(A)	a FATCA Exempt Party; or

(B)	not a FATCA Exempt Party; and

(ii)
supply to that other Party such forms, documentation and other information relating to its status under FATCA as that other Party reasonably requests for the purposes of that other Party’s compliance with FATCA; and

(iii)
supply to that other Party such forms, documentation and other information relating to its status as that other Party reasonably requests for the purposes of that other Party’s compliance with any other law, regulation, or exchange of information regime.

(b)
If a Party confirms to another Party pursuant to Clause 50.4(a)(i) that it is a FATCA Exempt Party and it subsequently becomes aware that it is not or has ceased to be a FATCA Exempt Party, that Party shall notify that other Party reasonably promptly.

(c)	Clause 50.4(a) shall not oblige the Lessor to do anything, which would or might in its reasonable opinion constitute a breach of:

(i)	any law or regulation;

(ii)	any fiduciary duty; or

(iii)	any duty of confidentiality.

(d)
If a Party fails to confirm whether or not it is a FATCA Exempt Party or to supply forms, documentation or other information requested in accordance with paragraphs (a) or (b) above (including, for the avoidance of doubt, where Clause 50.4(c) applies), then such Party shall be treated for the purposes of the Operative Documents (and payments under them) as if it is not a FATCA Except Party until such time as the Party in question provided the requested confirmation, forms, documentation or other information.

51	Representations

51.1	Lessee representations

The Lessee for and on behalf of and respect of each Relevant Party (but, in respect of a Third Party Manager only to the best of its knowledge) makes the representations and warranties set out in this Clause 51.1 to the Lessor on the date of this Charter.

(a)	Status

(i)
Each Relevant Party is a limited liability company or, as the case may be, a corporation, duly incorporated, and validly existing and, where applicable, in good standing under the laws of its jurisdiction of incorporation.

(ii)	Each Relevant Party has the power and authority to own its assets and carry on its business as it is now being conducted.

(b)	Binding obligations

The obligations expressed to be assumed by each Relevant Party in each Transaction Document to which it is a party are legal, valid, binding and enforceable in accordance with their terms.

(c)	Non-conflict with other obligations

The entry into and performance by each Relevant Party of, and the transactions contemplated by, the Transaction Documents to which it is a party do not and will not conflict with:

(i)	any law or regulation applicable to it;

(ii)	its constitutional documents; or

(iii)	any agreement or instrument binding upon it or any of its assets,

nor constitute a default or termination event (however described) under any such agreement or instrument, or (except as provided in any Security Document to which each Relevant Party is a party or a Permitted Lien) result in the existence of, or oblige it to create, any Lien over any of its assets.

(d)	Power and authority

(i)
Each Relevant Party has the power to enter into, perform and deliver and comply with its obligations under, and has taken all necessary action to authorise its entry into, performance and delivery of, and compliance with, the Transaction Documents to which it is a party and the transactions contemplated by those documents and to create the Liens expressed to be created by the Security Documents to which it is or will be a party.

(ii)
No limitation on any Relevant Party’s powers to borrow, create security or give guarantees will be exceeded as a result of any transaction under, or the entry into of, any Transaction Document to which such Relevant Party is, or is to be, a party.

(e)	Validity and admissibility in evidence

All Authorisations required or desirable:

(i)	to enable each Relevant Party lawfully to enter into, exercise its rights and comply with its obligations in, the Transaction Documents to which it is a party;

(ii)	to make the Transaction Documents to which each Relevant Party is a party admissible in evidence in its jurisdiction of incorporation;

(iii)	for each Relevant Party to carry on its business; and

(iv)
to enable each Relevant Party to create the Liens to be created by it under any Security Document to which it is a party and to ensure that such Lien has the priority and ranking it is expressed to have, have been obtained or effected and are in full force and effect.

(f)	Governing law and enforcement

(i)
The choice of English law as the governing law of the Transaction Documents (other than the Account Security) to which a Relevant Party is a party, and the choice of the governing law of the Account Security will be recognised and enforced in its jurisdiction of incorporation.

(ii)	Any judgment or arbitration award obtained in England in relation to an Transaction Document to which a Relevant Party is a party will be recognised and enforced in its jurisdiction of incorporation.

(g)	Place of business

(i)	None of the Relevant Parties has established a place of business in England.

(ii)
The Lessee’s centre of main interest (as that term is used in Article 3(1) of the Regulation (EU) 2015/848 of 20 May 2015 on insolvency proceedings (recast) (the Regulation)) is situated in its jurisdiction of incorporation and it has no “establishment” (as that term is used in Article 2(10) of the Regulation) in any other jurisdiction.

(h)	No misleading information

(i)
All information provided by any Relevant Party for the purposes of any Operative Document was true, complete and accurate in all material respects as at the date it was provided or as at the date (if any) at which it is stated.

(ii)
Any financial projections provided by any Relevant Party or on its behalf and delivered to the Lessor in connection with this Charter have been prepared on the basis of recent historical information and on the basis of reasonable assumptions.

(iii)
Nothing has occurred or been omitted from the information so provided and no information has been given by any Relevant Party or withheld that results in any such information provided by such Relevant Party or on its behalf being untrue or misleading in any material respect.

(i)	Financial statements

(i)	The Group’s financial statements most recently supplied to the Lessor were prepared in accordance with GAAP consistently applied save to the extent expressly disclosed in such financial statements.

(ii)
The Group’s financial statements most recently supplied to the Lessor give a true and fair view and represent its financial condition and operations as at the end of the relevant financial year save to the extent expressly disclosed in such financial statements.

(iii)	There has been no material adverse change in the Group’s business or financial condition since the date of the Original Financial Statements.

(j)	Pari passu ranking

(i)
Each Security Document to which each Relevant Party is a party creates (or, once entered into, will create) in favour of the Security Trustee the Security which it is expressed to create with the ranking and priority it is expressed to have.

(ii)
Without limiting paragraph (i) above, each Relevant Party’s payment obligations under each Operative Document to which it is a party rank at least pari passu with the claims of all its other unsecured and unsubordinated creditors, except for obligations mandatorily preferred by law applying to companies generally.

(k)	Insolvency

No insolvency proceeding or creditors’ process described in Clause 63.11 (Insolvency proceedings) has been taken or threatened in relation to any Relevant Party and no petition for the opening of such proceedings has been presented.

(l)	Deduction of Tax

It is not required under the law applicable where any Relevant Party is incorporated or formed or resident or at its address specified in this Charter or any Operative Document to make any Tax Deduction from any payment it may make under any Operative Document.

(m)	No filing or stamp taxes

Under the law of each Relevant Party’s jurisdiction of incorporation, it is not necessary that any of the Transaction Documents to which it is a party be filed, recorded or enrolled with any court or other authority in that jurisdiction or that any stamp, registration or similar tax be paid in that jurisdiction on or in relation to any of the Transaction Documents to which it is a party or the transactions contemplated by any of the Transaction Documents to which it is a party.

(n)	No Termination Event

(i)
No Termination Event and no Potential Termination Event is continuing or might reasonably be expected to result from the entry into or performance of, or the transactions contemplated by, the Transaction Documents to which each Relevant Party is a party.

(ii)
No other event or circumstance is outstanding which constitutes a default under any other agreement or instrument which is binding on it or to which its assets are subject which would have a Material Adverse Effect.

(o)	No proceedings pending or threatened

No litigation, arbitration or administrative proceedings of or before any court, arbitral body or agency (including any Environmental Claims) which, if adversely determined, might reasonably be expected to have a Material Adverse Effect have been started or threatened against it or any other Relevant Party.

(p)	Authorised signatures

Any person specified as an authorised signatory of each Relevant Party under Schedule 1 (Conditions precedent) is authorised to sign all documents and notices on its behalf.

(q)	No immunity

Each Relevant Party and its assets are not entitled to immunity on the grounds of sovereignty or otherwise from any legal action or proceeding (including suit, attachment prior to judgment, execution or other enforcement).

(r)	Environmental Authorisations

All records, reports, returns, registrations and information necessary for compliance with any Environmental Law or any Environmental Authorisations have been made or given to the relevant competent authority in accordance with the requirements thereof.

(s)	Environmental provisions

(i)	All applicable Environmental Laws and Environmental Authorisations relating to the Vessel and her operation and management have been complied with.

(ii)	No Environmental Claim has been made or threatened against the Lessee or any Manager in connection with the Vessel.

(iii)	No Environmental Incident has occurred.

(t)	Liens

The Vessel will be free from all Liens at Delivery.

(u)	Vessel condition

At Delivery, the Vessel will comply with all requirements of this Charter including, without limitation, in respect of its condition, insurance, class and employment.

(v)	Tax compliance

Each Relevant Party has complied in all material respects with all Tax laws and regulations applicable to it and its business.

(w)	Anti-corruption law and anti-bribery law

Each Relevant Party is not in breach of any laws or regulations relating to the laws of England, the Republic of the Marshall Islands, the Vessel and its ownership, employment, operation, management and registration, and in particular each such Relevant Party has complied with all Anti-Money Laundering Laws and each such Relevant Party has instituted and maintained systems, controls, policies and procedures designed to detect and prevent incidences of money laundering and promote and achieve compliance with Anti-Money Laundering Laws.

(x)	Sanctions

(i)
No Relevant Party, nor any of their Subsidiaries, directors or officers, is a Restricted Person or is owned or controlled by, or acting directly or indirectly on behalf of or for the benefit of, a Restricted Person and none of such persons owns or controls a Restricted Person.

(ii)
Notwithstanding any other provision of this Charter or any other Operative Document to the contrary, neither the Lessor nor any Relevant Party is obliged to do or omit to do anything if it would be likely to constitute a breach of any Sanctions or any laws and regulations relating to anti-money laundering, counter-terrorism financing or economic and trade sanctions applicable to it.

(iii)
Notwithstanding any other provision of this Charter or any other Operative Document to the contrary but subject to any statutory obligations and confidentiality undertakings by which the Lessor, any Relevant Party may be bound, each of them agrees to provide any information and documents that are within its possession, custody or control reasonably required by any other Party in order for that other Party to comply with any Sanctions, any Anti-Money Laundering Laws or any other laws and regulations relating to anti-money laundering, counter-terrorism financing or economic and trade sanctions applicable to it.

(iv)
If the Lessor or any Relevant Party is required to disclose information obtained in connection with this Charter or any other Operative Document to any person in order to comply with any Sanctions or any laws and regulations relating to anti-money laundering, counter-terrorism financing or economic and trade sanctions applicable to it, each of them agrees that, if permitted to do so by law, it will immediately notify the other Party of the requirement to disclose such information and that to the extent permitted by law, such disclosure will not breach any duty of confidentiality owed by any of them to any of the others.

(y)	Disclosure of material facts

None of the Relevant Parties is aware of any material facts or circumstances which have not been disclosed to the Lessor and which might, if disclosed, have adversely affected the decision of a person considering whether or not to acquire the Vessel from the Lessee and to charter it back to the Lessee.

(z)	Shares

(i)	All of the shares of the Lessee are fully paid and not subject to any option to purchase or similar rights and are in registered format.

(ii)	The constitutional documents of the Lessee do not and could not restrict or inhibit any transfer of those shares on creation or enforcement of the Security Documents.

(iii)
There are no agreements in force which provide for the issue or allotment of, or grant any person the right to call for the issue or allotment of, any share or loan capital of the Lessee (including any option or right of pre-emption or conversion).

(aa)	Ownership of Lessee

The Lessee is a wholly owned direct Subsidiary of the Guarantor.

(bb)	No Change of Control

There has not been a Change of Control.

(cc)	No breach of any Charter Document

Neither the Lessee nor (so far as the Lessee is aware) any other person is in breach of any Sub-Charter to which it is a party nor has anything occurred which entitles or may entitle any party to rescind or terminate it or decline to perform their obligations under it.

(dd)	No breach of the Hampton Bay Contract

Neither the Lessee nor (so far as the Lessee is aware) any other person is in breach of the Hampton Bay Contract nor has anything occurred which entitles or may entitle any party to rescind or terminate it or decline to perform their obligations under it.

(ee)	Vessel’s employment

The Vessel shall on the Delivery Date be free of any charter commitment which, if entered into after that date, would require approval under the Operative Documents.

(ff)	Address commission

There are no rebates, commissions or other payments in connection with any the Hampton Bay Contract or any Sub-Charter other than those referred to in it.

(gg)	Copies of documents

The copies of those Transaction Documents which are not Operative Documents and the constitutional documents of the Relevant Parties delivered to the Lessor under Clause 42 (Conditions Precedent) will be true, complete and accurate copies of such documents and include all amendments and supplements to them as at the time of such delivery and no other agreements or arrangements exist between any of the parties to those Transaction Documents which would materially affect the transactions or arrangements contemplated by them or modify or release the obligations of any party under them.

51.2	Repetition

Each of the representations and warranties set out in Clause 51.1 (Lessee representations) are deemed to be made by the Lessee by reference to the facts and circumstances then existing on the Delivery Date and on each Payment Date.

52	General Undertakings

52.1	Lessee undertakings

The undertakings in this Clause 52.1 are given by the Lessee to the Lessor for and on behalf of and in respect of each Relevant Party (but, in respect of a Third Party Manager, on a best efforts basis) and shall remain in force from the date of this Charter until the end of the Charter Period.

(a)	Status

Each Relevant Party shall maintain its corporate existence under the laws of its jurisdiction of incorporation.

(b)	Authorisations

Each Relevant Party shall promptly:

(i)	obtain, comply with and do all that is necessary to maintain in full force and effect; and

(ii)	supply certified copies to the Lessor of,

any Authorisation required under any law or regulation to enable such Relevant Party to perform its obligations under any Transaction Document to which it is a party and to ensure the legality, validity, enforceability or admissibility in evidence in such Relevant Party’s jurisdiction of incorporation of any Transaction Document to which such Relevant Party is subject or to ensure that each of the Liens created under the Security Documents has the priority and ranking contemplated by them.

(c)	Compliance with laws

Each Relevant Party shall (and shall ensure that each other Group Member will) comply in all material respects with all laws (including Environmental Laws and Sanctions) to which it may be subject.

(d)	Performance of obligations

Each Relevant Party shall comply with all its obligations under any Operative Document to which it is a party.

(e)	Pari passu

Each Relevant Party shall ensure that its liabilities under any Operative Document to which it is a party rank at least pari passu with all its other unsecured liabilities except where such liabilities are mandatorily preferred by laws of general application to companies.

(f)	Notification of default

The Lessee shall notify the Lessor as soon as it becomes aware of:

(i)	the occurrence of any Potential Termination Event or any Termination Event; or

(ii)	any matter which indicates that any Potential Termination Event or any Termination Event may have occurred,

and in each case, shall keep the Lessor fully informed of all developments.

(g)	Notification of litigation

The Lessee shall provide the Lessor with details of any Environmental Claim, any legal or administrative proceedings involving any Relevant Party, the Vessel or any Operative Document to which any Relevant Party is a party as soon as it becomes aware that such action has been instituted or it becomes apparent to the Lessee that it is likely to be instituted and such action is likely to have a Material Adverse Effect on the ability of a Relevant Party to perform its obligations under any Operative Document to which it is a party.

(h)	Provision of information

The Lessee shall provide, or procure that there is provided, to the Lessor promptly, such information regarding compliance by each Relevant Party with the terms of any Operative Document to which it is a party, or with respect to the Vessel, as the Lessor may from time to time reasonably request.

(i)	Merger

No Relevant Party (other than a Third Party Manager) shall enter into any amalgamation, demerger, merger, consolidation or corporate reconstruction provided that such amalgamation, demerger, merger, consolidation or corporate reconstruction shall be permitted in the case of the Guarantor if the Guarantor is the surviving entity of such action and no Termination Event exists at the time of such action or would result from the same.

(j)	Change of business

(i)	The Lessee shall not substantially change the general nature of its business from that carried on at the date of this Charter without the prior written consent of the Lessor.

(ii)	The Guarantor shall ensure that no substantial change is made to the general nature of its business from that carried on at the date of this Charter without the prior written consent of the Lessor.

(k)	Cancellation, termination and amendment of documents

Except with the prior written consent of the Lessor, none of the Relevant Parties shall cancel, terminate or amend or permit to be cancelled, terminated or amended any Operative Document to which it is a party.

(l)	Taxes

Each Relevant Party shall:

(i)	file or cause to be filed all tax returns required to be filed in all jurisdictions in which it is situated or carries on business or otherwise is subject to Taxation;

(ii)
pay all Taxes shown to be due and payable on such returns or any assessments made against it, except to the extent these are contested in good faith and by appropriate means where such payment may be lawfully withheld and for which adequate reserves have been established by it taking into account the amount of Taxes payable;

(iii)
except as approved by the Lessor, each Relevant Party shall maintain its residence for Tax purposes in the jurisdiction in which it is currently resident for Tax purposes and ensure that it is not resident for Tax purposes in any other jurisdiction; and

(iv)
each Relevant Party shall promptly upon becoming aware of the same notify the Lessor of the imposition or the proposed levy of any taxes (by withholding or otherwise) on any payment to be made by any Relevant Party under any Operative Document to which it is a party.

(m)	Sanctions, anti-corruption law and anti-bribery law

(i)	The Lessee undertakes that it shall, and it shall procure that each Relevant Party and each Group Member will, comply with all Sanctions.

(ii)	The Lessee undertakes that it shall, and it will procure that no Relevant Party (but, in respect of a Third Party Manager, on a best efforts basis) nor any Group Member:

(A)	is a Restricted Person;

(B)	is owned or controlled by or acting directly or indirectly on behalf of or for the benefit of, a Restricted Person;

(C)	owns or controls a Restricted Person; or

(D)	has a Restricted Person serving as a director, officer or, to the best of its knowledge, employee.

(iii)	Each Relevant Party and each Group Member has instituted and maintains policies and/or internal procedures designed to prevent violation of Sanctions.

(iv)	The Vessel is not listed on a Sanctions List or otherwise the target of Sanctions.

(v)
No proceeds of the Purchase Price shall be made available, directly or indirectly, to or for the benefit of a Restricted Person nor shall they be otherwise directly or indirectly, applied in a manner or for a purpose prohibited by Sanctions.

(vi)
No Relevant Party shall become a Restricted Person or act on behalf of, or as an agent of, a Restricted Person. No Relevant Party shall and shall procure that no other Group Member and or Relevant Party shall, become a Restricted Person or act on behalf of, or as an agent of, a Restricted Person.

(vii)
The Lessee shall ensure, and it shall procure that each Relevant Party (but, in respect of a Third Party Manager, on a best efforts basis) and each Group Member shall ensure, that no proceeds from any activity or dealing with a Restricted Person are credited to any bank account of the Lessor or any Affiliate of the Lessor.

(viii)
The Lessee shall, and it shall procure that each Relevant Party (but, in respect of a Third Party Manager, on a best efforts basis) and each Group Member will, promptly upon becoming aware of them, supply to the Lessor details of any claim, action, suit, proceedings or investigation against it with respect to Sanctions by any Sanctions Authority.

(ix)
The Lessee shall not, and it shall procure that no Relevant Party (but, in respect of a Third Party Manager, on a best efforts basis) and no Group Member will, use any revenue or benefit derived from any activity or dealing with a Restricted Person in discharging any obligation due or owing to the Lessor.

(x)
The Lessee shall not, and it shall procure that no Relevant Party (but, in respect of a Third Party Manager, on a best efforts basis) and no other Group Member shall, directly or indirectly, use, lend, contribute or otherwise make available any proceeds of the Purchase Price or other transaction contemplated by this Charter or the Memorandum of Agreement for the purpose of financing any trade, business or other activities with any Restricted Person.

(xi)
The Lessee shall, and it shall procure that each other Relevant Party (including procuring or as the case may be, using all reasonable endeavours to procure their respective officers and/or directors, of the relevant entity to do the same) shall (A) comply with all Anti-Money Laundering Laws; (B) maintain systems, controls, policies and procedures designed to promote and achieve ongoing compliance with Anti-Money Laundering Laws; and (C) in respect of the Lessee, not use, or permit or authorize any person not to directly or indirectly use, the Purchase Price for any purpose that would breach any Anti-Money Laundering Laws.

(xii)
In respect of the Lessee, not lend, invest, contribute or otherwise make available the Purchase Price to or for any other person in a manner which would result in a violation of Anti-Money Laundering Laws.

(xiii)
The Lessee shall, and shall procure that each other Relevant Party shall promptly notify the Lessor of any non-compliance, by itself or any such Relevant Party or their respective officers, directors, with all laws and regulations relating to Anti-Money Laundering Laws as well as provide all information (once available) in relation to its business and operations which may be relevant for the purposes of ascertaining whether any of the aforesaid parties are in compliance with such laws.

(n)	Financial statements

The Lessee shall supply to the Lessor:

(i)
as soon as the same become available, but in any event within 180 days after the end of each financial year of the Guarantor, the audited consolidated financial statements of the Group for that financial year (the “Annual Financial Statements”); and

(ii)
as soon as the same become available, but in any event within 90 days after the end of the first half of each financial year of the Guarantor, the unaudited consolidated financial statements of the Group for that financial half year (the “Semi-Annual Financial Statements”).

(o)	Requirements as to financial statements

(i)
The Lessee shall procure that each set of Annual Financial Statements and Semi-Annual Financial Statements includes a profit and loss account, a balance sheet and a cashflow statement and that, in addition, each set of Annual Financial Statements shall be audited by the Auditors.

(ii)	Each set of financial statements delivered pursuant to paragraph (n) of this Clause 52.1 shall:

(A)	be prepared in accordance with GAAP;

(B)
fairly present, and be certified by a director of the relevant company as fairly presenting, its financial condition and operations as at the date as at which those financial statements were drawn up and, in the case of the Annual Financial Statements, shall be accompanied by any letter addressed to the management of the relevant company by the Auditors and accompanying those Annual Financial Statements; and

(C)	in the case of Annual Financial Statements, not be the subject of any qualification in the Auditors’ opinion.

(iii)
The Lessee shall procure that each set of financial statements delivered pursuant to paragraph (n) of this Clause 52.1 shall be prepared using GAAP, accounting practices and financial reference periods consistent with those applied in the preparation of the Original Financial Statements, unless, in relation to any set of financial statements, the Lessee notifies the Lessor that there has been a change in GAAP or the accounting practices and the Auditors deliver to the Lessor:

(A)
a description of any change necessary for those financial statements to reflect the GAAP or accounting practices and reference periods upon which corresponding Original Financial Statements were prepared; and

(B)
sufficient information, in form and substance as may be reasonably required by the Lessor, to enable the Lessor to determine whether Clause 53 (Financial covenants) has been complied with and to make an accurate comparison between the financial position indicated in those financial statements and the Original Financial Statements.

(iv)
Any reference in this Charter to any financial statements shall be construed as a reference to those financial statements as adjusted to reflect the basis upon which the Original Financial Statements were prepared.

(p)	Change of accounting period

Except with the prior written consent of the Lessor, neither the Lessee nor the Guarantor shall change its accounting periods or its Auditors.

(q)	Financing

(i)
Each of the Lessor and the Lessee acknowledges that (i) the Security Documents will be on-assigned to the Security Agent or any other Finance Party, (ii) the Lessor will assign its interest in the Vessel’s insurances to the Security Agent or any other Finance Party and (iii) the Vessel is to be mortgaged to the Security Agent or any other Finance Party at the Lessor’s expense, each as security for the Lessor’s obligations under the Finance Documents and the Lessee hereby consents to any such Finance Documents and any such mortgage and assignment. The Lessee agrees and undertakes to procure that each of the Relevant Parties shall cooperate with the Lessor and the Finance Parties to give effect to the security interests contemplated in the above documents.

(ii)
The Lessee further acknowledges that the Operative Documents will be subject to review by the Security Agent or any other Finance Party and their legal advisors and agrees to co-operate with the Security Agent or any other Finance Party and such legal advisors in such review. If on the request of the Security Agent or any other Finance Party the Lessor gives notice to the Lessee to change the terms and requirements of any Operative Document, that Operative Document shall be modified in the manner to be agreed between the Relevant Parties within fifteen (15) Business Days of the Lessor’s relevant notice, provided however that, in the event the Relevant Parties fail to reach agreement within the said period, that Operative Document shall be modified in the manner so notified by the Lessor to the Lessee and/or any other Relevant Party at any time after such failure.

(r)	Information: miscellaneous

The Lessee shall promptly supply to the Lessor:

(i)
after they are dispatched, copies of all material documents dispatched by the Lessee or the Guarantor to its shareholders generally (or any class of them) or its creditors generally (or any class of them);

(ii)	such information regarding the employment status and operating status of the Vessel as the Lessor may reasonably request;

(iii)
such further information regarding the financial condition, business and operations of the Lessee and/or the financial condition of the Guarantor as the Lessor may reasonably request (including but not limited to any information relating to compliance with environmental, social and governance (ESG) criteria);

(iv)
such further information and records relating to the Vessel (including but not limited to any information relating to the energy efficiency of the Vessel) and the Lessee as the Lessor may reasonably request;

(v)
any notice being received from any competent authority amending, terminating or suspending or threatening to amend, terminate or suspend any Authorisation where such action (or implementing the result thereof) constitutes a Material Adverse Effect;

(vi)	upon becoming aware of them, details of any circumstances which may lead to:

(A)	any Authorisation not being obtained or effected or not remaining in full force and effect (other than in accordance with its terms); or

(B)	any Authorisation not being obtained, renewed or effected when required,

where failure to obtain and/or maintain the same would constitute a Material Adverse Effect.

(s)	Environmental

The Lessee shall, upon becoming aware of the same, promptly notify the Lessor and the Security Agent or any other Finance Party of:

(i)	any material Environmental Claim or any Environmental Incident;

(ii)
any material inspections, investigations, studies, audits, tests, reviews and other analysis carried out by it or on its behalf (but excluding any routine inspection) in relation to any environmental matters; and

(iii)
details of any material non-compliance by it with any applicable Environmental Law or applicable Environmental Authorisation or any suspension, revocation or modification of any Environmental Authorisation and shall set out the action it intends to take with respect to those matters, in relation to the Vessel.

(t)	“Know your customer” checks

The Lessee shall promptly upon the request of the Lessor supply, or procure the supply of, such documentation and other evidence as is reasonably requested by the Lessor in order for the Lessor to conduct any “know your customer” or other similar procedures required by applicable laws and regulations.

53	Financial covenants

(a)
The Lessee shall ensure and procure that, at all times throughout the Charter Period, the Operating Account has a credit balance of no less than $350,000 (the “Minimum Liquidity Amount”) (for the avoidance of doubt, not taking into account any amount of Rent paid by the Lessee on any Payment Date).

(b)
In the event that the Guarantor or any other Group Member agrees to, or grants, or agrees to grant, any financial covenants or restriction to the payment or distribution of dividends, for the benefit of, or in favour of, any lender or creditor of any indebtedness of any Group Member (the more favourable rights), which are in any respect more favourable to such lender or creditor than paragraph (a) of this Clause 53 and/or Clause 54.13 (Distributions and other payments) are for the Lessor, the Lessee undertakes:

(i)	to notify the Lessor within five (5) days after the granting of or any agreement to grant (as the case may be) such more favourable rights; and

(ii)
within thirty (30) days after the date when such more favourable rights have been agreed or granted, to agree to, provide and grant, such more favourable rights also in favour of the Lessor under or in connection with this Charter, by entering into such documentation if and as the Lessor shall reasonably require, immediately after its request to the Lessee.

54	Business Restrictions

Except as otherwise approved by the Lessor, the Lessee undertakes with the Lessor for and on behalf of and in respect of all Relevant Parties (other than a Third Party Manager) that this Clause 54 will be complied with from the date of this Charter until the expiry or termination of the Charter Period.

54.1	General negative pledge

(a)
No Relevant Party shall create or permit any Lien (other than a Permitted Lien) to exist, arise or be created or extended over the Vessel, any shares of the Lessee or any other property assigned or charged to the Lessor or any Finance Party.

(b)	The Lessee shall not:

(i)	sell, transfer or otherwise dispose of any of its assets on terms whereby that asset is or may be leased to, or re-acquired by, any other Relevant Party;

(ii)	sell, transfer, factor or otherwise dispose of any of its receivables;

(iii)	enter into any arrangement under which money or the benefit of a bank or other account may be applied, set-off or made subject to a combination of accounts; or

(iv)	enter into any other preferential arrangement having a similar effect,

in circumstances where the arrangement or transaction is entered into primarily as a method of raising Financial Indebtedness or of financing the acquisition of an asset.

54.2	Financial Indebtedness

The Lessee shall not (without the Lessor’s prior written consent) incur or permit to exist, any Financial Indebtedness owed by it to anyone else except:

(a)	Financial Indebtedness incurred under the Operative Documents; and

(b)
Financial Indebtedness, including all inter-company loans or shareholders’ loans or loans from Affiliates of the Lessee, which is subordinated to the Lessor in accordance with Clause 54.5 (Subordination).

54.3	Guarantees

The Lessee shall not give or permit to exist, any guarantee by it in respect of indebtedness of any person (other than the Associate Lessee’s under the Operative Documents defined in the Associated Charter and any guarantee in favour of trade creditors of the Group given in the ordinary course of its business) or allow any of its indebtedness to be guaranteed by anyone else (other than the Guarantor and the Associate Lessee under the Operative Documents).

54.4	Loans and credit

The Lessee shall not be a creditor in respect of Financial Indebtedness other than in respect of:

(a)	loans or credit to permitted under Clause 54.2 (Financial Indebtedness); or

(b)	trade credit granted by it to its customers on normal commercial terms in the ordinary course of its trading activities.

54.5	Subordination

The Lessee may not incur and/or repay and/or re-draw any shareholder’s loans and/or intercompany loans from time to time granted by any other Group Member (each, a “Subordinated Creditor”) to the Lessee (in this Clause 54.5, each, a “Subordinated Debt”), unless such Subordinated Debt (subject to any provisions of any Subordination Deed):

(a)	are subordinated in all respects to all amounts owing and which may in future become owing by the Lessee under the Operative Documents;

(b)	shall not be subject to payment of interest;

(c)	are and shall remain unsecured by any Lien over the whole or any part of the assets of the Lessee; and

(d)	shall not be capable of becoming subject to any right of set-off or counterclaim.

54.6	Bank accounts and other financial transactions

The Lessee shall not:

(a)	hold cash in any account (other than the Accounts) over or in respect of which any set-off (other than the usual banker’s right of set off), combination of accounts, netting or Lien exists;

(b)
maintain any current or deposit account with a bank or financial institution except for the Accounts and the deposit of money, operation of current accounts and the conduct of electronic banking operations through the Accounts;

(c)	enter into any obligations under operating leases relating to assets; or

(d)	be party to any banking or financial transaction, whether on or off balance sheet, that is not expressly permitted under this Clause 54.

54.7	Disposals

The Lessee shall not enter into a single transaction or a series of transactions, whether related or not and whether voluntarily or involuntarily, to dispose of any asset except for any disposal permitted by the Operative Documents.

54.8	Contracts and arrangements with affiliates

The Lessee shall not be party to any arrangement or contract with any of its Affiliates unless such arrangement or contract is on an arm’s length basis.

54.9	Subsidiaries

The Lessee shall not establish or acquire a company or other entity.

54.10	Acquisitions and investments

The Lessee shall not acquire any person, business, assets or liabilities or make any investment in any person or business or undertaking or enter into any joint-venture arrangement except:

(a)	acquisitions of assets in the ordinary course of business (such assets not being new businesses or vessels);

(b)	the incurrence of liabilities in the ordinary course of its business;

(c)	any loan or credit not otherwise prohibited under this Charter; or

(d)	liabilities incurred under any Operative Documents to which it is party.

54.11	Reduction of capital

The Lessee shall not redeem or purchase or otherwise reduce any of its equity or any other share capital, or as the case may be, membership interest capital, or any warrants or any uncalled or unpaid liability in respect of any of them or reduce the amount (if any) for the time being standing to the credit of its share premium account or capital redemption or other undistributable reserve in any manner.

54.12	Increase in capital

The Lessee shall not issue shares or other equity interests to anyone, other than the Guarantor.

54.13	Distributions and other payments

The Lessee shall not make, declare or pay (including by way of set-off, combination of accounts or otherwise) any dividend or redeem or make any other distribution or payment (whether in cash or in specie), including any interest and/or unpaid dividends, in respect of its equity or any other share capital or any warrants, unless all the following conditions are met:

(a)	no Termination Event is continuing at the time;

(b)	no Termination Event would result from doing so; and

(c)	the Lessee is compliant with Clause 59.2 (Security Coverage Ratio) prior to such action and will continue to be so after such action.

54.14	New material contracts

The Lessee shall not enter into any new contracts after the date of this Charter, except for contracts necessary for the operation and maintenance of the Vessel or otherwise permitted or required by the Operative Documents to which it is a party or contracts in the ordinary course of business.

55	Use and Employment

The undertakings in this Clause 55 remain in force from the date of this Charter until the end of the Charter Period.

55.1	Use

Subject to the terms and conditions of this Charter, the Lessee shall have the full possession, use, employment and control of the Vessel.

55.2	Employment

(a)	The Lessee shall not employ the Vessel or permit its employment:

(i)	in any manner, trade or business which is forbidden by the Flag State, or international law, Sanctions or which is otherwise unlawful or illicit under the law of any relevant jurisdiction;

(ii)	in carrying illicit or prohibited goods;

(iii)	in any manner which may render it liable to condemnation in a prize court, or to destruction, seizure, confiscation, penalty or sanctions; and

(iv)	in any way inconsistent with the provisions or warranties of, or implied in, or outside the cover provided by, any Insurance (including but not limited to the International Navigating Limits).

(b)
In the event of hostilities in any part of the world (whether war be declared or not), the Lessee shall not cause or permit the Vessel to enter or trade to or in any zone which is declared a war zone by any government or by the Vessel’s war risks insurers unless prior to entering or trading to or in any such zone, the Lessee has first (at its expense):

(i)	effected any special, additional or modified insurance cover or confirmation required by the Vessel’s insurers; and

(ii)	complied with the latest edition published at such time of “Best Management Practice” (BMP5) (or its successor).

55.3	Sub-Charters

(a)	The Lessee shall not enter into:

(i)	any demise charter for any period in respect of the Vessel; or

(ii)	any other Sub-Charter,

except if:

(A)	the Lessee notifies the Lessor and provides copies of any draft charter relating to the same;

(B)	the Lessee executes in favour of the Lessor a specific assignment of all its rights, title and interest in and to such charter and any charter guarantee in the form required by the Lessor;

(C)
the Lessee gives notice of assignment of any demise charter or, as the case may be, Sub-Charter and any related charter guarantee to the other parties to them in the form required by the Lessor and ensures, on a best efforts basis, that the Lessor receives a copy of that notice acknowledged by each addressee in the form required by the Lessor as soon as practically possible thereafter;

(D)
in the case where such charter is a demise charter, the charterer (1) complies with all of the Lessee’s undertakings with regard to the employment, insurances, operation, repairs and maintenance of the Vessel contained in this Charter and any Finance Document and (2) provides an assignment of its interest in the insurances of the Vessel in the form required by the Lessor;

(E)	the Lessee provides certified true and complete copies of the charter relating to the Vessel and of any current charter guarantee, if any, immediately after its execution; and

(F)	the Lessee delivers to the Lessor in respect of such demise charter or, as the case may be, Sub-Charter such other documents (including any corporate authorities) as the Lessor may require.

For the avoidance of doubt, the Lessor’s receipt of a copy of the relevant charter and its failure or neglect to act, delay or acquiescence in connection with the Lessee’s entering into such charter shall not in any way constitute an acceptance by the Lessor of whether or not the Earnings under the charter are sufficient to meet the debt service requirements under this Charter nor shall it in any way affect the Lessor’s entitlement to exercise its rights under the Operative Documents pursuant to Clause 66 (Rights following a Termination Event) upon the occurrence of an Termination Event arising as a result of an act or omission of the charterer.

(b)	Except with the prior written consent of the Lessor (such approval not to be unreasonably withheld or delayed), no Sub-Charter shall be materially varied.

(c)
Except with the prior written consent of the Lessor, there shall be no release by the Lessee of any material obligation of any other person under any Sub-Charter (including by way of novation or assignment), no waiver of any breach of any such obligation and no consent to anything which would otherwise be such a breach.

(d)
Except with the prior written consent of the Lessor, the Lessee shall not terminate or rescind any Sub-Charter or withdraw or substitute the Vessel from service under any Sub-Charter or take any similar action.

(e)	The Lessee shall perform its obligations under any Sub-Charter and use its best endeavours to ensure that each other party to them performs its obligations under such Sub-Charter.

55.4	Sharing of Earnings

Except with the prior written consent of the Lessor (and then only subject to such terms as the Lessor may impose), the Lessee shall not enter into any agreement or arrangement whereby the Earnings may be shared with any person.

55.5	Lay up

Except with the prior written consent of the Lessor (such approval not to be unreasonably withheld or delayed), the Vessel shall not be laid up or deactivated.

56	Maintenance and Operation

The undertakings in this Clause 56 remain in force from the date of this Charter until the end of the Charter Period.

56.1	Supply and crewing

The Lessee shall procure that the Vessel is manned, victualled, operated, supplied, fuelled and repaired at its own expense.

56.2	Seaworthiness and safe operation

The Lessee shall ensure that the Vessel will be, at its own expenses:

(a)	operationally seaworthy; and

(b)	operated in a proper, safe and seaman-like manner, and in the manner prescribed by all applicable laws and regulations.

56.3	Repair

The Lessee shall at its own expenses:

(a)	keep the Vessel in a good and efficient state of repair; and

(b)
procure that all repairs to, or replacement of, any damaged, worn or lost parts or equipment are effected in such manner (both as regards workmanship and quality of materials) as not to diminish the value of the Vessel.

56.4	Repairers’ liens

Except with the prior written consent of the Lessor (and then only subject to such terms as the Lessor may impose), the Lessee shall not put the Vessel into the possession of any person for the purpose of work being done upon it if the cost of such work will exceed or is likely to exceed the Major Casualty Amount (or the equivalent in any other currency), unless such person shall have first given to the Lessor and in terms satisfactory to it, a written undertaking not to exercise any lien on the Vessel or its Earnings for the cost of such work or otherwise.

56.5	Modification

(a)	Except with the prior written consent of the Lessor, the Lessee shall not make any modification to the Vessel unless such modification is required by any law or regulation applicable to the Vessel.

(b)
The Lessee shall furnish the Lessor with copies of all plans in relation to such modifications, (if applicable) confirmation from the applicable Classification Society and (if applicable) valuation reports.

(c)	The Lessee shall bear all risk and cost of any such modifications.

56.6	Removal of parts; equipment owned by third parties

Except with the prior written consent of the Lessor, the Lessee shall not:

(a)
remove any part of the Vessel or any equipment unless at the same time it is replaced with equivalent parts or equipment owned by the Lessee free of any Lien except under the Operative Documents or unless the removed part or item is not required by (i) applicable law or (ii) any governmental agency having jurisdiction over the Vessel or (iii) the Classification Society and such removal will not, in each case, cause diminishment to the value, performance or useful life of the Vessel; or

(b)	install on the Vessel any equipment owned by a third party which cannot be removed without causing damage to the structure of the Vessel.

56.7	Use of equipment

The Lessee shall have the use of all outfit, equipment, appliances, furnishings, furniture and fittings, spare and replacement parts on board the Vessel at Delivery, and the same or their substantial equivalent shall be returned to the Lessor on redelivery in good order and condition, except for ordinary wear and tear, and changes made as permitted under this Charter.

56.8	Renewal of equipment

(a)
The Lessee shall, at its own expense, replace, renew or substitute such items of equipment as shall be so damaged or worn as to be unfit for use. The Lessee shall procure that all replacements, renewals or substitutions be effected in such manner as not to materially reduce the value of the Vessel.

(b)	Title to any part replaced, renewed or substituted shall remain with the Lessor until the part which replaced it or the new or substituted item of equipment becomes the property of the Lessor.

56.9	Additional equipment

(a)
The Lessee may install additional equipment so as to render the Vessel available for any purpose for which the Lessee may require to use or operate the Vessel, provided that no permanent structural damage is caused to the Vessel by reason of such installation.

(b)	Any additional equipment installed shall be considered the property of the Lessee who may remove such additional equipment at any time before the end of the Charter Period.

(c)	The cost of installing or removing any additional equipment, together with the cost of making good any damage caused by such installation or removal shall be payable in full by the Lessee.

56.10	Maintenance of class; compliance with Authorisations

The Lessee shall:

(a)
maintain the present class of the Vessel (namely C+, Bulk Carrier Esp, BC-A, allowed combination of specified empty holds, unrestricted navigation, +AUT-UMS; GRAB 20; INWATERSURVEY) with Lloyd’s Register, or maintain the Vessel with the equivalent classification notation of a member of the International Association of Classification Societies acceptable to the Lessor (such acceptance not to be unreasonably withheld), in each case free from any overdue recommendations or conditions; and

(b)
comply with, and ensure that the Vessel complies with, the provisions of all Authorisations from time to time applicable to a vessel registered under the laws of the Flag State or otherwise applicable to the Vessel.

56.11	Surveys

The Lessee shall:

(a)	submit the Vessel to continuous surveys and such periodical or other surveys as may be required for classification purposes; and

(b)	supply to the Lessor copies of all related survey reports which have been issued.

56.12	Inspection

(a)
The Lessee shall provide an inspection report, or permit the Lessor and/or the Security Agent or any other Finance Party (by independent surveyors or other independent persons appointed by them for that purpose) to board the Vessel at all reasonable times during the Charter Period and after giving prior reasonable notice to the Lessee (but without interference with the normal operation, trading, loading or unloading of the Vessel), in order to inspect, examine or survey the Vessel on board to ascertain the condition of the Vessel and satisfy itself that the Vessel is being properly repaired and maintained and to take copies of the manuals and technical records.

(b)
In relation to each inspection, the Lessee shall afford all proper security, safety items and give all reasonable assistance or cooperation. The Lessee shall also give the Lessor reasonable advance notice of any intended dry-docking of the Vessel.

(c)
If the independent inspector or surveyor appointed by the Lessor or the Security Agent or any other Finance Party under this Clause 56.12 is of the opinion that there are any technical, commercial or operational actions being undertaken or omitted to be undertaken by the Lessee or any Manager which adversely affect the operation or value of the Vessel or are required to ensure that the Vessel is maintained with the Classification Society and/or to comply with the terms of this Charter, the Lessee shall forthwith (at its expense) on the Lessor’s demand remedy such action or inaction and provide the Lessor with evidence that it has taken such remedial action.

(d)
The Lessee shall bear, and reimburse to the Lessor where incurred by the Lessor, all costs and expenses of any inspection or survey carried out pursuant to and in accordance with paragraph (a) above not more than once per calendar year unless a Termination Event has occurred or following any casualty to the Vessel which is or is likely to be or to become a Major Casualty.

56.13	Manuals and Technical Records

The Lessee shall procure that:

(a)
all certified true copies of records, logs, manuals, handbooks, technical data, drawings and other materials and documents which are required to be maintained in respect of the Vessel to comply with any applicable laws and regulations, or the requirements of the Vessel’s approved classification society are maintained;

(b)	accurate, complete and up-to-date records and logs of all voyages made by the Vessel, and of all maintenance, repairs and modifications to the Vessel are kept; and

(c)	the Lessor and its representatives are permitted to examine and take copies of all such records and logs and other documents.

56.14	Manager and Designated Person Ashore

The Lessee shall not permit:

(a)	a company to be appointed as manager of the Ship unless:

(i)
that manager and the terms of its appointment have first been approved by the Lessor (such approval being deemed given in respect of Fidelity Marine Inc. of the Republic of the Marshall Islands, Seanergy Management Corp. of the Republic of the Marshall Islands and United Management as commercial manager and Seanergy, V.Ships of Cyprus, V.Ships Greece Ltd. of Bermuda and Global Seaways of the Republic of the Marshall Islands as technical manager); and

(ii)	such manager has delivered a duly executed Manager’s Undertaking to the Lessor before its appointment;

(b)	a company to be the technical manager of the Vessel unless it is in possession of an appropriate and valid Document of Compliance under the ISM Code; or

(c)
any change to the Designated Person Ashore (as defined in the Guidelines on application of the ISM Code issued by the International Chamber of Shipping and the International Shipping Federation) or the company responsible for compliance with the ISM Code.

56.15	Compliance with laws

The Lessee shall do or cause to be done all things necessary to comply with all national and international conventions, laws, and the rules and regulations thereunder, applicable to the Lessee and/or the Vessel, including the ISM Code, the ISPS Code, MARPOL, the International Convention on Civil Liability for Bunker Oil Pollution Damage 2001, (if the Vessel enters or trades through the waters of the United States of America) the Oil Pollution Act 1990 and the Comprehensive Environmental Response, Compensation and Liability Act 1980, as amended, and international conventions, laws, rules and regulations relating to environmental matters, including discharges of Pollutants.

56.16	Information relating to the Vessel

The Lessee shall supply to the Lessor promptly, all such information as the Lessor shall from time to time reasonably request regarding the Vessel, its compliance with the ISM Code, ISPS Code, MARPOL, the International Convention on Civil Liability for Bunker Oil Pollution Damage 2001, (if the Vessel enters or trades through the waters of the United States of America) the Oil Pollution Act 1990 and the Comprehensive Environmental Response, Compensation and Liability Act 1980, as amended, its employment, position and engagements, particulars of all towages and salvages, and copies of all charters and other contracts of its employment or otherwise concerning the Vessel.

56.17	Prevention of and release from arrest

(a)
The Lessee shall promptly pay and discharge all debts, damages, liabilities and outgoings (other than Permitted Liens which may subsist on a temporary basis) which have given or may give rise to any maritime, statutory or possessory liens on, or claims enforceable against, the whole or any part of the Vessel, its Earnings or the Insurances.

(b)	In the event of:

(i)
a writ or libel being filed against the whole or any part of the Vessel, its Earnings or the Insurances, or of any of the same being arrested, attached or levied upon pursuant to legal process or purported legal process; or

(ii)	detention of the Vessel in exercise or purported exercise of any lien or claim referred to in paragraph (i) above,

the Lessee shall procure the discharge of the writ or libel or, as the case may be, the release of the Vessel, its Earnings and the Insurances from such arrest, attachment, levy or detention within ten (10) Business Days of receiving notice, by providing bail or procuring the provision of Liens or otherwise as the circumstances may require.

56.18	Payment of outgoings and evidence of payments

The Lessee shall promptly:

(a)	pay all tolls, dues and other outgoings in respect of the Vessel, its Earnings and the Insurances when due and payable;

(b)	keep proper books of account in respect of the Vessel and its Earnings and as and when the Lessor may require, make such books available for inspection on behalf of the Lessor; and

(c)	furnish satisfactory evidence at the request of the Lessor that:

(i)	the wages, allotments and the insurance and pension contributions of the master and crew are being promptly and regularly paid;

(ii)	all deductions from crew’s wages in respect of any tax liability are being properly accounted for; and

(iii)	the master has no claim for disbursements, other than those incurred by him in the ordinary course of trading.

56.19	No pledging of credit

The Lessee shall not pledge the credit of the Lessor or the Vessel for any maintenance, service, replacements, repairs, overhauls of, or modifications to, or alterations in, the Vessel or otherwise connected with the use or operation of the Vessel.

56.20	Notification of certain events

The Lessee shall promptly notify the Lessor by e-mail and confirm by letter of:

(a)	any damage to the Vessel requiring repairs the cost of which will or might exceed the Major Casualty Amount (or the equivalent in any other currency);

(b)	any occurrence in consequence of which the Vessel has become or may become a Total Loss;

(c)	any requisition of the Vessel for hire;

(d)
any requirement or recommendation made by any insurer or classification society or by any competent authority which is not complied with within any time limit presented by any insurer, society or authority;

(e)	any arrest or detention of the Vessel or any exercise or purported exercise of a lien or other claim on the whole or any part of the Vessel, its Earnings or the Insurances;

(f)	any petition or notice of meeting to consider any resolution to wind-up the Lessee or the Guarantor (or any analogous event under the laws of the place of its incorporation);

(g)	the occurrence of any Potential Termination Event or Termination Event;

(h)	the occurrence of any collision or damage involving the Vessel in consequence of which the Lessee has notified any insurer or classification society of such occurrence;

(i)	the occurrence of any Environmental Claim involving the Vessel; and

(j)	any withdrawal of any certificate issued pursuant to the ISM Code and ISPS Code.

56.21	Inventory of Hazardous Materials

An Inventory of Hazardous Materials shall be maintained in relation to the Vessel.

56.22	Sustainable and socially responsible dismantling of vessels

The Vessel will, when it is to be scrapped or when sold to an intermediary with the intention of being scrapped be recycled at a recycling yard which conducts its recycling business in a socially and environmentally responsible manner in accordance with the provisions of The Hong Kong International Convention for the safe and Environmentally Sound Recycling of Ships 2009 (whether or not it is in force) and/or, if applicable, the EU Ship Recycling Regulation.

57	Title and Registration

The undertakings in this Clause 57 remain in force from the date of this Charter until the end of the Charter Period.

57.1	Title and ownership

(a)	The Vessel shall belong to the Lessor and title to, and ownership of, the Vessel shall remain vested in the Lessor.

(b)	The Lessee shall have no right, title or interest in or to any part of the Vessel except the rights expressly set out in this Charter.

57.2	Registration

(a)	The Lessee shall keep the Vessel registered as a Marshall Islands ship, and shall not do or permit to be done anything, or omit to do anything which could or might result in:

(i)	such registration being forfeited or imperilled; or

(ii)	the Vessel being required to be registered under any other flag.

(b)
The Lessee shall not register the Vessel or permit her registration under any other laws and flag without the prior written consent of the Lessor (such consent not to be unreasonably withheld). The Lessee shall bear the cost (including but not limited to the cost incurred by any Finance Party) of any change in flag as requested by the Lessee or as required by law.

57.3	Vessel’s name and colours

(a)
The Lessee shall notify the Lessor in writing of any intended change to the name of the Vessel.  Except with the prior written consent of the Lessor (such consent not to be unreasonably withheld), the Lessee shall not change the name or any particulars of the Vessel. The Lessor shall, at the Lessee’s expense, co-operate in respect of any formalities required in connection with a change of name of the Vessel.

(b)	The Lessee may, at its own expense, paint the Vessel in its own colours and install and display its insignia on board.

57.4	Disposal

Except as permitted under the Operative Documents to which it is a party, the Lessee shall not attempt, or hold itself out as having any power, to sell, charge, charter or otherwise encumber or dispose of the Vessel.

57.5	Copy of Mortgage

The Lessee shall place, and at all times and places use due diligence to retain, a properly certified copy of the Mortgage on board the Vessel with its papers and cause such certified copy of the Mortgage to be exhibited to:

(i)	any person having business with the Vessel which might give rise to any lien on the Vessel other than a lien for crew’s wages and salvage; and

(ii)	any representative of the Lessor or the Security Agent (or any other Finance Party).

57.6	Mortgage and Letter of Quiet Enjoyment

Further and without prejudice to Clause 52.1(q), the Lessee acknowledges that the Lessor intends to enter into certain Finance Documents including a Mortgage in favour of the Security Agent (or any other Finance Party) (securing an amount of principal not exceeding the aggregate of the Outstanding Charter Hire Principal and the Outstanding Charter Hire Principal (as defined in the Associated Charter) as at the date of such Mortgage, plus interest, costs and other covenants) and agrees that the Lessor’s rights under this Charter shall be subject and subordinate in all respects to the rights of the Security Agent (or any other Finance Party) under such Mortgage. The Lessor shall procure that on or around the time that a Mortgage is executed the Security Agent shall enter into a Letter of Quiet Enjoyment.

57.7	Sanctions and Vessel trading

Without limiting Clause 52.1(m) and 56.15 (Compliance with laws), the Lessee shall procure that:

(a)	the Vessel shall not be used by or for the benefit of a Restricted Person;

(b)	the Vessel shall not be used in trading in any manner contrary to Sanctions (or which could be contrary to Sanctions if Sanctions were binding on each Relevant Party);

(c)	the Vessel shall not make a voyage to or from any Sanctioned Country;

(d)	the Vessel shall not be traded in any manner which would trigger the operation of any sanctions limitation or exclusion clause (or similar) in the Insurances; and

(e)
each Sub-Charter shall contain, for the benefit of the Lessee, language which gives effect to the provisions of this Clause 57.7 and which permits refusal of employment or voyage orders if compliance would result in a breach of Sanctions (or which would result in a breach of Sanctions if Sanctions were binding on each Relevant Party).

58	Insurance

The Lessee shall bear all risks howsoever arising whether of use, navigation, operation, possession and/or maintenance of the Vessel for the duration of the Charter. The undertakings in this Clause 58 remain in force throughout the Charter Period.

In this Clause:

“excess risks” means the proportion of claims for general average, salvage and salvage charges not recoverable under the hull and machinery policies in respect of the Vessel in consequence of its insured value being less than the value at which the Vessel is assessed for the purpose of such claims.

“obligatory insurances” means all insurances effected, or which the Lessee is obliged to effect under this Clause 58 or any other provision of this Charter.

“policy” includes a slip, cover note, certificate of entry or other document evidencing the contract of insurance or its terms.

“protection and indemnity risks” means the usual risks covered by a protection and indemnity association which is a member of the International Group of P&I Clubs, including pollution risks and the proportion (if any) of any sums payable to any other person or persons in case of collision which are not recoverable under the hull and machinery policies by reason of the incorporation in them of clause 6 of the International Hull Clauses (1/11/02) (1/11/03), clause 8 of the Institute Time Clauses (Hulls) (1/10/83) (1/11/95) or the Institute Amended Running Down Clause (1/10/71) or any equivalent provision.

“war risks” includes the risk of mines and all risks excluded by clauses 29, 30 or 31 of the International Hull Clauses (1/11/02), clauses 29 or 30 of the International Hull Clauses (1/11/03), clauses 24, 25 or 26 of the Institute Time Clauses (Hulls) (1/11/95) or clauses 23, 24 or 25 of the Institute Time Clauses (Hulls)(1/10/83) or any equivalent provisions.

58.1	Maintenance of obligatory insurances

The Lessee shall keep the Vessel insured at its expense against:

(a)	all perils of the seas and usual marine risks (including hull and machinery and excess risks) and hull war risks including piracy, hijacking theft and terrorism;

(b)	protection and indemnity risks and war risks (including excess war risks including (but not limited to) crew, cargo liability, pollution liability, removal of wreck and contractual liability); and

(c)
any other risks against which the Lessor considers, having regard to practices and other circumstances prevailing at the relevant time, it would be reasonable for the Lessee to insure and which are specified by the Lessor by notice to the Lessee.

58.2	Terms of obligatory insurances

The Lessee shall effect such insurances:

(a)	in dollars;

(b)	in the case of all usual marine risks and war risks, in an amount on an agreed value basis at least the greater of:

(i)	120 per cent of the Outstanding Charter Hire Principal; and

(ii)	the Fair Market Value of the Vessel for the time being (as determined by the Lessor on the basis of a valuation obtained from an Approved Valuer);

(c)
in the case of oil pollution liability risks, for an aggregate amount equal to the highest level of cover from time to time available under basic protection and indemnity club entry and in the international marine insurance market;

(d)	in the case of protection and indemnity risks, in respect of the full tonnage of the Vessel (but, in relation to liability for oil pollution, for an amount of not less than $1,000,000,000);

(e)	on terms approved by the Lessor; and

(f)
through Approved Brokers and with approved insurance companies and/or underwriters (which, for the avoidance of doubt, are in good standing and of recognised responsibility and reputation and having a credit rating of not less than BBB+ by Standard and Poor’s or its equivalent by another credit rating agency acceptable to the Lessee) or, in the case of war risks and protection and indemnity risks, in approved war risks and protection and indemnity risks associations (which, for the avoidance of doubt, shall in any event be a member of the International Group of P&I Clubs).

58.3	Further protections for the Lessor

In addition to the terms set out in Clause 58.2 (Terms of obligatory insurances), the Lessee shall procure that the obligatory insurances shall:

(a)
subject always to paragraph (b), name the Lessee and, if required by the Lessor, the Lessor and/or the Security Trustee as named assureds as well as any Manager or any other person approved by the Lessor provided that such Manager or other person has an interest which is limited:

(i)	in respect of any obligatory insurances for hull and machinery and war risks;

(A)	to any provable out-of-pocket expenses that it has incurred and which form part of any recoverable claim on underwriters; and

(B)	to any third party liability claims where cover for such claims is provided by the policy (and then only in respect of discharge of any claims made against it); and

(ii)
in respect of any obligatory insurances for protection and indemnity risks, to any recoveries it is entitled to make by way of reimbursement following discharge of any third party liability claims made specifically against it;

(b)
whenever the Security Agent requires to be endorsed as an additional assured, name (or be amended to name) the Security Agent (or any other Finance Party) as additional assured for its rights and interests, warranted no operational interest and with full waiver of rights of subrogation against the Security Agent (or any other Finance Party);

(c)	name the Lessor, the Security Trustee and the Security Agent (or any other Finance Party) as loss payee with such directions for payment as the Lessor may specify;

(d)
provide that all payments by or on behalf of the insurers under the obligatory insurances to the Lessor, the Security Trustee or the Security Agent shall be made without set off, counterclaim or deductions or condition whatsoever;

(e)	provide that the obligatory insurances shall be primary without right of contribution from other insurances which may be carried by the Security Agent or any other Finance Party; and

(f)	provide that the Lessor and/or Security Trustee and/or the Security Agent may make proof of loss if the Lessee fails to do so.

58.4	Renewal of obligatory insurances

The Lessee shall:

(a)	at least seven (7) Business Days (or such shorter period acceptable to the Lessor) before the expiry of any obligatory insurance:

(i)
notify the Lessor of the Approved Brokers (or other insurers) and any protection and indemnity or war risks association through or with which the Lessee proposes to renew that obligatory insurance and of the proposed terms of renewal; and

(ii)	obtain the Lessor’s approval to the matters referred to in sub-paragraph (i) above;

(b)
at least three (3) days (or such shorter period acceptable to the Lessor) before the expiry of any obligatory insurance, renew that obligatory insurance in accordance with the Lessor’s approval pursuant to paragraph (a) above; and

(c)
procure that the Approved Brokers and/or the approved war risks and protection and indemnity associations with which such a renewal is effected shall at least two (2) days before such expiry notify the Lessor in writing of the terms and conditions of the renewal.

58.5	Copies of policies; letters of undertaking

The Lessee shall ensure that the Approved Brokers provide the Lessor with:

(a)
pro forma copies of all policies when requested, certificate of insurance and/or cover note relating to the obligatory insurances which they are to effect or renew in a form required by the Lessor; and

(b)	a letter or letters or undertaking in a form required by the Lessor and including undertakings by the Approved Brokers that:

(i)	they will have endorsed on each policy, immediately upon issue, a loss payable clause and a notice of assignment complying with the provisions of Clause 58.3 (Further protections for the Lessor);

(ii)	they will hold such policies, and the benefit of such insurances, to the order of the Security Trustee in accordance with such loss payable clause;

(iii)
they will advise the Lessor immediately of any material change to the terms of the obligatory insurances and provide as soon as reasonably practicable but no later than seven (7) days prior to the notice of cancellation;

(iv)
they will, if they have not received notice of renewal instructions from the Lessee or its agents, notify the Lessor as soon as reasonably practicable but no later than seven (7) days before the expiry of the obligatory insurances;

(v)	if they receive instructions to renew the obligatory insurances, they will promptly notify the Lessor of the terms of the instructions;

(vi)
they will not set off against any sum recoverable in respect of a claim relating to the Vessel under such obligatory insurances any premiums or other amounts due to them or any other person whether in respect of the Vessel or otherwise, they waive any lien on the policies, or any sums received under them, which they might have in respect of such premiums or other amounts and they will not cancel such obligatory insurances by reason of non-payment of such premiums or other amounts;

(vii)	they will arrange for a separate policy to be issued in respect of the Vessel forthwith upon being so requested by the Lessor; and

(viii)	they will immediately notify the Lessor if they receive from the Lessee any insurance company or any underwriter notice of cancellation of the obligatory insurances.

58.6	Copies of certificates of entry

The Lessee shall ensure that any protection and indemnity and/or war risks associations in which the Vessel is entered provide the Lessor with:

(a)	a copy of the certificate of entry for the Vessel;

(b)	a letter or letters of undertaking in such form as may be required by the Lessor; and

(c)	the endorsement referred to in paragraph (b) of Clause 58.3 (Further protections for the Lessor).

58.7	Deposit of original policies

The Lessee shall ensure that all policies relating to obligatory insurances are deposited with the Approved Brokers through which the insurances are effected or renewed.

58.8	Payment of premiums

The Lessee shall punctually pay all premiums or other sums payable in respect of the obligatory insurances and produce all relevant receipts when so required by the Lessor.

58.9	Guarantees

The Lessee shall ensure that any guarantees required by a protection and indemnity or war risks association are promptly issued and remain in full force and effect.

58.10	Compliance with terms of insurances

(a)
The Lessee shall not do nor omit to do (nor permit to be done or not to be done) any act or thing which would or might render any obligatory insurance invalid, void, voidable or unenforceable or render any sum payable under an obligatory insurance repayable in whole or in part.

(b)	Without limiting paragraph (a) above, the Lessee shall:

(i)
take all necessary action and comply with all requirements which may from time to time be applicable to the obligatory insurances, and (without limiting the obligation contained in sub-paragraph (iii) of paragraph (b) of Clause 58.5 (Copies of policies; letters of undertaking)) ensure that the obligatory insurances are not made subject to any exclusions or qualifications to which the Lessor has not given its prior approval;

(ii)	not make any changes relating to the classification or classification society or manager or operator of the Vessel approved by the underwriters of the obligatory insurances;

(iii)
make (and promptly supply copies to the Lessor of) all quarterly or other voyage declarations which may be required by the protection and indemnity risks association in which the Vessel is entered to maintain cover for trading to the United States of America and Exclusive Economic Zone (as defined in the United States Oil Pollution Act 1990 or any other applicable legislation); and

(iv)
not employ the Vessel, nor allow it to be employed, otherwise than in conformity with the terms and conditions of the obligatory insurances, without first obtaining the consent of the insurers and complying with any requirements (as to extra premium or otherwise) which the insurers specify.

58.11	Alteration to terms of insurances

The Lessee shall not make or agree to any alteration to the terms of any obligatory insurance or waive any right relating to any obligatory insurance.

58.12	Settlement of claims

The Lessee shall:

(a)	not settle, compromise or abandon any claim under any obligatory insurance for Total Loss or for a Major Casualty; and

(b)
do all things necessary and provide all documents, evidence and information to enable the Lessor or the Security Trustee to collect or recover any moneys which at any time become payable in respect of the obligatory insurances.

58.13	Provision of copies of communications

The Lessee shall provide the Lessor, if so required by the Lessor, at the time of each such communication, with copies of all written communications between the Lessee and:

(a)	the Approved Brokers;

(b)	the approved protection and indemnity and/or war risks associations; and

(c)	the approved insurance companies and/or underwriters,

which relate directly or indirectly to:

(i)	the Lessee’s obligations relating to the obligatory insurances including, without limitation, all requisite declarations and payments of additional premiums or calls; and

(ii)
any credit arrangements made between the Lessee and any of the persons referred to in paragraphs (a) or (b) above relating wholly or partly to the effecting or maintenance of the obligatory insurances.

58.14	Provision of information

The Lessee shall promptly provide the Lessor (or any persons which it may designate) with any information which the Lessor (or any such designated person) requests for the purpose of:

(a)
if requested by the Lessor, obtain or prepare any report from an independent marine insurance broker appointed by the Lessor, as to the adequacy of the obligatory insurances effected or proposed to be effected; and/or

(b)
effecting, maintaining or renewing any such insurances as are referred to in Clause 58.17 (Mortgagee’s Insurance Interest Policies) or dealing with or considering any matters relating to any such insurances, and the Lessee shall, forthwith upon demand, indemnify the Lessor in respect of all documented fees and other expenses incurred by it or for the account of the Security Agent in connection with any such report as is referred to in paragraph (a) above, provided that the Lessee shall be liable for such fees and expenses in connection with such report once every 365 days during the Charter Period.

58.15	Innocent Owner’s interest insurance

(a)	The Lessee shall promptly following the Lessor’s demand reimburse to the Lessor all costs, premiums and expenses the Lessor has incurred in connection with:

(i)
an innocent owner’s interest insurance in relation to the Vessel’s hull insurances in an amount which shall equal to or exceed one hundred and twenty per cent (120%) of the Outstanding Charter Hire Principal from time to time; and

(ii)	a contingency insurance against third party liabilities for an innocent owner,

or any other similar Lessor insurance.

(b)
The Lessor shall also have the option to request for the Lessee to pay directly the costs, premiums and expenses referred to in paragraph (a) of this Clause 58.15 and the Lessee shall comply with such request.

58.16	Modification to Insurance

If the Lessor gives notice to the Lessee to change the terms and requirements of this Clause 58, this Clause 58 shall be modified in the manner to be agreed between the Parties within fifteen (15) Business Days of the Lessor’s relevant notice, provided however that in the event the Parties fail to reach agreement within the said period this Clause 58 shall be modified in the manner so notified by the Lessor to the Lessee at any time after such failure.

58.17	Mortgagee’s Insurance Interest Policies

The Lessee shall promptly following the Lessor’s demand reimburse the Lessor and/or the Security Agent and/or any other Finance Party with all reasonably and properly documented costs, premiums and expenses the Lessor incurs in connection with the cost (as conclusively certified by the Lessor) of the Lessor effecting (A) a mortgagee’s interest insurance on the Vessel and/or the Associated Vessel and (B) a mortgagee’s interest insurance - additional perils (pollution) on the Vessel and/or the Associated Vessel, in each case in an amount and terms as may be reasonably specified by the Lessor having regard to the current market practice.

58.18	Insurance Proceeds

Unless a Termination Event shall have occurred and be continuing:

(a)
each sum receivable in respect of a Major Casualty, other than in respect of protection and indemnity risk insurances, shall be paid to the Security Trustee or, as the case may be, the Security Agent (or any other Finance Party);

(b)	the insurance moneys received by the Security Trustee or, as the case may be, the Security Agent (or any other Finance Party) in respect of any such Major Casualty shall be paid:

(i)	to the person to whom the relevant liability shall have been incurred; or

(ii)
upon the Lessee furnishing evidence satisfactory to the Lessor or the Security Agent (or any other Finance Party) that all loss and damage resulting from the casualty has been properly made good and repaired and paid for by the Lessee, to the Lessee or, at the option of the Lessor or, as the case may be, the Security Agent (or any other Finance Party) where the repairs have not yet been paid for, to the person by whom any repairs have been or are to be effected;

(c)
the receipt by any such person referred to in paragraphs (i) and (ii) of paragraph (b) above shall be a full and sufficient discharge of the same to the Security Trustee or, as the case may be, the Security Agent (or any other Finance Party); and

(d)	subject to the foregoing:

(i)
each sum receivable in respect of the Insurances (insofar as the same are hull and machinery or war risks insurances) which does not exceed the Major Casualty Amount shall be paid in full to the Lessee or to its order and shall be applied by it for the purpose of making good the loss and fully repairing all damage in respect of which the receivable shall have been collected; and

(ii)
each sum receivable in respect of protection and indemnity risk Insurances shall be paid direct to the person to whom the liability, to which that sum relates, was incurred, or to the Lessee in reimbursement to it of moneys expended in satisfaction of such liability.

Notwithstanding the foregoing, all sums receivable in respect of the Insurances after the occurrence of a Total Loss or a Termination Event which is continuing shall be paid to the Security Trustee who shall either apply them in accordance with the terms of the Security Trust Deed or, at its discretion, pay them over to the Lessor and the Lessor shall apply them in accordance with Clause 66.2 (Payments on Termination Event or Total Loss).

58.19	Financing

The Lessee acknowledges that the Vessel’s insurance arrangements will be subject to review by the Security Agent and its insurance consultant and agrees to co-operate with the Security Agent in the provision of information relating to the Insurances. The Lessee shall, upon request from the Lessor, execute such documents as may be required to enable the Lessor to comply with its insurance provisions in the Finance Documents.

59	Asset Coverage Threshold

59.1	Valuations

(a)
The Lessor shall be entitled to require the Fair Market Value of the Financed Vessels, to be determined (i) not earlier than thirty (30) days before the Scheduled Delivery Date (the “Fair Market Value at Closing”) and (ii) at any time during the Charter Period. Prior to the Delivery Date, the Lessee shall bear the cost of all valuations of the Financed Vessels to be delivered pursuant to item 7 (Valuation Reports) of Part II of Schedule 1 (Conditions Precedent) and for the purposes of determining the Fair Market Value at Closing.

(b)
After the Delivery Date, the Lessee shall only bear the cost of valuations of the Financed Vessels so obtained twice per year in accordance with paragraph (c) below, unless there is a breach of Clause 59.2 (Security Coverage Ratio) or a Potential Termination Event occurs which is continuing or the Lessor reasonably believes that the market value of any Financed Vessel has decreased, in which event the Lessee shall bear the cost of all such valuations.

(c)	Subject to paragraph (a) above, the Fair Market Value of each Financed Vessel shall be tested on or around 30 June and 31 December during each year within the Charter Period (each a “Testing Date”).

The Fair Market Value of a Financed Vessel shall be the arithmetic average of valuations for each Financed Vessel obtained from two (2) Approved Valuers appointed by the Lessor. If the two (2) valuations for a Financed Vessel vary by more than ten per cent (10%) by reference to the lower of the two (2) valuations, the Lessor may appoint a third Approved Valuer in order to value the relevant Financed Vessel on the same basis as the other two (2) valuations. In the case of such third valuation of a Financed Vessel, the arithmetic mean of the three (3) valuations shall constitute the Fair Market Value of the relevant Financed Vessel for the purposes of this Clause 59 and the other provisions of this Charter.

(d)	Each valuation of a Financed Vessel shall be:

(i)	provided in Dollars;

(ii)	issued on a date not earlier than thirty (30) days prior to the Testing Date;

(iii)	be made with or without physical inspection of the relevant Financed Vessel (as the Lessor may require) and on a charter free basis; and

(iv)	be on the basis of a sale for prompt delivery for cash at arm’s length on normal commercial terms as between a willing seller and a willing buyer.

(e)	The Lessee shall promptly provide to the Lessor and any Approved Valuer any information which they reasonably require for the purposes of providing such a valuation.

59.2	Security Coverage Ratio

If:

(a)	on or after a Testing Date; or

(b)
after the Lessor has obtained valuations of a Financed Vessel in accordance with paragraph (a) of Clause 59.1 (due to the Lessor reasonably believing that the market value of any Financed Vessel has decreased), the Lessor notifies the Lessee that the Security Coverage Ratio is:

(i)	from the first (1st) to the twelfth (12th) month (inclusive) of the Charter Period, less than one hundred and twenty per cent (120%); or

(ii)	at any time thereafter, less than one hundred and thirty per cent (130%),

(in each case, the “Asset Coverage Threshold”),

then the Lessee shall within thirty (30) days of such notice either:

(i)
prepay such part of the Outstanding Charter Hire Principal and/or procure that the Associated Lessee prepays such part of the Outstanding Charter Hire Principal (as defined in the Associated Charter), as may be necessary in order to restore the Security Coverage Ratio to comply with the relevant Asset Coverage Threshold; or

(ii)
provide (and/or procure that the Associated Lessee provides) additional security in form and amount acceptable to the Lessor (included but not limited in the form of a blocked Dollar cash deposit in an Account over which Account Security exists).

Any prepayment made by the Lessee in accordance with paragraph (i) above and/or pursuant to Clause 66.2(a) (Payments on Termination Events or Total Loss) of the Associated Charter, shall be applied in reducing the Outstanding Charter Hire Principal pro rata against the Rent (including the Balloon Rental).

60	Risk, Total Loss and Damage

60.1	Risk

Throughout the Charter Period, the Lessee shall bear the full risk of:

(a)	any Total Loss of, or any other damage to, the Vessel; and

(b)	any other occurrence which shall deprive the Lessee of the use, possession or enjoyment of the Vessel.

60.2	Notification

The Lessee shall give the Lessor notice in writing as soon as reasonably practicable of any occurrence as is referred to in Clause 60.1 (Risk) other than repairable damage the likely cost of rectification of which will not exceed the Major Casualty Amount.

60.3	Total Loss

(a)
All sums receivable in respect of the Insurances of the Vessel after occurrence of a Total Loss shall be paid to the Lessor and the Lessor shall apply them in accordance with Clause 66.2 (Payments on Termination Event or Total Loss), provided that if such insurance proceeds are in excess of all sums payable to the Lessor thereunder, any excess shall be payable to (i) first the Security Trustee for the account of the Associated Lessor, and/or to the Associated Lessor directly, in each case in payment of the sum expressed to be payable by the Associated Lessee to the Associated Lessor under the last sentence of paragraph (a) or (as the case may be) paragraph (b) of Clause 66.2 (Payments on Termination Event or Total Loss) and (ii) secondly, as to any balance and provided that no Termination Event is outstanding, to the Lessee or to whoever else may be entitled to it.

(b)
The Lessee shall pay to the Lessor on the Total Loss Payment Date all sums due to the Lessor under Clause 66.2 (Payments on Termination Event or Total Loss), less any amount which has been applied by the Lessor pursuant to paragraph (a) above.

(c)
The Lessee shall procure that the Associated Lessee shall pay to the Associated Lessor on the Total Loss Payment Date all sums due to the Associated Lessor under the last sentence of paragraph (a) or (as the case may be) paragraph (b) of Clause 66.2 (Payments on Termination Event or Total Loss), less any amount which has already been paid to the Security Trustee and/or the Associated Lessor for the Associated Lessor’s account pursuant to paragraph (a) above.

60.4	Payment of Rent

Notwithstanding that the Vessel has become a Total Loss and subject to the provisions of Clause 66.2 (Payments on Termination Event or Total Loss), the Lessee shall continue to pay Rent on the relevant Payment Dates and in the amounts required under this Charter until all sums due under Clause 66.2 (Payments on Termination Event or Total Loss) have been paid.  The Charter Period will end and the obligation of the Lessee to pay Rent shall cease on the date on which all sums due under Clause 66.2 (Payments on Termination Event or Total Loss) have been received by the Lessor.

61	Requisition

61.1	Continuation of charter

If the Vessel is requisitioned for hire or use by any Governmental Agency during the Charter Period:

(a)	the Lessee shall promptly inform the Lessor of such requisition;

(b)
unless and until the Vessel becomes a Total Loss following such requisition and the Lessee shall have paid all sums due pursuant to Clause 66.2 (Payments on Termination Event or Total Loss), the chartering of the Vessel under this Charter shall continue for the remainder of the Charter Period (subject to the provisions of Clause 66 (Rights following a Termination Event)) and the Lessee shall remain fully responsible for complying with all its obligations under this Charter, other than such obligations (not being obligations to make payment) which the Lessee is unable to comply with solely by virtue of such requisition;

(c)
if there is no Termination Event, save as mentioned in paragraph (d) below, the Lessee shall during the Charter Period be entitled to all requisition hire paid to the Lessor or to the Lessee by such Government Agency or other competent authority on account of such requisition;

(d)
the Lessor shall (subject to any right of set-off which the Lessor may have in respect of any amounts due and unpaid under the terms hereof) pay any requisition hire to the Lessee immediately upon receipt;

(e)
the Lessee shall as soon as practicable after the end of any requisition for hire, cause the Vessel to be put into the condition required by this Charter, and where that requisition shall end after the expiry or termination of the Charter Period, the Lessee shall, as soon as practicable, cause the Vessel to be put into the redelivery condition required by Clause 62.2 (Redelivery conditions), allowance being made for fair wear and tear in respect of the period from the expiry or termination of the Charter Period; and

(f)
the Lessor shall be entitled to all compensation payable in respect of any change in the structure, state or condition of the Vessel arising during the period of requisition for hire.  The Lessor shall apply such compensation in reimbursing the Lessee for the cost of complying with its obligations under this Charter (and otherwise, to the extent that there remains an excess, against any other amounts that become due and payable by the Lessee under the Operative Documents), provided always that if a Potential Termination Event or a Termination Event or an Early Termination Event has occurred and is continuing, the Lessor shall be entitled to apply such compensation in or towards settlement of any amounts owing by the Lessee under this Charter or any of the other Operative Documents to which the Lessee is a party.

61.2	Requisition at end of Charter Period

If the Vessel is requisitioned for hire or use at the end of the Charter Period and it is not lawful for the Lessee to complete its purchase of the Vessel pursuant to Clause 64.1 (Purchase Option):

(a)
the leasing of the Vessel under this Charter shall (unless otherwise agreed between the Parties) be terminated at the end of the Charter Period, but without prejudice to the accrued rights of the Parties, including the obligation of the Lessee contained in Clause 62 (Redelivery) (as modified by sub‑paragraph 62.1(a)), and the Lessor shall be entitled to any requisition hire payable for the period from the expiry of the Charter Period; and

(b)
if the Lessor is prevented by reason of the requisition for use or hire from transferring title to the Vessel at the end of the Charter Period, the Lessor shall be temporarily relieved from its obligations to do so. However, the Lessor shall be obliged immediately upon the release of the Vessel from such requisition, if requested by the Lessee to transfer title to the Vessel to the Lessee in accordance with Clause 67 (Transfer of title).

62	Redelivery

62.1	Redelivery

(a)
The Vessel will be deemed to have been redelivered by the Lessee to the Lessor in accordance with the redelivery conditions set out in Clause 62.2 (Redelivery conditions) immediately before completion of the sale of the Vessel pursuant to Clause 65 (Purchase of Vessel by Lessee).

(b)
If for any reason the Vessel is not sold as a result of the exercise, pursuant to paragraph (a) of Clause 65, of a Purchase Option or the Purchase Obligation (and provided it is not a Total Loss), at the end of the Charter Period the Lessee shall, at its own expense, redeliver the Vessel to the Lessor in accordance with the redelivery conditions set out in Clause 62.2 (Redelivery conditions).

62.2	Redelivery conditions

The Lessee shall redeliver the Vessel:

(a)	safely afloat at an easily accessible, recognised and safe port or anchorage approved by the Lessor (which is not subject to Sanctions);

(b)
free of any class notation, statutory recommendations and any other standard certificates or statements applied in this industry affecting her trading certificates, and with all trading and class certificates valid and without qualification, and in the event of redelivery occurs prior to the five-year renewal of any class or statutory certificate, all costs of the renewal survey shall be borne or reimbursed by the Lessee;

(c)	without any overdue condition;

(d)
in the same structure, state and condition as at the Delivery Date (fair wear and tear excepted) and having installed all equipment, spares and replacements installed on the Delivery Date (provided that any equipment installed by the Lessee that replaced and improved the equipment existing on the Delivery Date shall be taken over by the Lessor free of charge);

(e)
with all Manuals and Technical Records with at least 3 months’ validity remaining as at the redelivery date and all the original copies of certificates, documentation and drawings delivered to the Lessee at the Delivery Date;

(f)	free of crew and officers (unless otherwise agreed by the Lessor) and with all arrears of wages of the master and crew of the Vessel fully paid;

(g)
with all machinery fluid reservoirs and tanks, such as unused lubricating oils, hydraulic oils and bunkers on board the Vessel as would be sufficient to enable the Vessel to sail to the nearest bunker port in compliance with all bunkering fuel content regulations then applicable in such place of redelivery;

(h)	free and clear of all Liens (other than the Liens created pursuant to the Operative Documents or the Finance Documents) and free of charter (unless otherwise agreed by the Lessor); and

(i)
without prejudice to the above, being in generally good condition, tight, staunch, strong and well and sufficiently tackled, apparelled, furnished, equipped and in every respect seaworthy (ordinary wear and tear excepted).

62.3	Payment of Rent

The Lessee shall continue to pay Rent (including, when applicable, the Balloon Rental) until the Vessel has been redelivered to the Lessor in accordance with the terms of this Charter or the sale and purchase of the Vessel by the Lessee has been completed in accordance with the terms of this Charter.

63	Termination Events

63.1	The Lessor and the Lessee agree that from the date of this Charter:

(a)
it is a fundamental term and condition of this Charter and any other Operative Document that none of the events set out in this Clause 63 shall occur after the date of this Charter or at any time during the Charter Period; and

(b)
the occurrence of any such event shall constitute a repudiatory breach of this Charter by the Lessee, entitling the Lessor to accept such repudiation and to exercise any of its rights under Clause 66 (Rights following a Termination Event).

63.2	Non-payment

Any Relevant Party does not pay on the due date any amount payable pursuant to an Operative Document to which it is a party at the place at and in the currency in which it is expressed to be payable unless:

(a)	its failure to pay is caused by administrative or technical error; and

(b)	payment is received within three (3) Business Days of its due date.

63.3	Value of security, failure to agree terms of an Operative Document upon request of the Security Agent; Conditions subsequent

The Lessee does not comply with Clause 42.3 (Conditions subsequent), Clause 59.2 (Security Coverage Ratio) or the Lessee and the Lessor fail to agree terms in accordance with Clause 52.1(q).

63.4	Financial covenants

The Lessee does not comply with Clause 53 (Financial covenants).

63.5	Insurance

(a)	The Insurances of the Vessel are not placed and kept in force in the manner required by Clause 58 (Insurance).

(b)	Any insurer either:

(i)	cancels any such Insurances; or

(ii)	disclaims liability under them or asserts that its liability under them is or should be reduced by reason of any mis-statement or failure or default by any person.

63.6	Sanctions

Any undertaking under Clause 52.1(m) or Clause 57.7 (Sanctions and Vessel trading) is breached.

63.7	Other obligations

Any Relevant Party does not comply with any provision of the Operative Documents to which it is a party (other than those referred to in Clause 63.2 (Non-payment), Clause 63.3 (Value of security, failure to agree terms of an Operative Document upon request of the Security Agent), Clause 63.4 (Financial Covenants), Clause 63.5 (Insurance) and Clause 63.6 (Sanctions) or any other provisions of this Clause 63) except if, provided that such non-compliance is capable of being remedied to the satisfaction of the Lessor, such non-compliance is remedied by the Relevant Party within ten (10) Business Days of the earlier of (A) the date on which the Lessee is notified of the breach and (B) such Relevant Party becoming aware of the failure to comply.

63.8	Misrepresentation

Any representation or statement made or deemed to be made by any Relevant Party in any Operative Document to which it is a party proves to have been incorrect or misleading when made or deemed to be made.

63.9	Cross default

(a)	Any Financial Indebtedness of a Relevant Party (other than a Third Party Manager) is not paid when due nor within any originally applicable grace period.

(b)
Any Financial Indebtedness of a Relevant Party (other than a Third Party Manager) is declared to be or otherwise becomes due and payable prior to its specified maturity as a result of an event of default (however described).

(c)
Any commitment for any Financial Indebtedness of a Relevant Party (other than a Third Party Manager) is cancelled or suspended by a creditor of such Relevant Party as a result of an event of default (however described).

(d)
Any creditor of a Relevant Party (other than a Third Party Manager) becomes entitled to declare any Financial Indebtedness of such Relevant Party due and payable prior to its specified maturity as a result of an event of default (however described).

(e)
No Termination Event will occur under this Clause 63.9 (Cross default) if the aggregate amount of Financial Indebtedness or commitment for Financial Indebtedness falling within paragraphs (a) to (d) above is, at any relevant time, less than $5,000,000 in aggregate (or the equivalent in any other currency) in the case of the Guarantor or a Manager.

63.10	Insolvency

A Relevant Party:

(a)	is unable or admits inability to pay its debts as they fall due;

(b)	is declared to be unable to pay its debts under applicable law;

(c)	suspends or threatens to suspend making payments on any of its debts or agrees with any of its creditors to any standstill period in respect thereof; or

(d)
by reason of actual or anticipated financial difficulties, commences negotiations with one or more of its creditors (excluding the Lessor in its capacity as such) with a view to rescheduling any of its indebtedness.

63.11	Insolvency proceedings

Any corporate action, legal proceedings or other procedure or step is taken in relation to:

(a)
the suspension of payments, a moratorium of any indebtedness, winding-up, dissolution, bankruptcy, administration, provisional supervision or reorganisation (by way of voluntary arrangement, scheme of arrangement or otherwise) of any Relevant Party;

(b)	a composition, assignment or arrangement with any creditor of any Relevant Party;

(c)	the appointment of a liquidator, receiver, administrator or other similar officer in respect of any Relevant Party or any of its assets; or

(d)	enforcement of any Liens over any assets of any Relevant Party,

or any analogous procedure or step is taken in any jurisdiction.

63.12	Creditors’ process

Any expropriation, attachment, sequestration, distress or execution or any other analogous process or enforcement action affecting any asset or assets of any Relevant Party is not discharged within ten (10) Business Days of commencement.

63.13	Cessation of business

Any Relevant Party suspends or ceases or threatens to suspend or cease to carry on all or a material part of its business.

63.14	Failure to pay final judgment

Any Relevant Party fails to comply with or pay any sum due from it under any final judgment or any final order made or given by any court of competent jurisdiction within the period specified in the relevant judgment.

63.15	Repudiation

Any Relevant Party:

(a)	repudiates any Transaction Document to which it is a party; or

(b)	evidences an intention to repudiate any Transaction Document to which it is a party.

63.16	Liens

Any Security Document to which any Relevant Party is a party is not in full force and effect or does not create in favour of the Lessor the Liens which it is expressed to create with the ranking and priority it is expressed to have.

63.17	Arrest of the Vessel

The Vessel is arrested, confiscated, seized, taken in execution, impounded, forfeited, detained in exercise or purported exercise of any possessory lien or other claim due to the Lessee’s action or omission or default or negligence and the Lessee fails to procure the release of the Vessel within a period of thirty (30) days thereafter.

63.18	Management Agreements

Any Management Agreement is materially amended or is repudiated, terminated or cancelled without consent of the Lessor.

63.19	Material Adverse Change

Any material adverse change occurs in relation to any Relevant Party which has or is likely to have a Material Adverse Effect.

63.20	Change of Control

A Change of Control has occurred.

63.21	Modification, revocation, termination and expiry of Authorisation, etc.

Any Authorisation required by any Relevant Party or any other party (other than a Creditor Party) to authorise, or required by any Relevant Party or any other party (other than a Creditor Party) in connection with the execution, delivery, validity, enforceability or admissibility in evidence of any of the Operative Documents or the performance by any Relevant Party or any other party (other than a Creditor Party) of its obligations under any of such documents is modified in a manner unacceptable to the Lessor or is not granted or is revoked or terminated or expires and is not renewed or otherwise ceases to be in full force and effect.

63.22	Unlawfulness, invalidity and unenforceability

It is or becomes unlawful for any Relevant Party to perform any of its obligations under any of the Operative Documents to which it is a party or any of the Operative Documents is or becomes wholly or partly invalid or unenforceable as against any Relevant Party unless in the opinion of the Lessor such Relevant Party is able to remedy any such event under this Clause 63.22 to the Lessor’s satisfaction within thirty (30) days of the relevant event occurring.

63.23	Security Documents

Any Security Document in favour of the Security Trustee or any Guarantee is or becomes wholly or partly invalid or unenforceable.

63.24	Litigation, arbitration or administrative proceedings

Either any litigation, alternative dispute resolution, arbitration or administrative, governmental, regulatory or other investigations, proceedings or disputes are commenced or threatened in relation to any Transaction Document or the transactions contemplated in the Transaction Documents or against any Group Member or any of its assets, rights or revenues which has or might have a Material Adverse Effect.

63.25	Associated Charter

Any Termination Event (as defined in the Associated Charter) occurs under the Associated Charter.

63.26	De-listing

The common shares of the Guarantor cease to be listed on NASDAQ.

63.27	Replacement of Manager

The Termination Events referred to in Clauses 63.10 (Insolvency), 63.11 (Insolvency proceedings), 63.13 (Cessation of business), 63.15 (Repudiation), 63.19 (Material Adverse Change) and 63.22 (Unlawfulness, invalidity and unenforceability), shall not apply in respect of a Third Party Manager provided that the Lessee has replaced such Third Party Manager with another Manager in accordance with Clause 56.14 (Manager and Designated Person Ashore), in each case within thirty (30) days of any of the events set out in paragraph (a) occurring in respect of such Manager.

64	Purchase Option and Purchase Obligation

64.1	Purchase Option

(a)
If no Termination Event or Potential Termination Event has occurred and is continuing, the Lessee shall have the option (the “Purchase Option”) to purchase the Vessel on the basis set out in paragraph (b) of Clause 65 (Purchase of Vessel by Lessee) on any Payment Date (the date on which a Purchase Option is to be exercised is herein referred to as the “Purchase Option Date”).

(b)	The Purchase Option shall be exercisable by the Lessee by giving irrevocable written notice to the Lessor at least thirty (30) days prior to the proposed Purchase Option Date.

64.2	Purchase Option Price

The Lessee shall pay to the Lessor on the relevant Purchase Option Date (the “Purchase Option Price”):

(a)	any Rent due or accrued but unpaid;

(b)	the Outstanding Charter Hire Principal;

(c)	any interest accrued due on the unpaid and overdue Rent or the Outstanding Charter Hire Principal at the Default Rate;

(d)	the relevant Prepayment Fee;

(e)
any reasonable and documented costs incurred by the Lessor or any other Creditor Party to the Finance Parties under the Finance Documents as a result of or in connection with the Purchase Option being exercised (and this Charter being terminated early and/or cancelled hereunder);

(f)	any documented fees or other amounts due and payable but unpaid by any Relevant Party to the Lessor or any other Creditor Party under any of the Operative Documents; and

(g)
any out of pocket costs (including legal costs) incurred by the Lessor or any other Creditor Party as a result of or in connection with the termination of the Charter and the sale and purchase hereunder, and, in addition, the Lessee shall procure that the Associated Lessee shall pay to the Associated Lessor on the relevant Purchase Option Date, any amounts then due and payable to the Associated Lessor under the provisions of the Associated Charter.

Upon irrevocable and unconditional payment of the Purchase Option Price and all of the other amounts set out in this Clause 64.2 (Purchase Option Price), this Charter shall terminate and, without prejudice to Clause 81 (Survival of terms), the provisions of Clause 65 (Purchase of Vessel by Lessee) shall apply.

64.3	Purchase Obligation

On the Expiry Date, the Lessee shall purchase the Vessel on the basis set out in paragraph (b) of Clause 65 and shall pay to the Lessor the aggregate of the following (the “Purchase Obligation Price”):

(a)	any Rent due or accrued but unpaid;

(b)	the Outstanding Charter Hire Principal;

(c)	any interest accrued due on the unpaid and overdue Rent or the Outstanding Charter Hire Principal at the Default Rate;

(d)	any relevant Break Costs;

(e)
any costs incurred by the Lessor or any other Creditor Party to the Finance Parties under the Finance Documents as a result of or in connection with this Charter being terminated early and/or cancelled hereunder;

(f)	any other amounts due and payable but unpaid by any Relevant Party to the Lessor or any other Creditor Party under any of the Operative Documents; and

(g)	any out of pocket costs (including legal costs) incurred by the Lessor or any other Creditor Party as a result of or in connection with the sale and purchase hereunder,

and, in addition, the Lessee shall procure that the Associated Lessee shall pay to the Associated Lessor on the Expiry Date, any amounts then due and payable to the Associated Lessor under the provisions of the Associated Charter.

Upon irrevocable and unconditional payment of the Purchase Obligation Price and all of the other amounts set out in this Clause 64.3 (Purchase Obligation), this Charter shall terminate and, without prejudice to Clause 81 (Survival of terms), the provisions of Clause 65 (Purchase of Vessel by Lessee) shall apply.

65	Purchase of Vessel by Lessee

(a)
Immediately upon receipt by the Lessor of the sums set out in Clause 64.2 (Purchase Option Price) or Clause 64.3 (Purchase Obligation), as the case may be, and upon receipt by the Associated Lessor of any applicable sums payable to it by the Associated Lessee as set out in any such clause, and subject to no Termination Event or Potential Termination Event being outstanding and/or having occurred and subject to the Security Coverage Ratio complying with the Asset Coverage Threshold (as each such term is defined in the Associated Charter) applicable at the time pursuant to Clause 59.2 (Security Coverage Ratio) of the Associated Charter (including in each case on, before or after the said transfer of title and the sale, transfer other actions referred to in paragraph (b) below), the Lessor shall transfer title to the Vessel to the Lessee or its nominee on the terms set out in Clause 67 (Transfer of title).

(b)	The Vessel shall be sold or transferred by the Lessor to the Lessee on the following terms:

(i)	for a consideration of $1;

(ii)	the sale will be on an “as is, where is” basis;

(iii)	the Lessor shall pass to the Lessee such title to the Vessel as the Lessor has acquired pursuant to the Memorandum of Agreement, warranted free of all Liens created by the Lessor;

(iv)
the sale shall exclude all liability of the Lessor, to the same extent as such liability is excluded by Clause 43 (Extent of Lessor’s liability), except for the warranty given by the Lessor in paragraph (iii) above;

(v)	if the Vessel is, at the date of sale, subject to any requisition for hire, the sale will be subject to such requisition;

(vi)	the Lessor will transfer to the Lessee or its nominee the benefit of all Vessel rights which it then holds;

(vii)
any terms implied to such sale by any applicable statute or law are hereby excluded to the extent such exclusion can legally be made and without limiting the generality of the foregoing, this sale of the Vessel shall be specifically outside the terms of the UK Sale of Goods Act 1979 or any statutory modification or re-enactment thereof for the time being in force; and

(viii)	all costs, expenses, Taxes and any payment of a similar nature arising in connection with the sale of the Vessel by the Lessor shall be for the account of the Lessee.

66	Rights following a Termination Event

66.1	Rights on Termination Event

If a Termination Event occurs and is continuing, the Lessor may:

(a)	by written notice to the Lessee:

(i)
effect compliance on the Lessee’s behalf with any requirements in respect of which the Lessee is in default and if the Lessor incurs any expense in effecting such compliance, the Lessor shall be entitled (without prejudice to Clause 66.2 (Payments on Termination Event or Total Loss)) to recover such expense from the Lessee together with interest on it at the Default Rate from the date on which such expenditure is incurred by the Lessor until the date of reimbursement by the Lessee (both before and after judgment); and/or

(ii)	proceed by appropriate court action or actions to enforce performance of this Charter, or to recover damages for the breach of this Charter; and/or

(iii)
accept the repudiation of this Charter by the Lessee, and cancel the Memorandum of Agreement and/or terminate the leasing of the Vessel under this Charter with immediate effect (following which all rights of the Lessee under this Charter will cease, but without prejudice to the continuing obligations of the Lessee under this Charter and the other Operative Documents) and/or require the Lessee to purchase the Vessel or redeliver the Vessel to the Lessor in accordance with Clause 62 (Redelivery); and/or

(iv)
inspect the Vessel and/or, subject to applicable law, take possession of the Vessel, for which purposes the Lessor may enter any premises belonging to or in the occupation or control of the Lessee where the Vessel may be located; and/or

(v)
notify the Lessee of the occurrence of the same and demand the payment of the Termination Sum by the Lessee, whereupon the Lessee shall immediately pay the Termination Sum to the Lessor (and upon receipt of the Termination Sum in full, and subject to no Termination Event or Potential Termination Event being outstanding and/or having occurred and further subject to the Security Coverage Ratio complying with the Asset Coverage Threshold (as each such term is defined in the Associated Charter) applicable at the time pursuant to clause 59.2 (Security Coverage Ratio) of the Associated Charter (including in each case on, before or after the sale, transfer and redelivery referred to below),  the Lessor shall sell, transfer and redeliver, at the cost and expense of the Lessee, the Vessel to the Lessee in accordance with Clause 67 (Transfer of title)); and

(b)	exercise any or all of its rights, remedies, powers or discretions under the Security Documents.

66.2	Payments on Termination Event or Total Loss

Upon termination of the leasing of the Vessel pursuant to paragraph (iii) of Clause 66.1 (Rights on Termination Event) (the “Termination Sum Payment Date”) or upon occurrence of a Total Loss Payment Date, the Lessee shall immediately pay to the Lessor (provided that in the case of a Total Loss, any amounts which have been already received directly by the Security Trustee or, as the case may be, the Security Agent or any other Finance Party or, as the case may be, the Lessor in respect of such Total Loss under the Insurances, shall reduce the amount that the Lessee is obliged to pay under paragraph (a) or (as the case may be) paragraph (b)of this Clause 66.2 by the amount so received in the order set out in paragraph (a) or (as the case may be) paragraph (b) of this Clause 66.2) by way of agreed compensation for loss of bargain and as a genuine pre-estimate of damages and not as a penalty:

(a)	in case of the occurrence of a Total Loss Payment Date, the aggregate of the following amounts:

(i)	any Rent (including, if applicable, the Balloon Rental) due or accrued but unpaid;

(ii)	the Outstanding Charter Hire Principal;

(iii)	any interest accrued and unpaid on the unpaid Rent (including, if applicable, the Balloon Rental) or the Outstanding Charter Hire Principal at the Default Rate;

(iv)	any relevant Break Costs;

(v)	the relevant Prepayment Fee;

(vi)
any costs incurred by the Lessor or any other Creditor Party to the Finance Parties under the Finance Documents as a result of or in connection with the early termination and/or cancellation hereunder;

(vii)	any fee or other amount due and payable but unpaid by any Relevant Party to the Lessor or any other Creditor Party under any of the Operative Documents; and

(viii)	any out of pocket costs (including legal costs) incurred by the Lessor or any other Creditor Party as a result of or in connection with the early termination and/or cancellation hereunder,

and, in addition, the Lessee shall procure that the Associated Lessee shall pay to the Associated Lessor on the Total Loss Payment Date, such part of the Outstanding Charter Hire Principal (as defined in the Associated Charter) as shall ensure that, immediately following such payments by the Lessee and the Associated Lessee under this paragraph (a), the Security Coverage Ratio complies with the Asset Coverage Threshold applicable at the time pursuant to Clause 59.2 (Security Coverage Ratio).

(b)	in case of a termination due to the occurrence of a Termination Event, the aggregate of the following amounts on the Termination Sum Payment Date:

(i)	any Rent (including, if applicable, the Balloon Rental) due or accrued but unpaid;

(ii)	the Outstanding Charter Hire Principal;

(iii)	any interest accrued on any unpaid and overdue Rent or on the Outstanding Charter Hire Principal at the Default Rate;

(iv)	any relevant Break Costs;

(v)	the relevant Prepayment Fee;

(vi)	any costs incurred by the Lessor or any other Creditor Party to the Finance Parties under the Finance Documents in connection with the early termination and/or cancellation hereunder;

(vii)	any fee or other amount due and payable but unpaid by any Relevant Party to the Lessor or any other Creditor Party under any of the Operative Documents; and

(viii)	any out-of-pocket costs (including legal costs) incurred by the Lessor or any other Creditor Party in connection with the early termination hereunder,

and, in addition, the Lessee shall procure that the Associated Lessee shall pay to the Associated Lessor on the Termination Sum Payment Date, the Termination Sum (as defined in the Associated Charter) and all amounts then due and payable to the Associated Lessor under paragraph (b) of Clause 66.2 (Payments on Termination Events or Total Loss) of the Associated Charter.

66.3	Lessor’s obligations upon receipt of payment

Subject to Clause 66.4 (Failure to pay Termination Sum at all or within a given period), as soon as practically possible after receipt by the Lessor of the applicable sums payable to the Lessor as set out in Clause 66.2 (Payments on Termination Event or Total Loss) (the “Termination Sum”) and upon receipt by the Associated Lessor of any applicable sums payable to it by the Associated Lessee as set out in the same clause, and subject to no Termination Event or Potential Termination Event being outstanding and/or having occurred and subject to the Security Coverage Ratio complying with the Asset Coverage Threshold (as each such term is defined in the Associated Charter) applicable at the time pursuant to Clause 59.2 (Security Coverage Ratio) of the Associated Charter (including in each case on, before or after the release and transfer referred to below), the Lessor shall:

(a)
procure the release of the Mortgage and all other Liens created by the Lessor on the Vessel and the other security created pursuant to the Operative Documents in relation to the Vessel and this Charter (and if they relate to both the Vessel and the Associated Vessel, and/or to both this Charter and the Associated Charter, only insofar as they relate to the Vessel and this Charter); and

(b)	save where the Vessel is a Total Loss, transfer title to the Vessel to the Lessee or its nominee pursuant to Clause 67 (Transfer of title).

66.4	Failure to pay Termination Sum at all or within a given period

If within ten (10) Business Days of the Total Loss Payment Date or the Termination Sum Payment Date (as the case may be), (a) the Lessee fails to pay the Termination Sum and/or (b) the Associated Lessee fails to pay the Associated Lessor any applicable sums payable to the Associated Lessor at the time under the Associated Charter and/or (c) a Termination Event or a Potential Termination Event is outstanding and/or (d) the Security Coverage Ratio does not comply with the Asset Coverage Threshold (as each such term is defined in the Associated Charter) applicable at the time pursuant to Clause 59.2 (Security Coverage Ratio) of the Associated Charter, the Lessor shall be entitled, after the expiry of such ten (10) Business Days’ period (without further notice to the Lessee), to (i) retain the Vessel and continue to have a claim against the Lessee for an amount equal to the applicable Termination Sum and/or (ii) to sell the Vessel to a third party on an arms-length basis, subject to the proceeds of such sale being applied in accordance with the terms of the Security Trust Deed.

67	Application of proceeds

67.1	Partial payments

(a)
If the Lessor receives a payment that is insufficient to discharge all the amounts then due and payable by an Obligor under the Operative Documents, the Lessor shall apply that payment towards the obligations of that Obligor under the Operative Documents in the following order:

(i)	first, in or towards payment pro rata of any unpaid amount owing to any Creditor Party under the Operative Documents (other than as provided in paragraphs (a)(ii) and (a)(iii) below);

(ii)	secondly, in or towards payment pro rata of any accrued interest, fee or commission due but unpaid under the Operative Documents; and

(iii)	thirdly, in or towards payment pro rata of any principal due but unpaid under this Charter.

67.2	Currency Conversion

(a)
For the purpose of, or pending the discharge of, any of the Outstanding Indebtedness the Lessor may convert any moneys received or recovered by the Lessor from one currency to another, at the spot rate at which the Lessor is able to purchase the currency in which the Outstanding Indebtedness are due with the amount received.

(b)	The obligations of any Relevant Party to pay in the due currency shall only be satisfied to the extent of the amount of the due currency purchased after deducting the costs of conversion.

67.3	Permitted Deductions

The Lessor shall be entitled (a) to set aside by way of reserve amounts required to meet and (b) to make and pay, any deductions and withholdings (on account of taxes or otherwise) which it is or may be required by any applicable law to make from any distribution or payment made by it under this Charter, and to pay all taxes which may be assessed against it in respect of any of the Secured Property.

68	Transfer of title

Immediately upon receipt by the Lessor (and, if applicable, by the Associated Lessor) of the full sums referred to in Clause 49 (Illegality), Clause 50.3 (Payment of Increased Costs, indemnity sum or voluntary termination), Clause 64 (Purchase Option and Purchase Obligation) or Clause 66.2 (Payments on Termination Event or Total Loss) (as applicable) and subject to no Termination Event and no Potential Termination Event being outstanding and/or having occurred and subject to the Security Coverage Ratio complying with the Asset Coverage Threshold (as each such term is defined in the Associated Charter) applicable at the time pursuant to Clause 59.2 (Security Coverage Ratio) of the Associated Charter (including in each case on, before or after the release, transfer and other actions referred to below), the Lessor shall:

(a)
irrevocably and unconditionally procure the release of the Mortgage and all other Liens created by the Lessor on the Vessel and the other security created pursuant to the Operative Documents in relation to the Vessel and this Charter (and if they relate to both the Vessel and the Associated Vessel, and/or to both this Charter and the Associated Charter, only insofar as they relate to the Vessel and this Charter);

(b)	transfer all its right, title and interest in the Vessel to the Lessee or its nominee on the terms set out in paragraph (b) of Clause 65(b);

(c)	at the Lessee’s expense, execute in favour of, and deliver to, the Lessee:

(i)	a bill of sale in respect of the Vessel conveying the same title as was transferred to the Lessor pursuant to the Memorandum of Agreement; and

(ii)	any further documentation required by the Flag State so as to enable the Lessee to register title over the Vessel in its name; and

(d)	transfer to the Lessee or its nominee the benefit of all Vessel rights which it then holds.

69	Substitute Performance

69.1	Lessor’s right

(a)	If the Lessee fails to:

(i)	do, or cause to be done, anything which it is obliged to do, or cause to be done, under any of the Operative Documents; or

(ii)	make any payment which it is obliged to make under any of the Operative Documents (other than a payment to the Lessor),

the Lessor shall be at liberty to do, or cause to be done, that thing or make, or cause to be made, that payment itself.

(b)
The Lessee shall not cease to be in breach of any of its obligations under any of the Operative Documents by reason of anything done, or caused to be done, or any payment made, or caused to be made, by the Lessor pursuant to paragraph (a) above.

69.2	Costs

The Lessee shall:

(a)
pay to the Lessor all reasonable and duly documented expenses incurred by the Lessor in connection with its doing, or causing to be done, anything pursuant to paragraph (a) of Clause 69.1 (Lessor’s right); and

(b)
reimburse the Lessor for any such documented payment made, or caused to be made, by the Lessor together with interest at the Default Rate for the period starting on (and including) the date on which the demand was given by the Lessor and ending on (but excluding) the date on which the same is paid or reimbursed to the Lessor.

70	Further Assurances

Each of the Lessor (at no cost to it) and the Lessee shall promptly take such steps as the Lessor or the Lessee may deem necessary or appropriate to:

(a)	establish, maintain and protect the rights and remedies of the Lessor or the Lessee; and

(b)	carry out and effect the intent and purpose of the Operative Documents.

71	Assignment

(a)
Except in accordance with the terms of the Operative Documents, no Party may assign or transfer any of its rights or obligations under this Charter without the prior written consent of the other Party.

(b)
The Lessee hereby consents to any assignment and/or transfer by the Lessor and/or the Security Trustee of any of its rights under this Charter and under the other Operative Documents to the Security Agent (or any other Finance Party) pursuant to the Finance Documents and to the exercise of any of the rights of the Security Agent (or any other Finance Party).

(c)
Subject to paragraph (e) below, the Lessee further hereby consents to any assignment by the Lessor of any of its rights and/or transfer of any of its obligations under this Charter to any Affiliate of the Lessor provided that (i) any such assignment or transfer shall not result in any increased cost or liability for the Lessee under this Charter as a result of circumstances existing at the time of such assignment or transfer (as applicable) and (ii) the Lessor shall promptly notify the Lessee of such assignment and/or transfer.

(d)
Subject to paragraph (e) below, the Lessor may, with the prior written consent of the Lessee (such consent not to be unreasonably withheld or delayed), assign any of its rights and/or transfer any of its obligations under this Charter and/or under any other Operative Document to another person, provided that (i) any such assignment or transfer shall not result in any increased cost or liability for the Lessee under this Charter as a result of circumstances existing at the time of such assignment or transfer (as applicable) and (ii) the Lessor shall promptly notify the Lessee of such assignment and/or transfer.

(e)
At any time after the occurrence of a Termination Event, the Lessor may assign any of its rights and/or transfer any of its obligations under any Operative Document to any person without the consent of, and without notice to, the Lessee.

72	Disclosure of Information

At any time after the date of this Charter and during the Charter Period, each of the Lessor and the Lessee shall keep confidential and shall not, without the prior written consent of the other, disclose to any person:

(a)	the financial details of, or the transactions contemplated by, the Operative Documents; or

(b)	any information provided pursuant to any of the Operative Documents,

provided that the Parties may disclose any such information without the other Party’s consent:

(i)	to any person to the extent required for the purpose of any litigation, arbitration or regulatory proceedings or procedure;

(ii)
to any person (including but not limited to any investor and potential investor of the Relevant Party or any party entitled under the Operative Documents or Finance Document) to whom, and to the extent that, information is required to be disclosed by any applicable law, regulation, decree or rule of any jurisdiction, governmental order or stock exchange and/or securities and exchange commission (including, but not limited to, the US Securities and Exchange Commission Rule or the Nasdaq Rules);

(iii)	to any Governmental Agency;

(iv)	to the Finance Parties, to the Creditor Parties or any other party to any of the Operative Documents;

(v)
to the auditors, legal or insurance advisors, underwriters or brokers or any professional service provider of the Lessor, the Lessee or of any of the persons listed in paragraph (iv) above who shall be instructed to maintain the confidentiality of any information supplied to them;

(vi)	to the Lessor Account Bank or the Account Bank;

(vii)	to any employee, officer or shareholder of the Lessor, any other Creditor Party, the Lessee or any Relevant Party; or

(viii)	in any manner contemplated by any of the Operative Documents.

73	Notices

73.1	Communications in writing

Any communication to be made under or in connection with this Charter shall be made in writing and, unless otherwise stated, may be made by letter or (under Clause 73.4 (Electronic communication)) email.

73.2	Addresses

The address and email address (and the department or officer, if any, for whose attention the communication is to be made) of each Party for any communication or document to be made or delivered under or in connection with this Charter are as follows:

(a)	If to the Lessor at:

c/o Neptune Maritime Leasing Limited
8 Akadimias Street
10671 Athens
Greece

Attn:
Email:

(b)	If to the Lessee at:

Cretansea Maritime Co.

c/o 154 Vouliagmenis Avenue
166 74 Glyfada
Greece

Attention:
Tel:
Email:

or to any substitute address, email address or department or officer as the relevant Party may notify to the other Party by not less than five (5) Business Days’ prior notice in writing.

73.3	Delivery

Any communication or document made or delivered by one Party to the other Party under or in connection with this Charter will only be effective:

(a)	if by way of letter, when it has been left at the relevant address or five (5) Business Days after being deposited in the post postage prepaid in an envelope addressed to it at that address; or

(b)	if by way of email, if it complies with the rules under Clause 73.4 (Electronic communication),

and, if a particular department or officer is specified as part of its address details provided under Clause 73.2 (Addresses), if addressed to that department or officer.

73.4	Electronic communication

(a)	Any communication to be made between the Parties under or in connection with this Charter may be made by electronic mail or other electronic means, and the Parties hereby agree:

(i)	that, unless and until notified to the contrary, this is to be an accepted form of communication;

(ii)	to notify each other in writing of their electronic mail address and/or any other information required to enable the sending and receipt of information by that means; and

(iii)	to notify each other of any change to their address or any other such information supplied by them.

(b)	Any electronic communication made by one Party to another Party will be effective when it is sent by the sender Party unless the sender Party receives a message indicating failed delivery.

(c)
A Party shall notify the other Party promptly upon becoming aware that its electronic mail system or other electronic means of communication cannot be used due to technical failure (and that failure is or is likely to be continuing for more than 24 hours). Until that Party has notified the other Party that the failure has been remedied, all notices between the Parties shall be sent by letter in accordance with this Clause 73.

73.5	English language

(a)	Any notice given under or in connection with this Charter must be in English.

(b)	All other documents provided under or in connection with this Charter must be:

(i)	in English; or

(ii)
if not in English, and if so required by the Lessor accompanied by a certified (by an attorney-at-law) English translation and, in this case, the English translation will prevail unless the document is a constitutional, statutory or other official document.

74	Partial Invalidity

If, at any time, any provision of this Charter is or becomes illegal, invalid or unenforceable in any respect under any law of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions nor the legality, validity or enforceability of such provision under the law of any other jurisdiction will in any way be affected or impaired.

75	Remedies and Waivers

No failure to exercise, nor any delay in exercising, on the part of the Lessor, any right or remedy under this Charter shall operate as a waiver, nor shall any single or partial exercise of any right or remedy prevent any further or other exercise or the exercise of any other right or remedy.  The rights and remedies provided in this Charter are cumulative and not exclusive of any rights or remedies provided by law.

76	Amendments and Waivers

Any term of this Charter may be amended or waived only with the consent of the Lessor.

77	Contractual Recognition of Bail-In

Notwithstanding any other term of any Operative Document or any other agreement, arrangement or understanding between the Parties, each Party (and any other Relevant Party who is a party to any other Operative Document to which this clause is expressed by the terms of that other Operative Document to apply) acknowledges and accepts that any liability of the Lessor and/or the Security Trustee to any Relevant Party under or in connection with the Operative Documents may be subject to Bail-In Action by the relevant Resolution Authority and acknowledges and accepts to be bound by the effect of:

(a)	any Bail-In Action in relation to any such liability, including (without limitation):

(i)	a reduction, in full or in part, in the principal amount, or outstanding amount due (including any accrued but unpaid interest) in respect of any such liability;

(ii)	a conversion of all, or part of, any such liability into shares or other instruments of ownership that may be issued to, or conferred on, it; and

(iii)	a cancellation of any such liability; and

(b)	a variation of any term of any Operative Document to the extent necessary to give effect to any Bail-In Action in relation to any such liability.

In this Clause 77:

Article 55 BRRD means Article 55 of Directive 2014/59/EU establishing a framework for the recovery and resolution of credit institutions and investment firms.

Bail-In Action means the exercise of any Write-down and Conversion Powers.

Bail-In Legislation means:

(a)
in relation to an EEA Member Country which has implemented, or which at any time implements, Article 55 BRRD, the relevant implementing law or regulation as described in the EU Bail-In Legislation Schedule from time to time;

(b)	in relation to the United Kingdom, the UK Bail-In Legislation; and

(c)
in relation to any other state other than such an EEA Member Country and the United Kingdom, any analogous law or regulation from time to time which requires contractual recognition of any Write-down and Conversion Powers contained in that law or regulation.

EEA Member Country means any member state of the European Union, Iceland, Liechtenstein and Norway.

EU Bail-In Legislation Schedule means the document described as such and published by the Loan Market Association (or any successor person) from time to time.

Resolution Authority means any body which has authority to exercise any Write-down and Conversion Powers.

UK Bail-In Legislation means Part I of the United Kingdom Banking Act 2009 and any other law or regulation applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (otherwise than through liquidation, administration or other insolvency proceedings).

Write-down and Conversion Powers means:

(a)
in relation to any Bail-In Legislation described in the EU Bail-In Legislation Schedule from time to time, the powers described as such in relation to that Bail-In Legislation in the EU Bail-In Legislation Schedule;

(b)	in relation to any other applicable Bail-In Legislation other than the UK Bail-In Legislation:

(i)
any powers under that Bail-In Legislation to cancel, transfer or dilute shares issued by a person that is a bank or investment firm or other financial institution or affiliate of a bank, investment firm or other financial institution, to cancel, reduce, modify or change the form of a liability of such a person or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers; and

(ii)	any similar or analogous powers under that Bail-In Legislation; and

(c)
in relation to any UK Bail-In Legislation, any powers under that UK Bail-In Legislation to cancel, transfer or dilute shares issued by a person that is a bank or investment firm or other financial institution or affiliate of a bank, investment firm or other financial institution, to cancel, reduce, modify or change the form of a liability of such a person or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that UK Bail-In Legislation that are related to or ancillary to any of those powers.

78	Counterparts

This Charter may be executed in any number of counterparts, and this has the same effect as if the signatures on the counterparts were on a single copy of this Charter.

79	Time of the Essence

Without prejudice to any grace periods contained in this Charter, the time stipulated in this Charter for all payments payable by the Lessee, and for the performance of the Lessee’s obligations under this Charter, will be of the essence of this Charter.

80	Governing Law

This Charter, and all non-contractual obligations arising from or in connection with this Charter, shall be governed by, and construed in accordance with, English law.

81	Survival of Terms

The Lessee’s and the Lessor’s rights and obligations under this Clause 81 and under Clauses 41 (Delivery of Vessel), 43 (Extent of Lessor’s Liability), 44 (Rent, Payments and Calculations), 45 (Costs and Expenses), 47 (Indemnities), 48 (Taxes), 63 (Termination Events), Clause 65 (Purchase of Vessel by Lessee), Clause 66 (Rights following a Termination Event) and paragraph (b) of Clause 67 (Transfer of Title) of this Charter and the rights of each Indemnitee and Tax Indemnitee under Clauses 47 (Indemnities) and 48 (Taxes), of this Charter shall survive any termination of the Charter Period or any termination of this Charter or any other Operative Document.

82	Enforcement

82.1	Jurisdiction of English courts

(a)
Subject to paragraph (c) below, the courts of England and Wales have exclusive jurisdiction to settle any dispute arising out of or in connection with this Charter (including any dispute relating to any non-contractual obligation arising from or in connection with this Charter and any dispute regarding the existence, validity or termination of this Charter) (a “Dispute”).

(b)
The parties to this Charter agree that the courts of England and Wales are the most appropriate and convenient courts to settle Disputes and accordingly no party to this Charter will argue to the contrary.

(c)
This Clause 82.1 is for the benefit of the Lessor only.  As a result, the Lessor shall not be prevented from taking proceedings relating to a Dispute in any other courts with jurisdiction.  To the extent allowed by law, the Lessor may take concurrent proceedings in any number of jurisdictions.

82.2	Appointment of process agent

The Lessee agrees that the documents which start any proceedings in relation to any Operative Document, and any other documents required to be served in connection with those proceedings, may be served on it by being delivered to Shoreside Agents Ltd, presently at 5 St Helen’s Place, London EC3A 6AB, England (Attn: Andrew Johnson, T: +44 (0)20 3771 8869, M: + 44 (0) 7591 440086, F: +44 (0)20 3771 8870) or to such other address in England and Wales as the Lessee may specify by notice in writing to the Lessor. Nothing in this Clause 82.2 shall affect the right of either Party to serve process in any other manner permitted by law. This Clause 82.2 applies to proceedings in England and proceedings elsewhere.

82.3	Waiver of immunities

To the extent that either Party has acquired or may, after the date of this Charter, acquire any immunity, with respect to itself and its revenues and assets (irrespective of their use or intended use), on the grounds of sovereignty or other similar grounds from:

(a)	suit;

(b)	jurisdiction of any court;

(c)	relief by way of injunction or order for specific performance or recovery of property;

(d)	attachment of its assets (whether before or after judgment); and

(e)
execution or enforcement of any judgment to which it or its revenues or assets might otherwise be entitled in any proceedings in the courts of any jurisdiction (and irrevocably agrees, to the extent permitted by applicable law, that it will not claim any immunity in any such proceedings), that Party irrevocably waives, to the extent permitted by applicable law, such immunity in respect of its obligations under this Charter.

IN WITNESS WHEREOF the Parties have caused this Charter to be duly executed as a deed and delivered on the date first above written.

Schedule 1
Conditions Precedent

Part I

Conditions Precedent to effectiveness of the Memorandum of Agreement and this Charter

1	Relevant Parties

(a)
A copy, certified as true copy by a director or an officer of each Relevant Party (other than a Third Party Manager) and each Subordinated Creditor, of the constitutional documents of each such Relevant Party and each Subordinated Creditor and its register of directors, register of members and register of mortgages and charges.

(b)
A copy, certified as true copy by a director or an officer of each Relevant Party (other than a Third Party Manager) and each Subordinated Creditor, of a resolution of the board of directors or a unanimous written resolution of the board of directors of each such Relevant Party and each Subordinated Creditor:

(i)
approving the terms of, and the transactions contemplated by, the Operative Documents to which it is a party and resolving that it executes, delivers and performs the Operative Documents to which it is a party;

(ii)	authorising a specified person or persons to execute the Operative Documents to which it is a party on its behalf;

(iii)
authorising a specified person or persons, on its behalf, to sign and/or despatch all documents and notices to be signed and/or despatched by it under or in connection with the Operative Documents to which it is a party; and

(iv)
in the case of the Guarantor or any other Relevant Party (other than a Third Party Manager) providing third party security, resolving that it is in its best interests to enter into the transactions contemplated by the Operative Documents to which it is a party.

(c)
A certificate of the Guarantor and the Associated Lessee (signed by a director) confirming that guaranteeing or securing, as appropriate, the obligations of any Relevant Party (other than a Third Party Manager) under the Operative Documents to which such Relevant Party is a party, would not cause any borrowing, guarantee, security or similar limit binding on any such Relevant Party to be exceeded.

(d)
If relevant, a copy, certified as true copy by a director or an officer of each Relevant Party (other than a Third Party Manager), of a resolutions signed by all the holders of the issued shares in each such Relevant Party (other than the Guarantor), approving the terms of, and the transactions contemplated by, the Operative Documents to which such Relevant Party is a party.

(e)
If relevant, a copy, certified as a true copy by a director or an officer of each Relevant Party (other than a Third Party Manager) and each Subordinated Creditor, of a power of attorney of each Relevant Party and each Subordinated Creditor.

(f)
A certificate of an authorised signatory of each Relevant Party (other than a Third Party Manager) and each Subordinated Creditor certifying that each copy document relating to it specified in this Schedule 1 is correct, complete and in full force and effect as at a date no earlier than the date of this Charter.

2	Operative Documents

The Memorandum of Agreement, this Charter, the Fee Letter, each Guarantee, the Share Pledge, any Subordination Deed, the Security Trust Deed, each duly executed by the relevant parties (other than the Lessor) thereto.

3	Legal Opinions

(a)	A draft legal opinion in relation to English law from Norton Rose Fulbright Greece satisfactory to the Lessor.

(b)	A draft legal opinion in relation to Marshall Islands law from Hill Dickinson International satisfactory to the Lessor.

(c)	Draft of any other legal opinion satisfactory to the Lessor as required by the Lessor.

4	“Know your customer” information

Such documentation and information as the Lessor may reasonably request to comply with “know your customer” or similar identification procedures under all laws and regulations applicable to each Relevant Party.

5	Copies of documents

A copy, certified as a true copy by a director of the Lessee, of each Management Agreement, the Hampton Bay Contract and any Sub-Charter.

6	Other documents and evidence

Evidence that any process agent referred to in clause 82.2 (Appointment of process agent) or any equivalent provision of any other Operative Document entered into on or before the Delivery Date, if not a Relevant Party, has accepted its appointment.

Part II

Conditions precedent to issuance of the Payment Notice
in respect of the Purchase Price

1	Corporate documents

A certificate from an authorised signatory of the Relevant Party confirming that the resolutions referred to in the certificate described in Schedule 1 remain in full force and effect and have not been amended, modified or revoked in any respect.

2	Operative Documents

The Manager’s Undertaking by each Manager, the Account Security, any Subordination Deed and the General Assignment together with all ancillary documents to be delivered pursuant thereto, each duly executed by the relevant parties (other than the Lessor) thereto.

3	Other documents and evidence

(a)
Copies, certified as true copies by a director of the Lessee, of all documents which the Lessor may reasonably require evidencing that all Authorisations with respect to or in connection with the registration of the Vessel under the laws of the Flag State have been taken or obtained.

(b)
A copy of any other Authorisation or other document, opinion or assurance which the Lessor considers to be necessary or desirable in connection with the entry into and performance of the transactions contemplated by any Operative Document or for the validity and enforceability of any Operative Document.

(c)
Evidence satisfactory to the Lessor that the Operating Account has been opened with the Account Bank and that the amount of $350,000 has been deposited in the Operating Account (or that the Lessee and the Lessor have agreed that such amount will be remitted by the Lessor to the Operating Account as part of the payment of the Purchase Price to the Lessee).

(d)	Documentary evidence showing that the Lessee is a wholly owned direct Subsidiary of the Guarantor.

(e)	Documentary evidence that:

(i)	prior to Delivery, there will be no Lien of any kind whatsoever on the Vessel, her earnings or insurance; and

(ii)	the required insurances for the Vessel with effect from the Delivery Date have been arranged through acceptable brokers and/or with acceptable underwriters.

4	Insurance

A satisfactory opinion from Willis Towers Watson or other insurance consultants approved by the Lessor on the insurances effected or to be effected on the Vessel pursuant to this Charter.

5	Fees

Evidence that any fee then due from the Lessee has been paid.

6	Manager

A copy, certified as a true copy by a director of the Technical Manager, of the Document of Compliance of the Technical Manager issued pursuant to the ISM Code.

7	Valuation Reports

Two valuation reports of the Vessel, each issued by an Approved Valuer in accordance with Clause 59.1 (Valuations), and being acceptable in all respects to the Lessor.

8	Legal Opinion

(a)	A draft legal opinion in relation to English law from Norton Rose Fulbright Greece satisfactory to the Lessor.

(b)	A draft legal opinion in relation to Marshall Islands law from Hill Dickinson International satisfactory to the Lessor.

(c)	A draft legal opinion in relation to German law from Norton Rose Fulbright Germany satisfactory to the Lessor.

(d)	Draft of any other legal opinion satisfactory to the Lessor as required by the Lessor.

Part III

Conditions precedent to Delivery

1	Purchase price under the Hampton Bay Contract

Evidence that the full purchase price of the Vessel under the Hampton Bay Contract will have been paid upon the Purchase Price being released in accordance with clause 4.2 (Payment) of the Memorandum of Agreement and that the Hampton Bay Seller will not have any Lien or other right to detain the Vessel.

2	Vessel requirements

(a)	An original of the Bills of Sale and an original Protocol of Delivery and Acceptance, as evidence that the Vessel has been delivered to, and accepted by, the Lessor under the Memorandum of Agreement.

(b)	An original Acceptance Certificate.

(c)	Evidence that the Vessel:

(i)
is (or will be, simultaneously with the release of the Purchase Price in accordance with clause 4.2 (Payment) of the Memorandum of Agreement) registered in the name of the Lessor under the laws of the Flag State free of Liens;

(ii)	is classed in accordance with Clause 56.10 (Maintenance of class; compliance with Authorisations);

(iii)	is insured in accordance with the provisions of Clause 58 (Insurance), and all requirements of Clause 58 (Insurance) in respect of such insurance have been complied with;

(iv)
is in possession of (or evidence satisfactory to the Lessor that the Lessee has duly applied to the relevant authorities for the issuance of) a valid International Air Pollution Prevention Certificate (IAPPC) under Annex VI (Regulations for the Prevention of Air Pollution from Ships) to MARPOL;

(v)
is in possession of (or evidence satisfactory to the Lessor that the Lessee has duly applied to the relevant authorities for the issuance of) a valid Safety Management Certificate under the ISM Code and a valid International Ship Security (ISS) Certificate; and

(vi)
is in possession of (or evidence satisfactory to the Lessor that the Lessee has duly applied to the relevant authorities for the issuance of) a certificate issued pursuant to Article 7 of the International Convention on Civil Liability for Bunker Oil Pollution Damage 2001.

3	Insurance

A satisfactory opinion from Willis Towers Watson or other insurance consultants approved by the Lessor on the Insurances.

4	Legal Opinions

(a)	A draft legal opinion in relation to English law from Norton Rose Fulbright Greece satisfactory to the Lessor.

(b)	A legal opinion in relation to Marshall Islands law from Hill Dickinson International satisfactory to the Lessor.

(c)	Any other legal opinion satisfactory to the Lessor as required by the Lessor.

Schedule 2
Form of Acceptance Certificate

To:               [•]

Dated:          [•]

Charter agreement dated [•] 2023 (the “Charter”) between NML Cretansea LLC (the “Lessor”) and Cretansea Maritime Co. (the “Lessee”) relating to the bulk carrier vessel named Cretansea (the “Vessel”)

1	We refer to the Charter. This is the Acceptance Certificate. Terms defined in the Charter shall have the same meaning in this Acceptance Certificate.

2	We confirm that today as at [•] hours ([•] time), is the Delivery Date.

3	We further confirm that, as at the date hereof:

(a)	the Purchase Price is $[•];

(b)	the Purchase Obligation Price is [•] and any other amount payable to the Lessee in accordance with Clause 64.3 (Purchase Obligation);

(c)	the Fixed Rent payable by the Lessee on each of the 60 Payment Dates is, $[●]; and

(d)	the Balloon Rental payable on the last Payment Date is $[•].

4	The Lessee further confirms that:

(a)
the Vessel was duly accepted by the Lessee in accordance with, and subject to the provisions of, the Charter. The execution and delivery of this Acceptance Certificate confirms the acceptance of the Vessel by the Lessee for all purposes of the Charter;

(b)	the Lessee became obliged to pay to the Lessor the amounts provided for in the Charter with respect to the Vessel;

(c)	the Vessel is insured in accordance with the Charter;

(d)
the representations and warranties contained in Clause 51.1 (Lessee representations) of the Charter are true by reference to the facts and circumstances existing at the date of this Acceptance Certificate;

(e)	[there has been affixed to the Vessel the notice required by Clause 57.5 (Copy of Mortgage) of the Charter;] and

(f)	no Potential Termination Event or Termination Event has occurred and is continuing.

The Lessor	The Lessee

For and on behalf of	For and on behalf of

NML Cretansea LLC	Cretansea Maritime Co.

By:	By:
Name:	Name:
Title:	Title:

EXECUTED BY THE PARTIES

The Lessor
For and on behalf of	)	/s/ Athanasios Voudris
NML CRETANSEA LLC	)	Attorney-in-fact
and SIGNED by Athanasios Voudris	)
as attorney-in-fact	)

in the presence of:

/s/ Pericles Lynoudis
Witness
Name: Pericles Lynoudis
Address: Athens, Greece
Occupation:

The Lessee

EXECUTED as a DEED	)	/s/ Stavros Gyftakis
for and on behalf of	)	Attorney-in-fact
CRETANSEA MARITIME CO.	)
and SIGNED by Stavros Gyftakis	)
as attorney-in-fact	)

in the presence of:

/s/ Maria Moschopoulou
Witness
Name: Maria Moschopoulou
Address: 154 Vouliagmenis Avenue 16674 Glyfada, Athens Greece
Occupation: Attorney-in-fact